                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ______________

                            SUN HILL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

   Delaware                          5112                        060916732
--------------------------------------------------------------------------------
(State or Other                (Primary Standard            (I.R.S. Employer
Jurisdiction of            Industrial Classification        Identification No.)
Incorporation                    Code Number)
or Organization)

        48 Union Street, Stamford, Connecticut 06906-1329, (203) 324-7550
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

        48 Union Street, Stamford, Connecticut 06906-1329, (203) 324-7550
--------------------------------------------------------------------------------
                   (Address of Principal Place of Business or
                     Intended Principal Place of Business)

                               Mr. Benson Zinbarg,
                                    President
                            Sun Hill Industries, Inc.
                                48 Union Street,
                           Stamford, Connecticut 06906
                        Telephone Number: (203) 324-7550
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

    Paul V. Greco, Esq.                                Steven Wasserman, Esq.
       Aieta & Greco                                 Bernstein & Wasserman, LLP
73 Spring Street, Suite 601                         950 Third Avenue, 10th Floor
  New York, New York 10012                            New York, New York 10022
    Tel. (212) 334-1222                                  Tel. (212) 826-0730
     Fax (212) 334-1278                                  Fax (212) 371-4730

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
 Title of Each Class      Amount to be        Proposed Maximum      Proposed Maximum         Amount of
 of Securities to be       Registered        Offering Price Per    Aggregate Offering     Registration Fee
     Registered                                    Unit(1)              Price(1)
-------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share...............   1,150,000 shares(2)          $4.00              $4,600,000            $1,586.21
-------------------------------------------------------------------------------------------------------------
Class A Redeemable
Common Stock
Purchase
Warrants............   2,300,000 warrants(3)        $.25                $575,000              $ 198.28
-------------------------------------------------------------------------------------------------------------
Common Stock
Underlying Class A
Redeemable Common
Stock Purchase
Warrants............   2,300,000 shares(4)          $4.50              $10,350,000           $3,568.97
-------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share...............    600,000 shares(5)           $4.00              $2,400,000             $ 827.59
-------------------------------------------------------------------------------------------------------------
Underwriter's
Purchase
Option..............   100,000 Options(6)           $.001                $100.00                $.03
-------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share, underlying

the Underwriter's
Purchase
Option..............    100,000 shares(6)           $4.80               $480,000              $ 165.52
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Class A Redeemable
Common Stock
Purchase Warrants
underlying the
Underwriter's                                       $.30                 $60,000
Purchase Option.....    200,000 warrants(6)                                                   $ 20.69
-------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per
share, underlying the
Class A Redeemable
Common Stock
Purchase Warrants
contained in the
Underwriter's
Purchase Option.....    200,000 shares(6)           $4.50               $900,000              $ 310.34
-------------------------------------------------------------------------------------------------------------
TOTAL...............           -----                ------                 -----              $6,677.63
                                                                                              --------
=============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457
(2) Includes 150,000 shares of Common Stock issuable upon exercise of the Underwriter's Over-Allotment Option.
(3) Includes 300,000 warrants issuable upon exercise of the Underwriter's Over-Allotment Option.
(4) Includes 300,000 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Underwriter's Over-Allotment Option.
(5) Represents shares of Common Stock offered by the Initial Selling Securityholder and the Subsequent Selling Securityholder.
(6) Pursuant to Rule 416, there is also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Underwriter's Purchase Option.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                            SUN HILL INDUSTRIES, INC.
              Cross Reference Sheet for Prospectus Under Form SB-2

Form SB-2 Item No. and Caption               Caption or Location in Prospectus
------------------------------               ---------------------------------

1. Forepart of Registration Statement
     and Outside Front Cover of Prospectus   Cover Page; Cross Reference
                                             Sheet; Outside Sheet; Outside
                                             Front Cover Page of Prospectus

2. Inside Front and Outside Back Cover
     Pages of Prospectus .................   Inside Front and Outside Back
                                             Cover Pages of Prospectus

3. Summary Information and Risk Factors ..   Prospectus Summary; Risk Factors

4. Use of Proceeds .......................   Use of Proceeds

5. Determination of Offering Price .......   Cover Page; Risk Factors

6. Dilution ..............................   Dilution

7. Selling Securityholders ...............   Selling Securityholders

8. Plan of Distribution ..................   Outside Front Cover Page of
                                             Prospectus; Selling
                                             Securityholders; Underwriting

9. Legal Proceedings .....................   Business

10. Directors, Executive Officers,
     Promoters and Control Persons .......   Management

11. Security Ownership of Certain
     Beneficial Owners and Management ....   Principal Securityholders

12. Description of Securities ............   Description of Securities

13. Interest of Named Experts and Counsel    *

14. Disclosure of Commission Position
     on Indemnification for Securities Act
     Liabilities .........................   Undertakings

15. Organization within Last Five Years ..   *

16. Description of Business ..............   Prospectus Summary; Business

17. Management's Discussion and
     Analysis or Plan of Operation .......   Management's Discussion and
                                             Analysis of Financial Condition

                                             and Results of Operations

18. Description of Property ..............   Business - Facilities

19. Certain Relationships and Related
     Transactions ........................   Management - Certain Transactions

20. Market for Common Equity and
     Related Stockholder Matters .........   Outside Front Cover Page of
                                             Prospectus; Description of
                                             Securities; Shares Eligible for
                                             Future Sale

21. Executive Compensation ...............   Management - Executive Compensation

22. Financial Statements .................   Financial Statements

23. Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosure ................   *

----
* Not applicable or answer is negative.

                            SUN HILL INDUSTRIES, INC.

                         1,100,00 Shares of Common Stock
           2,000,000 Class A Redeemable Common Stock Purchase Warrants

      Sun Hill Industries, Inc., a Delaware corporation (the "Company"), is offering for sale 1,000,000 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock") at $4.00 per Share and 2,000,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") at $.25 per warrant. See "Risk Factors" and "Description of Securities." The Risk Factor Section begins on page 11 of this Prospectus.

      This offering also includes 100,000 shares of Common Stock (hereinafter, the "Initial Selling Securityholder Shares") which are owned by the Kookeroonie Trust (hereinafter, the "Initial Selling Securityholder"), a trust previously established in December 1993 for the benefit of the family of Mr. Benson Zinbarg, the President, Chief Executive Officer and Chief Financial Officer of the Company. The Company will not receive the proceeds of the sale of the Initial Selling Securityholder Shares. The Initial Selling Securityholder will receive the proceeds from the sale of the securities to be offered by the Initial Selling Securityholder. See "Selling Securityholders."

      AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" AND "RISK FACTORS."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                            Proceeds to
                                          Underwriting                      the Initial
                                          Discounts and     Proceeds to       Selling
                        Price to Public   Commissions(1)    the Company(2) Securityholder
------------------------------------------------------------------------------------------
Per Share Offered
by the Company .......  $     4.00          $    .40          $     3.60           --
Per Warrant Offered
by the Company .......  $      .25          $   .025          $     .225           --
Total Offered
by the Company .......  $4,500,000          $450,000          $4,050,000           --
Per Share Offered
by the Initial Selling
Securityholder .......  $     4.00          $    .40                --         $   3.60
Total Offered by the
Initial Selling
Securityholder .......  $  400,000          $ 40,000                --         $360,000

TOTAL(3) .............  $4,900,000          $490,000.         $4,050,000       $360,000
------------------------------------------------------------------------------------------

                                               (See Footnotes on Following Page)

                           BILTMORE SECURITIES, INC.
                The date of this Prospectus is ______ __, 1996

(1) Does not include additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the offering ($147,000, or $167,250 if the Underwriter's Over-Allotment Option (as defined below) is exercised in full) and (ii) options exercisable for a period of four years commencing one year after the Effective Date entitling the Underwriter to purchase 100,000 shares of Common Stock at $4.80 per Share and 200,000 Class A Warrants at $.30 per warrant (the "Underwriter's Purchase Option"). In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses of the offering payable by the Company, estimated at $250,000, excluding the Underwriter's non-accountable expense allowance.
(3) The Company has granted the Underwriter an option, exercisable within 30 days from the Effective Date to purchase up to 150,000 additional shares of Common Stock and 300,000 additional Class A Warrants upon the same terms and conditions as set forth above solely to cover over-allotments, if any ("Underwriter's Over-Allotment Option"). If the Underwriter's Over-Allotment Option is exercised in full, the total Price to Public, excluding the sale by the Initial Selling Securityholder will be $5,175,000, Underwriting Discounts and Commissions will be $517,500 and Proceeds to the Company will be $4,657,500. See "Underwriting."

      The Shares, the Initial Selling Securityholder Shares and the Class A Warrants are offered separately and may be independently transferred and traded immediately upon the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). Each Class A Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share for a period of four years commencing one year after the Effective Date. The Class A Warrants are subject to redemption by the Company upon 30 days prior written notice thereof (the "Redemption Notice") at any time after ______ __, 1997 at $.01 per Class A Warrant if the closing bid price per share of the Common Stock has equaled or exceeded $7.00 for 20 consecutive trading days ending within five days of the Company's Redemption Notice. The exercise price and exercise date of the Class A Warrants are subject to adjustment under certain circumstances including, without limitation, the recapitalization or reorganization of the Company and certain corporate combinations. See "Description of Securities." It is currently anticipated that the initial offering price of the Shares and the Initial Selling Securityholder Shares will be $4.00 per Share and that the initial offering price of the Class A Warrants will be $.25 per warrant. The offering price of the Shares, the Initial Selling Securityholder Shares and the Class A Warrants as well as the exercise price of the Class A Warrants were determined arbitrarily by the Company and Biltmore Securities, Inc. ("Biltmore"), the underwriter of this offering (the "Underwriter") and are not necessarily related to the Company's assets, book value, net worth or any other established criteria of value. See "Risk Factors" and "Underwriting." The Company will receive the proceeds (net of certain expenses) of its offering of the Shares and the Class A Warrants, including the proceeds from the exercise, if any, of the Class A Warrants. See "Use of Proceeds." Upon completion of the Company's public offering, management will own an aggregate of 57.4% (54% if the Over-Allotment Option, as hereinafter defined, is exercised in full) of the then outstanding Common Stock of the Company.

      The Shares, the Class A Warrants and the Initial Selling Securityholder Shares are offered by the Underwriter on a "firm commitment" basis when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of the certificates representing the Shares, the Class A Warrants and the Initial Selling Securityholder Shares will be made on or about _____ __, 19__.

      The Registration Statement of which this Prospectus forms a part also relates to the offer and sale of an additional 500,000 shares of Common Stock (the "Subsequent Selling Securityholder Shares") which are owned by Mr. Benson Zinbarg, the Company's founder, President, Chief Executive Officer and Chief Financial Officer (the "Subsequent Selling Securityholder") under an Alternate Prospectus. The Subsequent Selling Securityholder Shares may be sold commencing eighteen (18) months from the date of this Prospectus subject to earlier release at the sole discretion of the Underwriter. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the shares held by the Subsequent Selling Securityholder at any time after all shares subject to the Underwriter's Over-Allotment Option (as hereinafter defined) have been sold or such option has expired. The Underwriter's Over-Allotment Option period will expire thirty (30) days following the date of this Prospectus. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling stockholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment period. The resale of the securities held by the Subsequent Selling Securityholder is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. Additionally, the Initial Selling Securityholder and the Subsequent Selling Securityholder may be deemed to be underwriters under the Securities Act. See "Selling Securityholders." The Company will not receive the proceeds of any sale of such securities by the Subsequent Selling Securityholder. The Subsequent Selling Securityholder will receive the proceeds from the sale, if any, of the securities to be offered by the Subsequent Selling Securityholder. Except as otherwise set forth herein, the costs incurred in connection with the registration of such securities are to be borne by the Company. See "Selling Securityholders."

      Prior to this offering, there has been no public market for the Common Stock or the Class A Warrants, and no assurance may be given that a public market will develop following the completion of the offering or that, if any such market does develop, it will be sustained. The Company has applied to have its Common Stock and the Class A Warrants listed for quotation on the NASDAQ SmallCap MarketSM ("NASDAQ") under the proposed symbols "SUNC" and "SUNW," respectively. There can be no assurance given that the Company will qualify for the NASDAQ listings or, if it does so qualify, that it will be able to satisfy on a continuous basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors - No Assurances of Public Market or NASDAQ Listing," "Risk Factors - Penny Stock Regulations" and "Market for the Company's Securities and Other Related Stockholder Matters."

      The Company does not presently file reports and other information with the Securities and Exchange Commission ("Commission"). However, upon the effectiveness of this offering the Company will become subject to certain reporting requirements under the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such interim reports, in each case as it may determine to furnish or as may be required by law.

                              AVAILABLE INFORMATION

      The Company has filed with the Commission, in Washington, D.C., a Registration Statement on Form SB-2, pursuant to the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in said Registration Statement, and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the public reference facilities at prescribed rates. Pursuant to Release 33-7289, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company). The address for the Commission web site is (http://www.sec.gov).


      The Company intends to furnish its stockholders with annual reports containing audited financial statements and such interim reports as it deems appropriate and as may be required by law. The Company's fiscal year ends December 31st.

      The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits) by contacting the Company at Sun Hill Industries, Inc., 48 Union Street, Stamford, Connecticut 06906; telephone (203) 324-7550, Attention: President.

              _____________________________________________________

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR THE CLASS A WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      ALTHOUGH OTHER BROKER-DEALERS HAVE EXPRESSED AN INTENTION TO PARTICIPATE IN THE OFFERING, ALL OR A SIGNIFICANT NUMBER OF THE SHARES OF COMMON STOCK AND CLASS A WARRANTS TO BE SOLD IN THIS OFFERING MAY BE SOLD, IN THE ORDINARY COURSE OF BUSINESS, TO CUSTOMERS OF THE UNDERWRITER WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES. ALTHOUGH OTHER BROKER-DEALERS HAVE

EXPRESSED AN INTENTION TO MAKE A MARKET IN THE COMPANY'S SECURITIES FOLLOWING THE OFFERING, THERE CAN BE NO ASSURANCE THAT ANY OF SUCH BROKER-DEALERS WILL ACTUALLY COMMENCE SUCH MARKET-MAKING ACTIVITIES OR, IF COMMENCED, THAT SUCH ACTIVITIES WILL BE MAINTAINED. BASED UPON THE UNDERWRITER'S EXPERIENCE IN PAST OFFERINGS, IT IS EXPECTED THAT SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE COMMON STOCK AND/OR THE CLASS A WARRANTS THROUGH AND/OR WITH THE UNDERWRITER. NO AGREEMENTS OR UNDERSTANDINGS, WRITTEN OR ORAL, EXIST WITH RESPECT TO THE PURCHASE OR RESALE OF THE SECURITIES TO BE SOLD IN THIS OFFERING THROUGH OR WITH THE UNDERWRITER AND/OR ITS AFFILIATES.

      ALTHOUGH IT HAS NO LEGAL OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BE A DOMINATING INFLUENCE IN THE MARKET FOR THE SHARES OF COMMON STOCK AND THE CLASS A WARRANTS. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME OR FROM TIME TO TIME. THEREFORE, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. SEE "RISK FACTORS - NO ASSURANCE OF PUBLIC TRADING MARKET OR CONTINUED QUALIFICATION FOR NASDAQ LISTING." THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME.

SEE "RISK FACTORS LACK OF PRIOR MARKET FOR SECURITIES OF THE COMPANY" AND "UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES."

-------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

      The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by reference to more detailed information and the financial statements and notes thereto appearing elsewhere herein. Unless otherwise specified, all information in this Prospectus (i) assumes no exercise of (a) the Class A Warrants, (b) the Underwriter's Purchase Options or (c) options to purchase up to 750,000 shares of Common Stock at $4.00 per share, issuable under a stock option grant to Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer pursuant to the Company's 1996 Employee Consultant Stock Option Plan, if the Company's pre-tax earnings exceed specified amounts ("Employment Options"), and
(ii) gives effect to certain transactions effected immediately prior to the date of this Prospectus. See "Description of Securities," "Certain Transactions," "Underwriting" and "Management - Employment Agreements". Each prospective investor is urged to carefully read this Prospectus in its entirety, including but not limited to the Risk Factors.

                                   The Company

      Sun Hill Industries, Inc., a Delaware corporation (previously defined and hereinafter referred to as the "Company") was incorporated pursuant to the laws of the State of Delaware on October 9, 1996. The Company is the successor to Sun Hill Industries, Inc., a Connecticut corporation ("Sun Hill - Connecticut") which was incorporated pursuant to the laws of the State of Connecticut in 1974 for the purpose of making household plastic products of all kinds and varieties for the mail order industry. The Company was organized by Sun Hill - Connecticut to enable Sun Hill - Connecticut to merge with and into the Company in November 1996 in order to effectuate a reincorporation in the State of Delaware. See "The Company." Unless otherwise indicated, references made hereinafter to the Company include Sun Hill - Connecticut as the context may require.

      The Company's executive offices are located at 48 Union Street, Stamford, Connecticut 06906-1329. Its telephone number is (203) 324-7550.

                                  The Business

      The Company is principally a designer, manufacturer and distributor of Easter, Halloween and Christmas decorative and novelty merchandise. The Company's product lines include a broad range of indoor and outdoor decorative products for each of these holidays. Among the Company's products is the giant Stuff-A-Pumpkin orange leaf bag with a jack-o'-lantern design, which is part of its Halloween product line. For Easter, the Company produces Easter egg decorating kits and other related products, some of which incorporate licensed images of The Walt Disney Company ("Disney"), such as Winnie the Pooh, Mickey Mouse, 101 Dalmatians and Pocahontas. Recently the Company has reached an agreement in principle with the Children's Television Workshop ("CTW") for a license from CTW to incorporate certain of the Sesame Street character images, such as Bert, Ernie, Big Bird, Cookie Monster and Elmo, into its holiday product lines. The Company also sells a line of stationery products. The Company sells its products principally throughout the United States and Canada to many of the large and small retail chains, mail order organizations and specialty stores. See "Business."

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                  The Offering
Securities Offered by the Company
    Common Stock....................    1,000,000 Shares.

    Class A Warrants.................   2,000,000 Warrants. Each Class A Warrant
                                                  entitles the holder thereof to
                                                  purchase one share of Common
                                                  Stock at an exercise price of
                                                  $4.50 per share for a period
                                                  of four years commencing one
                                                  year after the Effective Date
                                                  and terminating on the earlier
                                                  of its expiration date on
                                                  _____ __, 19__ or the prior
                                                  redemption thereof by the
                                                  Company. See "Description of
                                                  Securities."

Securities Offered by the
Initial Selling Securityholder and
the Subsequent Selling Securityholder
          Common Stock...............   600,000 Shares

Securities Outstanding Prior to the
Company's Offering:
     Common Stock...................    1,350,000 Shares

Securities Outstanding After the
Company's Offering
     Common Stock(1)...............     2,350,000    Shares
     Class A Warrants(2)...........     2,000,000    Warrants

Proposed NASDAQ SmallCap MarketSM

Symbols(3):
     Common Stock....................   SUNC
     Class A  Warrants...............   SUNW

----------

(1) Does not include (a) 2,000,000 shares of Common Stock issuable upon exercise of Class A Warrants; (b) 450,000 shares of Common Stock issuable upon the exercise of the Underwriter's Over-Allotment Option and the Class A Warrants contained therein; (c) 300,000 shares of Common Stock issuable upon exercise of the Underwriter's Purchase Options and the Class A Warrants contained therein; (d) 950,000 shares of Common Stock reserved for issuance pursuant to the Company's 1996 Employee - Consultant Stock Option Plan and the Company's 1996 Non-Employee Director Stock Option Plan. See "Description of Securities," "Certain Transactions," "Executive Compensation" and "Underwriting."
(2) Does not include the issuance of (a) 300,000 Class A Warrants issuable upon exercise of the Underwriter's Over-Allotment Option; or (b) 200,000 Class A Warrants issuable upon exercise of the Underwriter's Purchase Option. See "Underwriting" and "Description of Securities."

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(3) The Company has applied to have its Common Stock and the Class A Warrants listed for quotation on NASDAQ under the proposed symbols "SUNC" and "SUNW," respectively. There can be no assurance given that the Company will be able to satisfy the requirements for quotation of such securities on NASDAQ or, that if it does so qualify, that it will be able to satisfy on a continuous basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors" and "Market for the Company's Securities and Other Related Stockholder Matters."

                                  Risk Factors

     An investment in any of the securities being offered hereby is highly speculative and involves substantial risks including, but not limited to, the Company's current seasonal nature of operations, certain licenses subject to termination or non-renewal, a pledge of substantially all of the Company's assets in connection with a revolving credit facility, ongoing capital requirements, the potential need for additional financing, the Company's reliance on management, "penny stock" regulations, the Underwriter's influence on the market, industry competition, lack of assurance with respect to quotation of any of the Company's securities on NASDAQ (or any other quotation market or exchange), lack of cash dividends and dilution. See "Risk Factors," "Business," "Dilution," "Market for the Company's Securities and Other Related Stockholder Matters" and "Underwriting."

                                 Use of Proceeds

      The Company will receive net proceeds of its offer and sale of the Shares and the Class A Warrants and may receive the proceeds from the exercise of the Class A Warrants. The Company intends to use the net proceeds from its offering of the Shares and the Class A Warrants for the following: (i) general working capital purposes, (ii) repayment of approximately $1,000,000 in bank indebtednesss; (iii) product development and (iv) acquisitions. The Company will not receive any of the proceeds from the reoffer and resale of the Common Stock or the Class A Warrants by subsequent holders thereof. Further, the Company will not receive any of the proceeds from the sale of shares of Common Stock by the Initial Sellling Securityholder and the Subsequent Selling Securityholder. See "Risk Factors - Use of Proceeds Subject to Management Discretion," "Use of Proceeds," "Business," "Certain Transactions" and "Descriptions of Securities."

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                                       8

-------------------------------------------------------------------------------
                          Summary Financial Information

      The following summary of selected financial information concerning the Company, other than "As Adjusted" information reflecting the Company's receipt and use of the net proceeds of its public offering (see "Use of Proceeds"), has been derived from the financial statements (including the related notes thereto) of the Company included elsewhere in this Prospectus (the "Financial Statements"). This information should be read in conjunction with the Financial Statements and the section hereof entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." The financial information presented below for each of the fiscal years ended December 31, 1995 and December 31, 1994 has been derived from audited financial statements. The financial information presented below for each of the eight month periods ended August 31, 1996 and August 31, 1995 is unaudited, but in the opinion of management of the Company, includes all adjustments necessary for a fair presentation of the results of operations of the Company for the interim periods presented.

                                    At December 31, 1995
                                    --------------------
Balance Sheet Data
     Working Capital(1) ...             $   735,894
     Total Assets .........               6,442,121
     Total Liabilities ....               5,305,606
     Stockholders Equity(2)               1,136,515

                                              At August 31, 1996
                                              ------------------
                                           Actual   As Adjusted (3)
                                           ------   ---------------
Balance Sheet Data
     Working Capital(1) ...             $ 1,298,145  $ 4,738,145
     Total Assets .........               8,005,764   10,445,764
     Total Liabilities ....               6,357,246    5,357,246
     Stockholders Equity(2)               1,648,518    5,088,518

                                       Eight Months Ended August 31,
                                       -----------------------------
                                            1996         1995
                                            ----         ----
Statement of Operations Data

     Sales - Net .....................  $ 8,401,338  $ 7,953,006
     Gross Profit ....................    3,236,875    2,929,945
     Income from Operations ..........      764,949      528,588
     Net Income ......................      512,003      305,163
     Pro Forma Net Income ............      353,954
     Pro Forma Earnings Per Share ....          .26
     Weighted Average Number of Common
     Shares Outstanding ..............    1,350,000

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                                       9

-------------------------------------------------------------------------------
                                              December 31,
                                              ------------
                                            1995         1994
                                            ----         ----
Statement of Operations Data
     Sales - Net .....................  $11,372,979  $10,135,823
     Gross Profit ....................    4,284,955    4,151,157
     Income from Operations ..........      392,226      421,258
     Net Income ......................      173,941      190,361
     Pro Forma Net Income ............      113,445
     Pro Forma Earnings Per Share ....          .08
     Weighted Average Number of Common
     Shares Outstanding ..............    1,350,000

----------
(1) Working Capital represents total current assets less total current liabilities.
(2) Gives retroactive effect to the issuance by the Company of an aggregate of 1,350,000 shares of Common Stock to the stockholders of Sun Hill - Connecticut in connection with the merger of Sun Hill - Connecticut with and into the Company effective as of November , 1996.
(3) Gives effect to: (a) the sale of the Shares and the Class A Warrants by the Company; and (b) the receipt and use of the estimated net proceeds of the Company's public offering of the Shares and the Class A Warrants. Assumes no exercise of: (i) the Class A Warrants; (ii) the Underwriter's Over-Allotment Option (or the Class A Warrants issuable upon the exercise thereof); or (iii) the Underwriter's Purchase Option (or the Class A Warrants issuable upon exercise thereof). See "Prospectus Summary - The Offering," "Prospectus Summary - Use of Proceeds," "Risk Factors - Use of Proceeds Subject to Management Discretion," "Use of Proceeds" and "Description of Securities."

-------------------------------------------------------------------------------

                                  RISK FACTORS

      THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SUCH SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, THE NOTES THERETO AND THE DOCUMENTS REFERENCED HEREIN. THE FOLLOWING IS NOT INTENDED AS, AND SHOULD NOT BE CONSIDERED, AN EXHAUSTIVE LIST.

Current Seasonal Nature of Operations

      Due to the seasonal nature of the Company's business and varying product lines, during the months of March, April, May and June, the Company expends substantial sums for manufacture and inventory supply and generally has nominal sales during this period. These capital intensive activities leave the Company with a low working capital cash reserve during the calendar months of July, August and September, during which period the Company is also borrowing a significant portion of the credit available from its credit facility with First Union Bank of Connecticut ("First Union"). Consequently, if the Company were to experience an unforeseen adverse event requiring utilization of significant working capital during such time period, any such expenditure may have a material adverse effect on the Company's business and operations. See "Business
- Business Strategy Acquisitions."

Certain License Agreements Subject
to Termination and Non-Renewal

      Since 1981, the Company has licensed from Disney the images, names and graphic representations of certain Disney characters in connection with several of its Easter line of products for sale in distribution in the United States and Canada. Currently, the Company utilizes the following licensed images of Disney
- Mickey Mouse, Minnie Mouse, Donald Duck, Pluto, Goofy, the Hunchback of Notre Dame, 101 Dalmatians, Winnie the Pooh and Pocahantas. The licenses with Disney provide for (i) payment of sales royalties and, in some instances, guarantees of minimum sales royalties; (ii) Disney's subjective approval of all products incorporating the Disney images and representations, and (iii) termination by Disney in the event of, among other things: (A) the Company's failure to manufacture and distribute the articles as provided in each Disney license; (B) a material breach by the Company which, after notice, remains uncured; (C) the Company's sale of articles incorporating Disney's character images which have not received Disney's approval or (D) unauthorized sales of licensed and approved articles outside of the Company's authorized territory. Further, the Disney license agreements also provide that Disney is not obligated to renew any license and if Disney terminates any one license "for cause," (as above described) it may terminate several or all of its other licenses with the Company.

      For the years ended December 31, 1995 and December 31, 1994, sales revenues derived from the Company's sale of products incorporating the Disney images were $2,500,000 and $2,034,000, respectively. For the fiscal years 1995 and 1994, these amounts represented 22% and 20%, respectively, of the Company's total sales revenue. Although the Company's relations with Disney have been good and the Company has not experienced any difficulties in meeting required minimum royalty payments or complying with the Disney approval process, no assurance can be given that such relations will continue as they have previously or that Disney will continue to approve the Company's products. Any disapprovals of the Company's products by Disney, or the termination of several or all of the Company's licenses with Disney, may have a material adverse effect on the business and operations of the Company. See "Business - Intellectual Property - Disney Licenses."

      In addition, in September 1996, the Company reached an agreement in principle with the Children's Television Workshop ("CTW") for a license from CTW to incorporate the images and representations of certain of its Sesame Street Characters - Bert, Ernie, Big Bird, Cookie Monster and Elmo - on and in connection with the sale of certain of the Company's products. Although a written agreement has not yet been signed, and no assurance can be given that one will be signed, it is anticipated that any license agreement from CTW will have provisions which are similar to the provisions of the Company's licenses with Disney. No assurance can be given that any one or more of the Company's products will meet the approval of CTW or that, once approved, that they will not be revoked, or that disapproval will result in the termination of the Company's license with CTW. See "Business - Intellectual Property - CTW Licenses."

Competition and Low Barriers to Entry

      The Company competes for retail shelf space directly with holiday and novelty manufacturers, independent distributors as well as non-seasonal manufacturers. In some instances, the Company also competes with large retail chains who contract manufacture their own merchandise and who may place their own label thereon. Given the breadth of the Company's competitors as well as the low barriers to entry which exist in the sale of paper, plastic and cardboard merchandise, no assurance can be given that the Company can effectively compete in an environment in which both small, independent distributors as well as large, highly capitalized retail firms compete. See "Business - Competition."

Ongoing Capital Requirements

      The conduct of the Company's business and the continued implementation of its business plans and operations may require the availability of additional funds in the future. While the Company currently has no material commitments for capital or other expenditures, other than as set forth herein, it is the Company's intention to continue to implement the growth of its business and expand its operations. Although no assurance can be given, management expects cash flow from its operations to be sufficient to fund its operations as it has in the past. Although the Company does not currently anticipate that it will need the proceeds from the public offering (including the proceeds from the exercise of the Class A Warrants) to sustain its operations, it intends to utilize a significant portion of the proceeds for additional product development and acquisitions as well as for general business expansion purposes, any one or more of which may require additional financing in the future. There can be no assurance that the Company will be
able to successfully negotiate or obtain additional financing if such is required in the future. Nor can there be any assurance that, if available, such financing will be on commercially acceptable terms or shall be favorable or acceptable to the Company. The Company currently maintains a line of credit with First Union pursuant to which the Company may borrow up to $4,500,000. As of the date hereof, there is approximately $__________ outstanding thereunder, which amount the Company intends to repay with a portion of the proceeds of the public offering. In the event that the Company needs additional financing, the absence thereof or the lack of availability thereof on favorable terms could have a material adverse impact on the Company. See "Use of Proceeds," "The Company," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

Substantially All of the Company's Assets
Pledged As Collateral for Credit Facility

      Prior to 1989, the Company had maintained several lines of credit with various lending institutions. Since 1989, the Company has maintained a credit facility with First Union and its predecessors in interest. Currently, this credit facility enables the Company (i) to borrow up to $3,500,000 under a revolving credit arrangement for its short term working capital needs and (ii) up to an additional $1,000,000 for the issuance of letters of credit, banker's acceptances and foreign exchange contract support. As of the date of this Prospectus, the Company owes First Union $__________ from the money that it has borrowed from this credit facility. As security and collateral for the credit facility, the Company has pledged substantially all of its assets (including, but not limited to, inventory, equipment and accounts receivable) and Mr. Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer, has (i) personally guaranteed repayment of amounts drawn down on the credit line and (ii) supplied further security in the form of mortgages on the building in Stamford, Connecticut, where the Company's principal executive offices are located, and which building is owned by Mr Zinbarg and leased, in part, to the Company. See "Certain Transactions." Also, the credit facility agreement with First Union contains certain financial requirements relating to, among other things, tangible net worth and how current assets compare to current liabilities. Although it has never previously defaulted in its repayment obligations under the current credit facility with First Union, or its predecessors, the Company can provide no assurance that it can continue to meet its repayment obligations to First Union or comply with its financial requirements in the future. In fact, the Company has, on occasion, been in technical default under certain of the covenants and obligations under its agreements with First Union. On November 1, 1996, First Union agreed in writing to waive its rights with regard to any such prior defaults. Should the Company default in its repayment or other obligations in the future and First Union does not waive any of its rights and forecloses on any or all of the security pledged to it, it may have a material adverse effect on the business and operations of the Company.


Competitive Copies of the Company's Products

      In the industry in which the Company operates, it is not infrequent that a competitor will sense the success of one of the Company's holiday decorative and/or novelty products and attempt to copy, manufacture and distribute a nearly identical product. In the industry, these are referred to as "knock-offs." Where deemed important or necessary, the Company attempts to protect its products by procuring, where applicable, design and utility patents and trademarks.

Such intellectual property rights do not, by themselves, insure against the predatory "knock-off" practice of the Company's competitors. Once the Company is made aware of any such practice and identifies the infringer, it seeks to enforce its rights where it deems appropriate. The Company will continue and may increase its efforts to protect its intellectual property where and when it deems such protection is appropriate. However, no assurance can be provided that the Company will identify the source of any future "knock-off" product or that, if identified, that its efforts to seek protection against any infringer, will be effective. Further, the costs associated with the Company's enforcement of its intellectual property rights may in certain instances be expensive. Consequently, and based on the foregoing, no assurance can be provided that the Company will enforce its rights in each and every instance. See "Business - Intellectual Property."

Use of Proceeds Subject to Management Discretion

      The Company will receive the net proceeds of the sale of the Shares and Class A Warrants and will receive the proceeds from the exercise, if any, of the Class A Warrants. The Company intends to use a substantial portion of the net proceeds of its public offering for the following: (i) general working capital purposes, (ii) repayment of bank indebtedness; (iii) product development and
(iv) acquisitions. The use of the net proceeds of the Company's public offering will depend upon the amount of the proceeds received and the timing of the receipt thereof, and will be subject to the discretion of management. The Company will not receive any of the proceeds from the reoffer and resale of the Common Stock or the Class A Warrants by the subsequent holders thereof. In addition, the Company will not receive any of the proceeds resulting from the sale of any shares of Common Stock by the Initial Selling Securityholder and the Subsequent Selling Securityholder. See "Summary - Use of Proceeds," "Use of Proceeds," "Certain Transactions" and "Description of Securities."

Reliance on Key Management Personnel

      The Company's operations are dependent upon the continued efforts and employment of its senior management. The officers of the Company have the principal responsibility for management of the Company and are responsible for making recommendations to the board of directors of the Company (the "Board of Directors") which exercises final authority over business decisions. Consequently, the loss of the services of any of the officers or directors could be detrimental to the Company. The Company principally relies upon the services of its founder, Mr. Benson Zinbarg, as the President, Chief Executive Officer

and Chief Financial Officer of the Company. Mr. Zinbarg has entered into an employment agreement with the Company which has an initial term commencing on January 1, 1997 and expiring on December 31, 2001. Given the importance of Mr. Zinbarg, the Company has agreed with the Underwriter that it will cause at least $1,000,000 of key person life insurance for Mr. Zinbarg which names the Company as beneficiary. See "Management" and "Executive Compensation - Employment Agreements."

Acquisition Growth Strategy and
No Prior History of Acquisitions

      The Company's growth strategy is partially dependent upon its ability to acquire related product lines and businesses. The Company has no history of making product line or business acquisitions. Notwithstanding its lack of experience in this area, the Company intends to acquire these additional product lines and companies with cash, equity securities (such as common stock or preferred stock) and/or debt instruments and/or in any combination thereof. To the extent that the Company issues equity securities in connection with acquisitions, the percentage ownership of its then current stockholders will be diluted. See "Business - Business Strategy -Acquisitions" and "Underwriting." No assurance can be given that the Company will be able to acquire such additional product lines or businesses, or be able to use its securities, or have the necessary capital for such acquisitions or that such product lines or businesses will be successful thereafter. See "Business - Business Strategy - Acquisitions."

Retail Sales Market Environment
in U.S. and Canada and Significant Customers

      For the eight months ended August 31, 1996 and each of the fiscal years ended December 31, 1995 and December 31, 1994, revenues generated by the Company's five largest customers accounted for an aggregate of approximately 32% of the Company's total revenue. The Company expects these customers to continue to account for a significant portion of its business. However, no single customer represents more than 8% of the total revenue of the Company, other than K-Mart, Inc., which represented approximately 12.7% of the total revenue of the Company, for the eight months ended August 31, 1996 and 6.6% and 4%, respectively, for each of the fiscal years ended December 31, 1995 and December 31, 1994. If several of the Company's retail chain customers should seek bankruptcy protection simultaneously, and although the Company maintains credit risk insurance for some its large customers to offset just such an eventuality, it could have a serious adverse impact on the business and operations of the Company. See "Business - Distribution and Customer Base" and "Business - Insurance."

Reliance on Certain Supplier

      The Company has an exclusive requirements supply agreement with a Canadian supplier regarding certain blow-molded plastics products. In the event of a disruption in service from this supplier, or in the event that the supplier no longer desires to abide to the terms of its agreement with the Company, any such disruption in service could result in an adverse impact on the business and operations of the Company. See "Business - Supply, Manufacturing and Assembly of the Company's Products."

Determination of Offering Price of Securities

      The public offering price of the Shares and the Class A Warrants as well as the exercise price of the Class A Warrants were determined arbitrarily by the Underwriter and the Company and do not necessarily bear any relationship to the Company's assets, book value, net worth or and other established criteria of value. Among the factors considered in determining such prices were the Company's historical performance and growth, management's assessment of the

Company's business potential and earning prospects, the prospects for growth in the industry in which the Company operates, market prices and prevailing market conditions generally. The offering price of the Shares, the Class A Warrants and the exercise price of the Class A Warrants should not be regarded as indicative of the actual value of any of the securities being offered by the Company. See "Underwriting."

Immediate and Substantial Dilution

      Purchasers of the securities being offered by the Company will suffer immediate substantial dilution in the net tangible book value of shares of Common Stock purchased in the amount of $1.84 per share. Additional dilution may result in the event of the exercise of options granted pursuant to the Company's 1996 Employee Consultant Stock Option Plan and 1996 Non-Employee Director Stock Option Plan (as hereinafter defined). See "Dilution," "Executive Compensation - Stock Option Plans," "Description of Securities" and "Certain Transactions."

Absence of Dividends on Common Stock

      The Company has not paid any dividends on its shares of Common Stock. The Company intends to retain all future earnings for use in the development of its business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy" and "Description of Securities."

Future Issuances of Stock by the Company; Potential Anti-Takeover Effect

      The Company has authorized capital stock of Twenty-Five Million (25,000,0000) shares of which Twenty Million (20,000,000) shares are shares of Common Stock, $.001 par value per share and Five Million (5,000,000) shares are shares of preferred stock, $.001 par value per share (the "Preferred Stock"). As of the date hereof, there are 1,350,000 shares of Common Stock issued and outstanding. Although there are no present plans, agreements or undertakings with respect to the Company's issuance of any shares of stock or related convertible securities, other than as disclosed herein, the issuance of any such securities by the Company could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change of control in the Company. Such issuance could also dilute the public ownership of the Company. Inasmuch as the Company may, in the future, issue authorized shares of Common Stock or Preferred Stock without prior stockholder approval, there may be substantial dilution to the percentage ownership interests of the Company's stockholders. The Company has agreed with the Underwriter that it will not issue any equity securities, with certain exceptions, without the prior written approval of the Underwriter for a period of 24 months from the Effective Date. However, given that the Company is authorized to issue more stock, there can be no assurance that the Company will not seek to do so. In addition, a stockholder's pro rata ownership interest in the Company may be reduced to the extent of the issuance and/or exercise of any options or warrants relating to the Common Stock or Preferred Stock (including exercise of the Underwriter's Over-Allotment Option and the Class A Warrants included therein, the Underwriter's Purchase Option and the Class A Warrants included therein and the Class A Warrants). See "Use of Proceeds," "Capitalization," "Description of Securities" and "Underwriting."

Future Sales of Stock by Stockholders

      All of the 1,350,000 shares of Common Stock issued and outstanding are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within a three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of the date hereof, no shares of Common Stock are available for resale pursuant to Rule 144. However, 600,000 shares of the 1,350,000 shares of the Company's issued and outstanding shares of Common Stock have been included in the Registration Statement of which this Prospectus forms a part. A total of 100,000 shares is being offered for sale by the Underwriter on behalf of the Initial Selling Securityholder on a "firm commitment" basis. Pursuant to an agreement with the Underwriter, the officers, directors and holders of 5% or more of the Company's equity securities are restricted from selling their respective securities for a period of 18 months from the Effective Date, absent waiver of such restriction by the Underwriter. See "Underwriting." The Underwriter has waived such restriction with respect to the 100,000 shares being sold by the Initial Selling Securityholder.

      In the event that shares of Common Stock which are not currently salable become salable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such shares of Common Stock elect to sell such shares of Common Stock in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. In addition, to the extent that such shares of Common Stock enter the market, the value of the Common Stock in the over-the-counter market may be reduced. No predictions can be made as to the effect, if any, that sales of the Common Stock and the Class A Warrants or the availability of the Common Stock and the Class A Warrants for sale will have on the market price of any of such securities which may prevail from time to time. Nevertheless, the foregoing could adversely affect such prevailing market prices. See "Shares Eligible For Future Sale," "Principal Securityholders," "Certain Transactions" and "Description of Securities."

Authorization of Preferred Stock

      The Company's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without shareholder approval, issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of Common Stock. In addition, the issuance of such Preferred Stock may have the effect of rendering more difficult, or discouraging, an acquisition of the Company or changes in control of the Company. However, the Company's ability to issue such securities is, with certain exceptions, subject to the prior approval of the Underwriter for a period of 24 months from the Effective Date. See "Underwriting." Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future and if so that the rights and preferences granted with respect thereto will not adversely impact or affect the interests of the existing shareholders. See "Risk Factors Future Issuances of Stock by the Company; Potential Anti-Takeover Effect."

Financial Risks to Investors in Public Offering

      Upon completion of the Company's public offering, the Company's current stockholders will have paid $5,000 for 1,350,000 shares of Common Stock, or 57.5% of the Company's then outstanding shares of Common Stock, and purchasers of the Shares and the Class A Warrants in the Company's public offering will have paid $4,500,000 for 1,000,000 shares of Common Stock or 42.5% of the Company's then outstanding shares of Common Stock, assuming no exercise of the Underwriter's Over-Allotment Option or the Underwriter's Purchase Option and no exercise of the Class A Warrants being offered by the Company pursuant hereto. Therefore, investors purchasing Shares in the Company's public offering will bear a substantially greater financial risk than the Company's current stockholders. See "Dilution."

No Assurance of Public Market or NASDAQ Listing

      Prior to the Company's public offering, there has been no public market for any of the Company's securities. In connection with the Company's public offering, the Company has applied for the inclusion of its Common Stock and the Class A Warrants for quotation on NASDAQ under the proposed symbols: "SUNC" and "SUNW," respectively. Although the Company ostensibly meets NASDAQ's initial listing requirements, there can be no assurance given that the Company's securities will be approved for inclusion to be quoted on NASDAQ or, if approved, that such quotation will otherwise continue. Consequently, no assurance can be given that a regular trading market for the Common Stock and/or the Class A Warrants will develop after the completion of the Company's public offering. If, for any reason, any of such securities are ineligible for quotation on NASDAQ or a public trading market does not develop, purchasers of such securities may have difficulty selling their securities should they desire to do so.

      Under recently adopted rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial listing on NASDAQ, a company must have, among other things, at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $3.00 per share. For continued listing, a company must have, among other things, $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. Although the Company is ostensibly able initially to satisfy the requirements for quotation on NASDAQ, it may be unable to satisfy the requirements for continued quotation thereon, and trading, if any, in the securities being offered hereby would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities.

"Penny Stock" Regulations

      The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. The Company believes that, as of the date of this Prospectus the Common Stock and the Class A Warrants may be deemed to be "penny stocks" as defined by the Exchange Act and the rules and regulations promulgated thereunder. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole marketmaker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many NASDAQ-listed securities would otherwise be covered by the definition of penny stock, transactions in a NASDAQ-listed security would be exempt from all but the sole marketmaker provision for: (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ-listed security directly with a NASDAQ marketmaker for such securities would be subject only to the sole marketmaker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

      The above-described rules may materially adversely affect the liquidity for the market for the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders (including, specifically, purchasers in this offering) of the Common Stock, the Class A Warrants or the Common Stock underlying the Class A Warrants to sell such securities in the secondary market.

Underwriter's Influence on the Market

      Although it has no legal obligation to do so, the Underwriter may from time to time act as a marketmaker and otherwise effect transactions in the Company's securities. To the extent the Underwriter acts as a marketmaker in the Common Stock or the Class A Warrants, it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. In the event that marketmaking activities are commenced, the Underwriter may discontinue such activities at any time or from time to time. See "Underwriting."

Blue Sky Restrictions on Exercise of Class A Warrants

      The Company has applid for the qualification of the sale of the securities being offered hereby in a limited number of states. Although certain exemptions in the Blue Sky laws of certain states, other than those states in which such securities are sought to be qualified, may permit such securities, including the Class A Warrants, to be transferred to purchasers in such states, the Company will be prevented from issuing Common Stock upon exercise of the Class A Warrants in such states unless an exemption from registration or qualification is available or unless the issuance of Common Stock upon the exercise of the Class A Warrants is qualified and a current registration statement is in effect. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Class A Warrants reside. In such case, the Class A Warrants of such purchasers will expire and have no value if such warrants cannot be exercised. Accordingly, the market for the Class A Warrants may be limited.

Underwriter's Purchase Option

      In connection with the Company's offering of the Shares and the Class A Warrants, the Company will sell to the Underwriter, for nominal consideration,

an option to purchase up to an aggregate of 100,000 shares of Common Stock and 200,000 Class A Warrants. The Underwriter's Purchase Option (as previously defined) will be exercisable commencing 12 months after the Effective Date of the Registration Statement of which this Prospectus forms a part and ending four years from such date at an exercise price of $4.80 per share and $.30 per Class A Warrant, respectively, subject to certain adjustments. The holder of the Underwriter's Purchase Option will have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Purchase Option is outstanding. At any time at which the holder thereof might be expected to exercise such option, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriter's Purchase Option. The holder of the Underwriter's Purchase Option will have the right to require registration under the Securities Act of the securities issuable upon exercise of the Underwriter's Purchase Option and will have certain "piggy-back" registration rights. The cost to the Company of effecting any such registration may be substantial. See "Underwriting" and "Dilution."

Underwriter, Initial Selling Securityholder and Subsequent Selling Securityholder to Receive Substantial Benefits in Connection with the Offering

      The Underwriter will receive substantial benefits from the Company in connection with this offering. These benefits include underwriting discounts/commissions, a non-accountable expense allowance, an Underwriter's Purchase Option and fees in connection with certain financings and/or mergers and acquisitions which may occur during the two (2) year period following the closing of this offering. In addition, the Underwriter has been granted certain rights under the Underwriter's Purchase Option, which rights include the ability to require the Company to include the Underwriter's securities in a registration statement under the Act. The exercise of these rights will result in the Company incurring substantial expenses and may cause the Company to register an offering of its securities at a time which is detrimental to the Company's interests. See "Underwriting." The Initial Selling Securityholder and the Subsequent Selling Securityholder have received the benefit in this offering of inclusion of their shares of Common Stock in the Registration Statement of which this Prospectus is a part at the Company's expense. All of the offering expenses, except for the Underwriter's commission, will be paid by the Company for the benefit of the Initial Selling Securityholder and the Subsequent Selling Securityholder.

Litigation Involving Underwriter May Affect Securities

      The Company has been advised by the Underwriter that on or about May 22, 1995, the Underwriter and Elliot Loewenstern and Richard Bronson, principals of the Underwriter, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the

United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Section 10(b) and 15(c) of the Securities Exchange Act of 1934, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three (3) IPOs in 1992 and 1993, the Underwriter engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by the Underwriter and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"), the Underwriter:

      - was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995;

      -     agreed to the appointment of an independent consultant
            ("Consultant").

      Such Consultant was obligated on or before November 1, 1996:

      - to review the Underwriter's policies, practices and procedures in six (6) areas relating to compliance and sales practices;

      - to formulate policies, practices and procedures for the Underwriter and that the Consultant deems necessary with respect to the Underwriter's compliance and sales practices;

      - to prepare a report devoted to and which details the aforementioned policies, practices and procedures (the "Report");

      - to deliver the Report to the President of the Underwriter and to the staff of the Southeast Regional office of the Commission;

      - to prepare, if necessary, a supervisory procedures and compliance manual for the Underwriter, or to amend the Underwriter's existing manual; and

      - to formulate policies, practices and procedures designed to provide mandatory on-going training to all existing and newly hired employees of the Underwriter. The Final Judgment further provides that, within thirty (30) days of the Underwriter's receipt of the Report, unless such time is extended, the Underwriter shall adopt, implement and maintain any and all policies, practices and procedures set forth in the Report.

      The Final Judgment also provides that an independent auditor (the "Auditor") shall conduct four (4) special reviews of the Underwriter's policies, practices and procedures, the first such review took place six (6) months after the Report was delivered to the Underwriter and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to the Underwriter, to certify that any persons associated with the Underwriter who have been suspended or barred by the Commission order are complying with the terms of such orders.

      On July 10, 1995, the action against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

      In the event that the requirements of the foregoing judgment adversely affect the Underwriter's ability to act as a market maker for the Company's stock, and additional brokers do not make a market in the Company's securities, the market for and liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. See "Underwriting." For additional information regarding the Underwriter, investors may call the National Association of Securities Dealers, Inc. at (800) 289-9999.

      Recent State Action Involving Underwriter - Possible Loss of Liquidity

      The State of Indiana has commenced an action seeking among other things to revoke the Underwriter's license to do business in such state. Such proceeding if ultimately successful may adversely affect the market for and liquidity of the Company's securities in the State of Indiana if additional broker dealers do not make a market in the Company's securities. Moreover, should Indiana investors purchase any of the securities sold in this offering from the Underwriter prior to the possible revocation of the Underwriter's license in Indiana, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker dealer firm for such purpose. The Company cannot ensure that other broker dealers will make a market in the Company's securities. In the event that the other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities. See "Underwriting."

Certain Provisions of Certificate of Incorporation and Bylaws

      As previously noted, pursuant to the Company's Certificate of Incorporation, the Board of Directors of the Company has the authority to issue up to 5,000,000 shares of Preferred Stock without further action by the stockholders in one or more series having such preferences, rights and other provisions as the Board of Directors may designate in providing for the issuance of such series. Notwithstanding such provisions in the Certificate of Incorporation, the Company has agreed with the Underwriter, except in certain circumstances, not to issue any securities for a period of 24 months from the effective date of this registration except with the prior written consent of the Underwriter. See "Underwriting." The Certificate of Incorporation and Bylaws contain provisions which may discourage certain transactions which involve an actual or threatened change in control of the Company. See "Description of Securities." As permitted by the Delaware General Corporation Law, the Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including, but not limited to, breach of the director's duty of loyalty to the Company or its stockholders or any transaction from which the director derived an improper personal benefit. See "Management Indemnification of Directors and Officers."

Voting Control by Current Officers and Directors

      As of the date hereof, Mr. Benson Zinbarg, a director and officer of the Company owns 1,012,500 shares of Common Stock and the Kookeroonie Trust, of which Mr. Zinbarg's family members are the beneficiaries, owns 337,500 shares of Common Stock. Consequently, immediately upon completion of the Company's public offering of the 1,000,000 Shares and the 2,000,000 Class A Warrants, the officers and directors of the Company will own or control the voting of 31.9% of the Company's issued and outstanding shares of Common Stock, assuming the sale of the securities offered by Mr. Zinbarg and the Kookeroonie Trust (as the Initial Selling Securityholder and the Subsequent Selling Securityholders) and assuming no exercise of the Over-Allotment Option, no exercise of the Underwriter's Purchase Option, no exercise of the Class A Warrants contained therein and no exercise of the Class A Warrants offered by the Company pursuant hereto. There are no cumulative voting rights and directors must be elected by a plurality of the outstanding voting securities entitled to vote. By virtue of their ownership of the Company's issued and outstanding shares of Common Stock, the officers and directors of the Company may have the ability to elect the entire Board of Directors of the Company, control the outcome of any corporate action requiring more than a majority of the outstanding voting securities entitled to vote, and consequently, influence the Company's business and affairs. See "Principal Securityholders" and "Certain Transactions."

Current Prospectus Requirement

         During the exercise period of the Class A Warrants, the Company must maintain and make available a current prospectus. This Prospectus will no longer be current after ______ ___,

1997 (or earlier upon the occurrence of a material event or change which would render the information herein inaccurate or otherwise misleading). There can be no assurance given that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. In the event that a current prospectus is not available, the Class A Warrants may not be exercisable and the Company will be precluded from redeeming the Class A Warrants.

Possible Redemption of the Class A Warrants

      After ______ __, 1997, in the event that the closing bid price of the Common Stock exceeds $7.00 for any period of 20 consecutive trading days ending within five days of the Company's Redemption Notice, the Class A Warrants may be redeemed by the Company for $.01 per warrant prior to their exercise or expiration thereof. Although holders of the Class A Warrants will have the right to exercise their Class A Warrants through the date of redemption, they may be unable to do so because they lack sufficient funds at the time of redemption, or they may simply not wish to invest any more money in shares of the Common Stock at that time. Should a holder of the Class A Warrants fail to exercise such Class A Warrants or to sell such Class A Warrants on or prior to the redemption date, such Class A Warrants will have no value beyond their redemption value. The Company may not redeem the Class A Warrants unless the Company has available a current prospectus with respect to the Class A Warrants. See "Risk Factors - Current Prospectus Requirement" above and "Description of Securities - The Class A Warrants."

Restrictions on Marketmaking Activities During Warrant Solicitation

      To the extent that the Underwriter solicits the exercise of the Class A Warrants from the holders thereof, it may be prohibited pursuant to the requirements of Rule 10b-6 under the Exchange Act from engaging in marketmaking activities during such solicitation and for a period of up to nine days preceding such solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Class A Warrants are exercisable. The Underwriter is not obligated to act as a marketmaker. See "Underwriting."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion and analysis should be read in conjunction with the Company's financial statements (and the related notes thereto) included elsewhere in this Prospectus.

Overview

      The Company was founded with $5,000 in capital in 1974 to develop consumer products to be sold to the mail order catalog industry.

      As the Company grew, required cash was obtained primarily using an increasing bank line of credit and retained earnings. The Company focused its product development efforts on decorations for Easter, followed by Halloween and Christmas. It continues to sell to mail order catalog companies but has found larger market potential in chain store customers. Emphasis in product and market development have been made in tandem, but always constrained by the amount of available capital. This is not uncommon in the holiday decorations business and management believes, although no assurance can be given, that the prospective increase of paid-in capital from the proceeds of this proposed public offering will allow for accelerated growth in both sales volume and net profits.

Plan of Operations

      The Company will utilize the net proceeds from the initial public offering of approximately $3,440,000 for the purposes described in Use of Proceeds.

      The Company will seek to increase sales revenues and profitability by several avenues.

      - Increasing Product Development Efforts. The Company has recently entered into an employment agreement with a product development specialist with over eight years experience in the Company's industry. It is anticipated that his proven managerial skills will make the Company's creative department more effective. The Company will continue to seek similarly qualified new talent. Further, the Company seeks to develop a summer line of products which management believes will increase revenue during the months of March, April, May and June. During this period, the Company has historically experienced nominal sales to its customers. It is planned that the increased sales volume coupled with minimal fixed costs will increase profitability.

      - Increasing Utilization of Popular Characters in connection with Its Products. The Company will seek to capitalize on and expand its existing licensing relationship with The Walt Disney Company ("Disney") by expanding the Easter product line which incorporates certain licensed characters from Disney. The Company anticipates capitalizing on its agreement in principle with The Children's Television Workshop ("CTW") to incorporate its characters into the Company's existing Easter and Halloween lines as well as developing new products and pursuing additional advantageous third party licensing agreements.

      - Expansion of Product Line and Imports. In June 1996, the Company established an alliance, which subsequently has been formalized in contract in October 1996, with a Hong Kong based trading company whose relationship with the Company has existed for over 16 years. This will enable the Company to manufacture products which require labor intensive assembly or decoration at a reduced expense to the Company as well as to diversify and expand the existing product line. The Company also plans to add to its product lines by making strategic business acquisisitions.

      - Development of Strategic Alliances, Co-Marketing Efforts and Increased Sales Presence. In April 1996, the Company entered into exclusive distribution agreements for Easter products that are produced by Mattel, Colorforms and Sandylion to the Company's specifications utilizing the Disney licenses. These products complement the Company's own Easter products licensed from Disney. Similarly, in July 1996, the Binney & Smith Co. agreed to have the Company include its value added coupons for its Crayola crayons in the Company's Easter Egg coloring kits. Further, in conjunction with the agreement with its Asian supplier, the Company will utilize a portion of the Asian supplier's showroom facility in Hong Kong to expand into markets which it has previously not explored.

Results of Operations

Eight Months Ended August 31, 1996 and 1995

      The Company's revenues for the eight months ended August 31, 1996 were $8,401,338 as compared to $7,954,006 for the eight months ended August 31, 1995, or an increase of $448,332 or 5.6%. This increase was comprised of the following: Sales for Easter increased approximately 6.2% or approximately $196,000. This was realized by significant increases in sales to major retailers, while sales to less influential companies diminished. Halloween sales also increased by approximately 6.2% or approximately $232,000 which was achieved by increasing the customer base for this holiday season. Miscellaneous sales of stationery and mail order products increased by approximately $50,000.

      In both the Easter and Halloween seasons, product introductions were responsible for both the increased sales volume and gross profit. Management plans to continue to pursue this strategy.

      The increase in revenue for 1996 was offset by the increase of accounts receivable allowance of two customers, resulting in an aggregate write-off of approximately $75,000.

      Selling, general and administrative expenses amounted to $2,471,926 or approximately 29% of revenues for the eight months ended August 31, 1996 as compared to $2,401,357 or approximately 30% of revenues for the eight months ended August 31, 1995. This percentage decrease in selling, general and administrative expenses was the result of an increase in sales revenues from $_________ to $________ for the corresponding periods and was accomplished primarily by reducing product development costs through (i) expanded internal use of available computer technology for new product packaging and sales brochures, (ii) reduction in total royalties paid to third parties as a result of an increase in the level of generic products in the Company's product mix devoid of third party intellectual property rights and (iii) reduced product shipping costs due to an increase in sales to customers with terms of FOB factory or FOB warehouse. The Company anticipates that FOB factory or FOB warehouse sales will increase in the future which would reduce the Company's selling, general and administrative expenses.

      Interest expense was reduced to approximately $215,000 for the eight month period ended August 31, 1996 or 2.6% of sales from approximately $223,000 for the eight month period ended August 31, 1995 or 2.8% of sales. This decrease was due primarily to the Company's initiation of the use of customers' letters of credit to pay for merchandise shipped to them directly from Asia by the Company, thus enabling the Company to reduce the amount required to be utilized from its bank line of credit initially used to finance Easter holiday production. Due to the seasonality of the Company's business, and the ability of the Company's larger chain store customers to demand payment terms which are more favorable than net 30 day terms for merchandise sales, the Company finances a significant portion of operations until payment is received. This is the primary reason for the amount of working capital necessary to operate the Company as well as interest charges incurred for borrowing against its credit line.

      Gross profit percentage increased from 36.8% at December 31, 1994 to 38.5% at December 31, 1995 or approximately $300,000, primarily due to management's efforts to increase sales of product with a higher gross margin contribution. During the period ending December 31, 1995, Disney increased several of its license fees and the Company, accordingly, increased the selling price on that portion of Easter product sales. While increasing the gross margin, these products also increased selling expense in royalty cost per unit sold.

      Net income adjusted before taxes and extraordinary events increased to $549,782 for the eight month period ended August 31, 1996 as compared to $305,163 for the eight month period ended August 31, 1995. Thus, the increase was $244,619 or approximately 80%. For the eight month period ended August 31, 1995, a $122,239 refund of Connecticut state income tax was realized for previous overpayments for the years of 1989, 1990 and 1991. Therefore, the net income after taxes and the extraordinary gain was $464,003 or 5.5% of sales for 1996 and $348,011 or 4.4% of sales for 1995. This increase in net profit is $244,619 or 33%.

Twelve Months Ended December 31, 1995 and 1994

      The Company's revenues for the fiscal year ended December 31, 1995 were $11,372,979 and for the fiscal year ended December 31, 1994, revenues were $10,135,823. Thus, in fiscal year 1995 there was an increase of sales of $1,237,156 or 12.2% as compared to the fiscal year 1994. This was achieved by an increase in the sale of product which contributed a lower gross margin which serve as Christmas and Halloween decorations and by the increase of $200,000 due to the sales of $900,000 of low margin direct imports of a new Easter product.

Both, however, involved reduced freight and other overhead expenses because they were sold on an FOB Hong Kong or USA factory basis. Also the imports were sold on letter of credit terms which reduced both credit insurance premium costs and interest expense as these invoices were paid with the customers' letters of credit when the shipments were made.

      The result of the sales increase and shift of the product mix which contributed a lower gross margin percentage which decreased from 41.0% in 1994 to 37.67% for 1995, but in dollars the gross profit increased by $133,798. In an effort to increase the Company's gross profit the Company is increasing the import of products from Asia which require labor intensive decoration or assembly. One such product was recently offered for sale to customers either to be delivered with other merchandise of the Company from its Scotia, N.Y. facility or on a direct import basis at a reduced selling price. Four of the industry's major retailers purchased merchandise via the latter method. This success gave the Company both a new window for further product development and increased customer service satisfaction, in effect, allowing the Company to compete with itself.

      Selling, general and administrative expenses for the fiscal year ended December 31, 1995 and December 31, 1994 were approximately $4,285,000 and $4,151,000, respectively. This represents an increase of approximately $134,000 or 3.2%. This increase was largely attributable to an increase of $160,000 for a bonus paid to Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer, as compared to the bonus paid to Mr. Zinbarg for the fiscal year 1994. Included in the Company's selling, general and adminstrative expenses are product development costs which were $426,952 for 1995 and $472,373 for 1994, respectively. This represents 3.8% and 4.7% of sales. Product development costs are anticipated to increase going forward because one of the uses of the net proceeds of this offering is to accelerate and diversify the Company's product development program.

      Legal expense of $62,336 for 1995 and $27,357 for 1994, respectively, was primarily incurred on matters related to protecting the Company's intellectual property rights. The Company's management is committed to protecting any infringement of its intellectual property rights.

Income Taxes

      Effective ______ __, 199_, the Company terminated its S Corporation status. The Company is now subject to a corporate level tax for both federal and state purposes as of that date.

Liquidity and Capital Resources

      As of August 31, 1996, the Company's cash balance was $138,921, as compared to $22,351 at August 31, 1995, representing an increase of $116,570. For the fiscal years ended December 31, 1995 and 1994, the cash balances were $143,577 and $62,975, respectively.


      In order to maintain its required levels of working capital, the Company maintains a revolving line of credit with First Union Bank of Connecticut ("First Union") in Stamford, Connecticut. Currently, this credit facility enables the Company (i) to borrow up to $3,500,000 under a revolving credit arrangement for its short term working capital needs and (ii) up to an additional $1,000,000 for the issuance of letters of credit, banker's acceptances and foreign exchange contract support.

      Due to the seasonal nature of the Company's operations, the Company usually draws down on the credit line with its financial institution to obtain additional working capital to supplement cash on hand on an as needed basis. The Company primarily utilizes the line of credit for Easter production and Halloween production. The Company's use of its credit line incresases during the weeks just prior to these holidays when accounts receivable are at their highest level.

      In addition to its existing credit line with First Union Bank, the Company has, in the past, relied upon and received the benefit of loans of up to approximately $990,000 annually from Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer and Ms. Anita Dembiczack, the Company's Vice President of Operations and Secretary. Historically, Mr. Zinbarg's loans have been repaid prior to the conclusion of each fiscal year, while only accrued interest has been paid to Ms. Dembiczack. Management believes that the available credit from First Union, together with the net proceeds of this proposed public offering and operational revenues will be sufficient to meet its working capital requirements on a going forward basis. In addition, he Company's efforts in the development of its summer line of products is expected to increase sales revenue during the period in which sales have been minimal, specifically during the months of March, April, May and June.

Inflation

      While inflation has not had a material effect on the operations of the Company in the past, there can be no assurance that the Company will be able to continue to offset the effects thereof through cost increases to its customers without experiencing a reduction in the demand for its products or that the impact of inflation on the market will not have a material effect on the Company.

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Company as of August 31, 1996, and as adjusted to give effect to: (i) the sale of 1,000,000 Shares of Common Stock and 2,000,000 Class A Warrants offered hereby and the application of net proceeds of approximately $3,440,000 therefrom. The table is not adjusted to give effect to the exercise of the Underwriter's Over-Allotment Option, the exercise of the Class A Warrants or any other outstanding warrants or options. This table should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                Actual (1)          Adusted (2)
                                              -------------        -------------
Short-Term Debt                               $   3,861,049        $   2,861,049
                                              -------------        -------------
Long-Term Debt                                       10,874               10,874
Stockholder's Equity:
     Common Stock                                     1,350                2,350
     Additional Paid-in Capital                       3,650            3,442,650
     Retained Earnings                            1,643,518            1,643,518
     Total Stockholder's Equity                   1,648,518            5,088,518
     Total Capitalization                         5,520,441            5,099,392

----------
(1) Does not include the sale of 1,000,000 Shares of Common Stock and 2,000,000 Class A Warrants included in the Offering.

(2) As adjusted balance sheet reflects the sale of 1,000,000 Shares of Common Stock and 2,000,000 Class A Warrants offered hereby, and the anticipated net proceeds of $3,440,000 therefrom, after deducting offering expenses of $960,000 and the Underwriter's consulting fee of $100,000.

                                    DILUTION

      As of August 31, 1996 the Company had an aggregate of 1,350,000 shares of Common Stock outstanding and a net tangible book value of $1,648,518 or $1.22 per share of Common Stock. "Net Tangible Book Value Per Share" represents the total amount of the Company's tangible assets, less the total amount of its liabilities, divided by the total number of shares of Common Stock outstanding.

      After giving effect to the sale of 1,000,000 Shares of Common Stock and 2,000,000 Class A Warrants by the Company at the offering prices of $4.00 per Share and $.25 per warrant, respectively, and the deduction of offering expenses in the amount of $363,000, and underwriting discounts, commissions and charges estimated at $697,000 (which amounts include payment of the Underwriter's Non-Accountable Expense Allowance but without taking into account exercise of the Over-Allotment Option or the Class A Warrants), the pro forma net tangible book value of the Company would be $2.17 per share of Common Stock. This amount represents an immediate dilution (the difference between the price per share of Common Stock to purchasers in the Company's offering and the pro forma net tangible book value per share of Common Stock as of August 31, 1996, after giving effect to the issuance of 1,000,000 shares of Common Stock) of approximately $1.83 per share of Common Stock to new investors and an immediate increase of $.95 per share of Common Stock to the Company's present stockholders. Such increase to the Company's current stockholders is solely attributable to the cash price paid by purchasers of the Shares and Class A Warrants offered for sale by the Company.

The following table illustrates the per share dilution as of August 31, 1996:

Public offering price per share (1) .....................               $   4.00
Net tangible book value per share before giving effect to
  the Company's offering (2) ............................     1.22
Increase per share attributable to the sale of 1,000,000
  shares of Common Stock and 2,000,000 Class
  A Warrants offered by the Company (2)(3) ..............      .95
Pro forma net tangible book value per share
  after Offering ........................................                   2.17
                                                                            ----
Dilution per share to the purchasers in the Company's
  Offering(3) ...........................................               $   1.83
                                                                        ========
----------
(1) Represents the public offering price before deduction of estimated expenses of the Company's offering, underwriting discounts and commissions.
(2) Gives retroactive effect to the issuance by the Company of an aggregate of 1,350,000 shares of Common Stock to stockholders of Sun Hill - Connecticut in connection with the recapitalization of the Company as a result of the merger of Sun Hill - Connecticut with and into the Company effective as of November , 1996.
(3) Assumes no exercise of: (a) the Underwriter's Purchase Option (or exercise of the Class A Warrants included therein); (b) the Over-Allotment Option (or exercise of the Class A Warrants included therein). See "Capitalization," "Underwriting," "Certain Transactions" and "Description of Securities."

      In the event that the Underwriter exercises the Over-Allotment Option in full, the pro forma net tangible book value of the Company at August 31, 1996, reflecting the Company's public offering as set forth above, would be $5,691,518 or approximately $2.28 per share, which would result in dilution to the new investors of approximately $1.72 per share.

      The following table sets forth, as of August 31, 1996, a comparison of the number of shares of Common Stock acquired by current stockholders from the Company, the total consideration paid for such shares of Common Stock and the average price per share paid by current stockholders of Common Stock and to be paid by the prospective purchasers of Shares offered for sale by the Company (based upon the anticipated public offering price of $4.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses):


                                Common Stock Acquired   Total Consideration
                                ---------------------   --------------------       Average
                                 Number      Percent     Amount      Percent   Price Per Share
                                 ------      -------     ------      -------   ---------------
Current Stockholders ......   1,350,000(1)     57.5%   $    5,000      *           .004
New Investors .............   1,000,000(2)     42.5%    4,000,000(3)  99.9%        4.00
                              ---------        ----     ---------     ----
  Total ...................   2,350,000         100%    4,005,000     100%

----------
*     Less than one percent.
(1) Gives retroactive effect to the issuance by the Company of an aggregate of 1,350,000 shares of Common Stock to stockholders of Sun Hill - Connecticut in connection with the recapitalization of the Company as a result of the merger of Sun Hill - Connecticut with and into Sun Hill - Delaware effective as of November _______, 1996. See "The Company." Does not assume the sale of the 100,000 Initial Selling Securityholder Shares or any of the 500,000 Subsequent Selling Securityholder Shares.
(2) Assumes no exercise of: (a) the Underwriter's Purchase Option (or exercise of the Class A Warrants included therein); (b) the Over-Allotment Option (or exercise of the Class A Warrants included therein); or (c) the Class A Warrants. See "Capitalization," "Underwriting," "Certain Transactions" and "Description of Securities."
(3) Aggregate offering price of the 1,000,000 Shares of Common Stock but excluding the 2,000,000 Class A Warrants and before deduction of offering expenses, underwriting discounts and commissions.

                                 USE OF PROCEEDS

      The net proceeds to the Company from the sale of the Shares and Class A Warrants offered hereby, assuming no exercise of the Underwriter's Over-Allotment Option, an offering price of $4.00 per share of Common Stock and $.25 per Class A Warrant and after deducting offering expenses estimated to be $1,060,000 (including the Underwriter's non-accountable expense allowance in the amount of $147,000 and $100,000 payable to the Underwriter at the closing of the Offering in connection with financial consulting services) and underwriting discounts of $450,000 payable by the Company, are estimated to be approximately $3,440,000. The net proceeds of this offering, excluding the exercise of the Underwriter's Over-Allotment Option, will be utilized in order of priority by the Company as listed below for approximately 12 months from the date of this offering substantially as follows:

               Approximate
         Proposed Use of Proceeds                            Amount     Percent
         ------------------------                            ------     -------

General Working Capital Purposes(1) ...................    $1,400,000    40.7%
Repayment of a Portion of Bank Line of Credit(2) ......     1,000,000    29.1%

Product Development(3) ................................       550,000    16.0%
Business Acquisitions(4) ..............................       490,000    14.2%
                                                           ----------    ----
                                                           $3,440,000    100%
----------
(1) General working capital purposes contemplates, among other things, the use of net proceeds of the Company's public offering for general corporate purposes, including funding the day-to-day operations of the Company and the Company's future development.
(2) Represents repayment of amounts outstanding under the Company's credit facility with First Union. Such amounts accrue interest at the rate of .75% above the prime rate of interest established from time to time by such bank. Currently, the applicable rate of interest is ____%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity."
(3) The Company intends to utilize a substantial portion of the use of proceeds of this offering to develop new and innovative holiday and novelty merchandise items.
(4) The Company intends to pursue a growth and acquisition strategy and capitalize on what the Company perceives to be an essentially fragmented industry. It is anticipated that acquisitions, although no assurance can be given, would enable the Company to broaden its product line and customer base. See "Business - Business Strategy - Acquisitions." While the Company has, during the course of its business, been presented with acquisition opportunities, the Company does not currently have any specific agreements, arrangements or understandings relating to or providing for the acquisition of any such entity; nor is it negotiating any of the same. However, the Company has identified certain acquisition candidates internally, but none have yet been approached nor have any discussions or negotiations ensued. Accordingly, there can be no assurance given that the Company will succeed in implementing its growth and acquisition strategy or that such strategy will be successful.

      The amounts set forth above are estimates developed by management of the Company of the allocation of net proceeds of the Company's public offering based upon the Company's current plans and prevailing economic and industry conditions. Although the Company does not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that management of the Company finds that adjustment thereto is required, the amounts shown may be adjusted among the uses indicated above. The Company's proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and the Company's financial condition in general. See "Risk Factors - Use of Proceeds Subject to Management Discretion." Changes in general, economic, competitive and market conditions and the Company's financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the demand for holiday and novelty merchandise and the environment in which the Company operates, and changes in market or industry conditions that would render it advisable for the Company to pursue internal avenues for expansion rather than implement plans for business acquisitions. While management of the Company is not currently aware of the existence or pending threat of any of the foregoing events, there can be no assurance given that one or more of such events will not occur. See "Risk Factors" generally, including specifically, "Risk Factors - Use of Proceeds Subject to Management Discretion" and "Risk Factors - Competition." Any additional proceeds received upon exercise of the Over-Allotment Option, the Underwriter's Purchase Option or the Class A Warrants will be added to working capital and used as management, in its sole discretion, deems appropriate. See "Risk Factors - Ongoing Capital Requirements."

      While there can be no assurance given, the Company believes that the net proceeds from its public offering and internally generated funds, together with its line of credit with First Union, will be adequate to satisfy the Company's working capital needs on a going forward basis. The Company does not currently anticipate that it will need the proceeds from the potential exercise of Class A Warrants to fund its working capital needs or to maintain its operations. However, any proceeds resulting from the exercise of the Class A Warrants will facilitate and expedite the Company's plans to expand its product line and operations. In the event that the Company may require additional financing, and the proceeds of the Class A Warrants are insufficient, the Company may still require additional other financing in the future in order to expand its business. The Company is not able at this time to predict the amount or potential source of such additional funds and has no current commitments to obtain such funds, other than as set forth herein. There can be no assurance that additional financing on acceptable terms will be available to the Company when needed, if at all. See "Risk Factors Ongoing Capital Requirements," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Pending use of the net proceeds from the Company's public offering, the Company may make temporary investments in short-term, high grade, interest-bearing instruments.

                                   THE COMPANY

      Sun Hill Industries, Inc., a Delaware corporation (previously defined and hereinafter referred to as the "Company") was incorporated pursuant to the laws of the State of Delaware on October 9, 1996. The Company is the successor to Sun Hill Industries, Inc., a Connecticut corporation ("Sun Hill - Connecticut") which was incorporated pursuant to the laws of the State of Connecticut in 1974 for the purpose of making household plastic products of all kinds and varieties for the mail order industry. The Company was organized by Sun Hill - Connecticut to enable Sun Hill - Connecticut to merge with and into the Company in November 1996 in order to effectuate a reincorporation in the State of Delaware. Unless otherwise indicated, references made hereinafter to the Company include Sun Hill
- Connecticut as the context may require.

      The Company's executive offices are located at 48 Union Street, Stamford, Connecticut 06906-1329. Its telephone number is (203) 324-7550.


                                    BUSINESS

General

      The Company is principally a designer, manufacturer and distributor of Easter, Halloween and Christmas decorative and novelty merchandise. The Company's product lines include a broad range of indoor and outdoor decorative products for each of these holidays. Among the Company's products is the giant Stuff-A-Pumpkin orange leaf bag with a jack-o'-lantern design, which is part of its Halloween product line. For Easter, the Company produces Easter egg decorating kits and other related products, some of which incoroporate licensed images of the The Walt Disney Company ("Disney"), such as Winnie the Pooh, Mickey Mouse, 101 Dalmatians and Pocahontas. Recently the Company has reached an agreement in principle with the Children's Television Workshop ("CTW") for a license from CTW to incorporate certain of the Sesame Street character images, such as Bert, Ernie, Big Bird, Cookie Monster and Elmo, into its holiday product lines. The Company also sells a line of stationery products. The Company sells its products principally throughout the United States and Canada to many of the large and small retail chains, mail order organizations and specialty stores.

The Industry

      According to a recent study by the National Retail Foundation, Halloween has become a holiday which generates more commercial revenue than any other day of the year except Christmas. It has been estimated by trade associations that Americans spend at least $2.5 billion on Halloween. The Company has, in particular, experienced substantial growth in the sales of Halloween holiday merchandise (for both children and adults). Easter has had a long history of egg decorating, and in the past several years, this holiday has experienced an emergence of alternative indoor and outdoor decorations as well.

      Holiday products are sold to consumers through large chain stores, mail-order catalogue companies and independent retailers. See "Business - Distribution and Customer Base." Many firms manufacture some of their products in Asia and sell on a direct import basis and from inventory based in the U.S. It is the Company's perception that smaller firms are increasingly having difficulty keeping current with the rapid changes in the technology required to service the large retail customers - i.e., special uniform packing, bar-code, special labeling and shipment timing requirements. In many instances, large retailers require computer to computer purchase order and invoice servicing which is generally beyond the capabilities of many or most small companies. Also, members of this group often experience difficulty in getting to present their limited array of products to the professional buyers who have the responsibility of filling the retail shelves of all of their respective chain outlets. Given the time constraints and broad responsibilities of these professional buyers, management believes that it is the professional buyer's preference and increasing trend to purchase products exclusively from a few reliable and proven vendors and forego the risk of utilizing small suppliers. The Company intends to capitalize on its ability to service these customers and to take advantage of the fragmented nature of the industry. The Company also feels that it has the technology as well as the facilities to expand its business. See "Business - Business Strategy."

The Company's Products

      General

      Indoor and outdoor decorations for Easter, Halloween and Christmas comprise the Company's principal and primary products. Most of the products are made of plastic, cardboard and paper (and, in some instances, contain solid dyes), most are disposable in that they are priced and designed to be used for only one season and have retail sales prices between $1.00 and $30.00. Some incorporate a simple electric lighting component (e.g., an illuminated blow-molded plastic figure - an outdoor Santa, Pumpkin and Bunny).

      The various product lines and designs incorporate the principal images of the holidays, i.e., Easter - bunnies and eggs; Halloween - pumpkins, ghosts and witches; Christmas - Santa and snowmen. In some cases very popular graphic images and imprints (e.g., licensed images from Disney - Mickey Mouse, Minnie Mouse, Goofy, Pluto, Donald Duck, Winnie the Pooh, Daisy, Pocahontas and 101 Dalmatians) are used to increase the marketability and value of a product to the customer. See "Business - Intellectual Property."

      Many of the Company's products are scaled to a point that they are larger than life - i.e., a 14" plastic egg, Giant Stuff-A-Pumpkin (a 500 lb. equivalent to a standard pumpkin), a 20' spider or a 10' bat. All packaging for the Company's products are designed to give the appearance of a coordinated product line and are often sold in both counter and floor displays consisting of synergistic grouping of products. See "Business Marketing and Sales."

      The Company also produces a group of stationery related items as well as specialty novelty products for mail order companies. The stationery line includes such items as coin counters, coin sorters, coin wrappers, memo cubes and memo pad refills, lap desks and letter initials.

      For the fiscal years ended December 31, 1994 and 1995, respectively:
Halloween product line sales represented 43 % and 44% of the Company's gross revenue; Easter product line sales represented 38% and 36% of the Company's gross sales revenue, and Christmas product line sales represented 13% and 11% of the Company's gross sales revenue. The balance of sales in each such year was the Company's stationery and novelty product line which accounted for 6% and 9% of the Company's gross sales revenues, respectively, for the fiscal years ended December 31, 1994 and 1995.

      Principal Products

      The following is a description of several of the Company's principal products within the various product lines. This is not a complete list of the Company's products but rather a sample of the types and kinds of products that the Company sells.

         Easter

         Product
          Name                                 Description
         -------                               -----------

         Egg Art A preprinted, plastic shrink-wrap that when placed over an egg, and then dipped into hot water, shrinks to form a decorative skin around the egg. Some of these kits incorporate the graphic images and representations of the Disney characters.

         Egg Coloring Kits         A broad line of egg coloring kits that
                                   provide different egg decorating effects - sparkles, swirls, stripes, neon colors, pastels, stickers, etc. Some of these kits incorporate the graphic images and representations of the Disney characters.

         Bunny Eggs                A set of plastic molded 4" or 5.75" eggs that
                                   have bunny ears. These eggs are capable of being filled or hung as indoor or outdoor decorations (design patent issued).

         Six-Foot Bunny            A stuffable set of plastic bags in the shape
                                   of and painted as a 6' Rabbit (patent
                                   pending).

         Giant Plastic Eggs        Large 8" and 14" molded plastic eggs used for
                                   indoor or outdoor decoration.

         Halloween

         Product
          Name                                 Description
         -------                               -----------

         Pumpkin Leaf Bags         A large, orange plastic leaf bag on which is
                                   printed the graphics of a jack-o'-lantern and when stuffed with leaves, serves as a lawn decoration simulating a 500 lb. pumpkin, and other smaller similar type bags (design patents issued, and utility patent pending).

         Oversized Decorations     Oversized leaf bag decorations in the form a

                                   giant 11' spider and a 10' bat (design and utility patents issued).

         Pumpkin Man               A tall, scarecrow made of oversized,
                                   decorated leaf plastic bags (patent pending).

         Pumpkin Decorating Kits   Kits for carving and decorating pumpkins into
                                   jack-o'-lanterns for Halloween.

         Shadow Magic              A projection device that casts the shadow of
                                   Halloween and Christmas images on the outside of houses and party rooms.

         Floating/Hanging Ghosts   Hanging plastic decorations in the form of
                                   ghosts (patent issued and patents pending).

         Large Illuminated Plastic Blow-molded plastic and painted figures for
         Figures out-door decorations in the shape of Halloween figures having an internal lighting device (UL listed).

         Christmas
         ---------

         Product
          Name                                 Description
         -------                               -----------

         Christmas Tree            A plastic bag designed to be placed around a
         Removal Bag               Christmas tree that prevents pine needles
                                   from dropping to the floor when disposing of the Christmas tree.

         Gift Sacks                Printed, decorative, large and oversized
                                   plastic bags which serve as gift sacks.

         Christmas Tree            Enables consumer to water and nourish a
         Watering System           Christmas tree during the holiday season.
         and Tree Nutrient

         Large Illuminated         Blow-molded plastic and painted figures for
         Plastic Christmas         outdoor decorations in the shape of
         Figures                   traditional Christmas figures and having an
                                   internal lighting device (UL listed).

         Stationery
         ----------

         Product
          Name                                 Description

         -------                               -----------

         Memo Cube                 A smoke colored, plastic cube containing
                                   layers of multicolored paper.

         Coin Counters             A set of plastic tubes designed to count
                                   coins in sufficient number for their
                                   appropriate coin wrappers.

         Coin Wrappers             Paper wrappers for coins.


         Summer

         Product
          Name                                 Description
         -------                               -----------

         5-Way Hose                An adapter to an outdoor garden hose faucet
         Connector                 enabling five hoses to be used
                                   simultaneously. Facilitates the equivalent of an inexpensive, underground sprinkler system.

      Each of the foregoing product lines are revamped periodically. Products which do not achieve their projected sales expectations are either repackaged in a different format or replaced by new products as they are developed. Some of the Company's products have been sold for several year intervals, certain of which have been in the Company's product line since the Company's inception.

Product Development

      The Company has a product development team comprised of 3 full-time and 3 part-time staff members, with creative input from the Company's President, Chief Executive Officer and

Chief Financial Officer, Mr. Ben Zinbarg. During each of the fiscal years ended December 31, 1993, 1994 and 1995, the Company has spent, respectively, $342,345, $472,397 and $426,951 on product development efforts. To date, the Company has been issued and presently maintains in force 20 design patents and 7 utility patents with 5 more utility patents pending in connection with its product development efforts. See "Business - Intellectual Property."

      In the last several years, many new products have been introduced and incorporated into the Company's product lines. Although no assurance can be given, it is anticipated that the Company's development team will continue to develop products at a consistent or increasing pace.

Supply, Manufacturing and
Assembly of the Company's Products


      Generally, all of the Company's products are produced externally by a network of third party custom molders, fabricators, assembly plants and packaging companies. The Company has, to date, enjoyed good relationships with each of its third-party manufacturers, fabricators and packaging companies and does not, although no assurance can be given, anticipate any material problems with these third parties in the future.

      In most instances, the Company designs the majority of its products and has its molds, tools, dies and printing plates custom made to its specifications and for its exclusive use. These molds, tools and dies can be used as the Company sees fit. These pieces of equipment are the Company's property and may be moved from one manufacturer to another, thus facilitating the Company's ability to maintain and/or achieve competitive cost and service.

      The outsourcing of manufacture, assembly and packaging of the Company's products is advantageous in several respects. It enables the Company to ascertain the exact unit cost of each product and, in addition, it often allows for flexibility in building inventory toward the end of a selling season. Usually, capacity can be increased or decreased, as the case need be, to accommodate the Company's demands at any point in time during a holiday selling season. This outsourcing alleviates the necessity of the Company from having to maintain its own factory with large staffing and machinery requirements which would otherwise be necessary if these functions were performed internally. Outsourcing also avoids the prospect of having to furlough workers during slow periods.

      Blow Molded Plastic Products Supplier

      In January 1994, the Company signed an agreement with a blow molded plastic products supplier whereby the supplier gave exclusive use of 25 molds to the Company and the Company is required to purchase all of its requirements of certain blow-molded plastic figures (e.g., large Santa, Snowmen, etc.) from such supplier for its sale to the mail order trade and to retail stores. The Agreement was for an initial term of one year, but is automatically renewed each year, at the Company's election, provided that the Company meets certain specified minimum annual purchase requirements. During the term of the Agreement, the supplier is proscribed from selling such products to the retail trade and mail order industries other than through the Company.

      Asian Supplier

      Although most of the manufacture, assembly and packaging of the Company's products has previously been performed in the U.S. and Canada, the Company does import some of its products from Asia. Since 1980, the Company has been doing business with a Hong Kong based trading company that has served as one of the Company's principal Asian suppliers. In October 1996, the Company reached an agreement with this Asian supplier to act as its exclusive sales agent in the United States, Mexico and Canada for the Company's holiday and decorative products. Conversely, and as part of the arrangement, the Asian supplier will act as a non-exclusive marketing agent for the Company's products in Asia.


      The arrangement with the Asian supplier contemplates that products will be purchased by the Company from the supplier directly for import and then sold by the Company to its customers under the Company's trademarks and packaging. This arrangement, in effect, increases the number of products that the Company may offer for sale to its customers. In connection with the arrangement with this Asian supplier, the Company shall be permitted to utilize a portion of the supplier's Hong Kong show room to promote and sell its line of products in Asia and, conversely, the Company will utilize a portion of its showroom in New York City to promote and sell these products.

      The Company has no written agreements with any of its other paper and plastic product suppliers with respect to the supply of products for the Company's inventory. To date, the relationships with each of such suppliers have been good and, although no assurance can be given, the Company expects these relationships to continue as they have in the past.

Distribution and Customer Base

      The Company sells to most of the major mass retail discount and many of the drug merchandising chains in the U.S. including, but not limited to, Walmart, K-Mart, Caldor, Target, Walgreens, CVS, Eckerds and Revco. The Company also sells its products to major supermarket chains (e.g., A&P, Kroger, Safeway), toy stores (e.g.,Toys R Us), craft stores (e.g., Michaels), party stores (e.g., Partyland, Party City, Party Experience), Gift stores (e.g., Hallmark), hardware stores (e.g., Cotter, Ace, Servistar), wholesalers (e.g., Super Value, Flemming, Associated Wakefern), mail order catalog companies (e.g., Oriental Trading, Current Inc., Harriet Carter Gifts, LTD. and National Syndications). In addition to the foregoing, the Company sells some of its products to be used as premium items. These are used by customers to add some additional value to their own products. The Company's recent customers in this category have been Nestle, Cadbury Schweppes and Shell Oil.

      The Company also sells its products in Canada and several of its Canadian customers are: Zellers, Canadian Tire, Firco and National Grocers as well as Canadian affiliates of American mass retail discount stores (e.g., Walmart and K-Mart).

      Over the past ten (10) years, no single customer of the Company has ever accounted for more than thirteen percent (13%) of the Company's revenue during any applicable fiscal year.

For the fiscal year ended December 31, 1995, no single customer accounted for more than 8% of the Company's sales for 1995.

      In the past, the Company has experienced customer bankruptcies. Because the Company's customer base is broad and diversified, and although no assurance can be given, the Company believes that it can continue as it has in the past to sufficiently withstand the bankruptcy of one or more of its customers. The Company maintains credit risk insurance for certain of its customers to lessen the effect of just such an eventuality. See "Risk Factors - Retail Sales Market Environment in U.S. and Canada and Significant Customers."

Marketing, Advertising and Sales

      Marketing.

      The Company's products are marketed in a variety of ways. Products are marketed either as an assortment of product all having one licensed character theme in common i.e., dye kits, eggs, baskets, toys; or as an assortment having one type of item consisting of several licenses i.e., dye kits with Mickey, Pooh & Lion King. Popular character images are licensed from third parties and incorporated into the products to enhance their appeal and capitalize on proven licenses to reduce the obsolescence of products. See "Business Intellectual Property Disney Licenses and CTW Licenses."

      When the Company introduces new products, it tests their commercial viability with both customers and ultimate consumers. However, once a new product has been launched, the Company provides its customers with product sales literature, product samples and/or prototypes in order to facilitate purchasing decisions. In addition, the Company utilizes floor displays and power panels (displays that are hung near the end of a retail store's aisle) in connection with its marketing efforts for its products.

      As an essential part of the Company's marketing strategy, it revises old successful products with improvements and packaging changes and introduces new products for each holiday season to retain current customers and attract new ones. See "Business - Product Development." No assurance can be given that the marketing strategies devised by the Company will be effective as compared to those strategies of the competitors. See "Risk Factors - Retail Sales Market Environment in U.S. and Canada."

      Advertising.

      Presently, the Company makes no use of television and radio and limited use of print advertising. In this connection, the Company does some cooperative advertising with its major customers to promote its products in their advertising circulars and in their stores.

      Sales.

      The Company has a variety of means of selling its products, each tailored to meet the specific requirements of its various customers. Most of the largest mass merchandise customers are serviced by manufacturers representatives supplemented by the efforts of the Company's own sales staff personnel. Currently, the Company is utilizing 20 different manufacturers representative organizations. These manufacturers representatives are compensated by the Company on a commission basis that is 5% of net sales directly attributable to the efforts of the representative.


      When utilizing a manufacturers representative for the large mass merchandise customers, sales calls are made by a team comprised of the manufacturer representative together with Company management. This approach is, in the Company's view, effective because it provides the representative with the ability to have a Company executive present the Company's product lines and enables the customer to direct questions about the products directly to the Company. This process also helps maintain direct relationships between the Company and its customers, decreasing the Company's dependency on the manufacturers representatives.

      Small independent retail customers are serviced on behalf of the Company by either wholesalers, or a second group of sales representatives who specialize in this market - currently numbering approximately 12. These sales representatives are also paid on a commission basis, but generally at a higher commission rate than the manufacturers representatives, but not greater than 15% of net sales. All sales in Canada are handled by one representative group that also maintains a warehouse and re-shipping facility in Richmond Hill, Ontario.

      In some instances, customer accounts are handled only a direct basis by the Company. Mail order customers, export sales and premium sales are all serviced directly by the Company. Four individuals currently comprise the Company's internal sales staff.

Intellectual Property Rights

      As the Company creates new products for its various product lines, to the extent it considers appropriate, and/or to the extent available, it seeks to protect its proprietary interest in such products through patent, trademark, and copyright laws. It also makes use of nondisclosure/confidentiality agreements with its employees.

      As of the date hereof, the Company has been issued and has in force 20 U.S. design patents and 7 U.S. utility patents relating to its various products and currently has 5 U.S. utility patent applications pending. There can be no assurance that the patents that are pending with the United States Patent and Trademark Office will be issued, or that issued patents will not be challenged successfully or will commercially benefit or adequately protect the Company. Furthermore, there can be no assurance that competitors will not design around patents issued to the Company. In addition, going forward, the Company may choose not to maintain in force certain of its patents.

      During the course of its operations, the Company has, from time to time, received the benefit of utilizing, on a royalty-free basis, some patents issued and registered in the name of the Company's President, Chief Executive Officer
and Chief Financial Officer, Mr. Benson Zinbarg. On November   , 1996 and for no
additional consideration and as part of his employment agreement with the Company, Mr. Zinbarg assigned and transferred to the Company all of his rights in and to any inventions, patents and patent applications concerning the Company's products. See "Executive Compensation - Employment Agreement" and "Certain Transactions."

      Regarding its trademarks, the Company currently has in force 4 registered trademarks in the U.S. These are as follows: Egg Art, Window Art, Stuff-A-Pumpkin and Pumpkin Patch. In addition, the Company has 4 trademark applications pending with the United States Patent and Trademark Office. There can be no assurance that the trademark registration applications pending with the United States Patent and Trademark Office will result in registered trademarks, or that registered trademarks will not be challenged successfully or will commercially benefit or adequately protect the Company. In addition, going forward, the Company may choose not to maintain in force certain of its trademarks.

      Generally, once the Company is made aware of the violation of any of its protectable intellectual property interests, it seeks to defend these rights. However, it is often not possible to identify the source of any infringing product or, if identified, the alleged infringer may be difficult to pursue or the Company's actions may be ineffective. Over the past several years, the Company has collected between approximately $600,000 to $700,000 in damages and/or royalties in the aggregate in these types of infringement actions. This success may not be duplicated in the future. It is the Company's intention to maintain its enforcement policy and even become more aggressive at defending its creativity. However, the costs associated with the Company's enforcement of its intellectual property rights may in certain instances be very expensive and litigation can result in substantial diversion of the resources of the Company, and consequently, no assurance can be provided that the Company will enforce its rights in each and every instance. See "Risk Factors - Competitive Copies of the Company's Products."

      From time to time, the Company may be notified that it is infringing certain patents and other intellectual property rights of others. As claims arise, the Company evaluates their merits. No assurance can be given that licenses will be obtainable on commercially acceptable terms, that damages for infringement will not be assessed or that litigation will not occur. The failure to obtain necessary licenses or other rights or litigation arising out of any such claims could have a material adverse effect on the Company's business, financial condition and operating results.

      The Company also, from time-to-time, licenses intellectual property rights from third persons pursuant to various royalty or other compensation arrangements. Further, and as an additional incentive for several of its product development staff members, the Company will enter into a royalty-sharing arrangement regarding certain products. To date, none of these licensing or royalty-sharing arrangements have proven to be of significant consequence to the Company or its operations. However, no assurance can be given that any such royalty sharing or licensing arrangement will not become material to the Company's operations in the future.

      Disney Licenses.

      Since 1981, the Company has licensed from Disney the images, names and graphic representations of certain Disney characters in connection with several of its Easter line of products for sale in distribution in the United States and Canada. Currently, the Company utilizes the following licensed images of Disney

- Mickey Mouse, Minnie Mouse, Donald Duck, Pluto, Goofy, the Hunchback of Notre Dame, 101 Dalmatians, Winnie the Pooh and Pocahontas. The licenses with Disney provide for (i) payment of sales royalties and, in some instances, guarantees of minimum sales royalties; (ii) Disney's subjective approval of all products incorporating the Disney images and representations, and (iii) termination by Disney in the event of, among other things: (A) the Company's failure to manufacture and distribute the articles as provided in each Disney license; (B) a material breach by the Company which, after notice, remains uncured; (C) the Company's sale of articles incorporating Disney's character images which have not received Disney's approval or (D) unauthorized sales of licensed and approved articles outside of the Company's authorized territory. Further, the Disney license agreements also provide that Disney is not obligated to renew any license and if Disney terminates any one license "for cause," (as above described) it may terminate one, several or all of its licenses with the Company.

      For the years ended December 31, 1995 and December 31, 1994, sales revenues derived from the Company's sale of products incorporating the Disney images were $2,500,000 and $2,034,000, respectively. For the fiscal years 1995 and 1994, these amounts represented 22% and 20%, respectively, of the Company's total sales revenue. Although the Company's relations with Disney have been good and the Company has not experienced any difficulties in meeting required minimum royalty payments or complying with the Disney approval process, no assurance can be given that such relations will continue as they have previously or that Disney will continue to approve the Company's products. Any disapprovals of the Company's products by Disney, or the termination of several or all of the Company's licenses with Disney, may have a material adverse effect on the business and operations of the Company. See "Risk Factors - Certain License Agreements Subject to Termination and Non-Renewal - Disney Licenses."

      The Company's licenses from Disney require an aggregate payment of approximately $118,250 in connection with the Company's redomestication transaction and this public offering. The Company is treating this expenditure as a cost associated with this Offering. See "Use of Proceeds."

      In addition, in September 1996, the Company reached an agreement in principle with the Children's Television Workshop ("CTW") for a license from CTW to incorporate the images and representations of certain of its Sesame Street Characters - Bert, Ernie, Big Bird, Cookie Monster and Elmo - on and in connection with its Easter and Halloween line of products. Although a written agreement has not yet been signed, and no assurance can be given that one will be signed, it is anticipated that any license agreement from CTW will have provisions which are similar to the provisions of the Company's licenses with Disney. No assurance can be given that any one or more of the Company's products will meet the approval of CTW or that, once approved, that they will not be revoked, or that the CTW license will not be renewed and may be terminated. See "Risk Factors - Certain License Agreements Subject to Termination and Non-Renewal - Children's Television Workshop License."


Business Strategy

      The Company recognizes that it has several opportunities to capitalize on both its current position in the market as well as on the general composition of the industry itself. See "Business - Industry." The opportunities perceived by the Company are in the following categories: product development, import, strategic alliances and co-marketing efforts, geographic market expansion, business acquisition and the addition of a summer product line.

      Product Development.

      Management plans to use a portion of the proceeds of this offering to enhance its ability to bring new and innovative holiday decorative and novelty products to the market place. The Company has already conceptualized a large number of products that, as of the date hereof, are undeveloped. In management's view, many of these are commercially viable and should be brought to market. It is the Company's intention to utilize a portion of the proceeds of this offering in connection with these product development efforts including, but not limited to, building product prototypes, test-marketing and field research. The Company has recently hired two (2) additional employees to accelerate its current pace of product development.

      Imports.

      In order to broaden the Company's existing product lines, the Company will seek to develop relationships with third parties as additional sources of supply of products outside of the United States. In the past, the Company has purchased products from Asia and Canada. See "Business - Supply, Manufacture and Assembly of the Company Products."

      Strategic Alliances and Co-Marketing Efforts.

      To build upon the Company's existing relationships with large retail chains at Halloween and Easter, the Company has developed cross-promotional working relationships with several manufacturers of products that are compatible and synergistic with the Company's. It is the Company's intention to develop further these strategic marketing efforts. As an example, the Company currently has an informal arrangement with Binney & Smith ("B&S"), a Disney licensed manufacturer of Crayola brand crayons who utilizes the imprint of Disney's Winnie the Pooh, whereby B&S discount coupons were packaged with the Company's Easter egg coloring kits. The Company has had discussions with other Disney licensees to do similar cross promotions. This type of promotional device allows third parties to have the benefit of the Company's presence in the Easter and Halloween sections of major retailers and simultaneously enables the Company to add value to its products by the addition of discount coupons for recognized brand products. The Company has also, with the consent of Disney, engaged in other cross-promotional arrangements with Colorforms, Sandylion and Mattel, who are making to the Company's specifications activity kits, stickers and a plush toy, respectively, and all are utilizing intellectual property licensed from Disney by the Company.


      Geographic Market Expansion.

      The Company believes that the exporting of egg coloring kits as crafts to those countries that have egg decorating as part of their respective culture (e.g., Eastern Europe and some Asian countries) is currently a potentially large and unexploited commercial market. The Company will direct a portion of its efforts in developing these markets. No assurance can be given that the Company will be able to successfully develop this previously unexploited market.

      Acquisitions.

      The Company intends to pursue an acquisition strategy and acquire and develop businesses and product lines having Christmas, Halloween, Easter and Summer products and/or additional customers. Management of the Company believes that the businesses so acquired will benefit from the expertise and facilities of the Company adding to the combined revenues and net income. The Company intends to use a portion of the proceeds of the Company's public offering for such business acquisitions. See "Use of Proceeds." While the Company has, during the course of conducting its business, been presented with acquisition opportunities, the Company does not currently have any specific agreements, arrangements or understandings relating to or providing for the acquisition of any such entity; nor is it negotiating any of the same.

      The Company intends to acquire such additional companies and/or product lines using a combination of cash, equity securities (such as common stock or preferred stock) and debt instruments. See "Risk Factors Growth Strategy and Acquisition Activities" and "Underwriting." To the extent that the Company issues equity securities in connection with acquisitions, the equity interest of its then current stockholders may be diluted. There can be no assurance given, however, that the Company will be able to acquire such additional companies and/or product lines, that it will be able to use its securities in connection with such purchases or that it will have the necessary capital resources to purchase such companies and/or product lines.

      The Company could be subject to liabilities arising from an acquisition in the event the Company assumes unknown or contingent liabilities or in the event such liabilities are imposed on the Company under theories of successor liability. Prior to making acquisitions, the Company will conduct a due diligence investigation of purchasing only selected assets and assuming only selected liabilities of an acquisition candidate. The Company may also seek to obtain indemnification from selling parties. However, if the Company became subject to such a liability of sufficient magnitude and was unable to enforce its rights of indemnification against the acquired companies or selling parties, such liability could have a material adverse effect on the Company's financial condition and results of operations.

      Management intends to integrate the companies and/or product lines it may acquire to bring controls, economies of scale and standardized policies and procedures to all of its offices, and to centralize a number of functions that are performed on an individual basis. The Company intends to centralize finance, cash management, warehousing and inventory management, accounting, insurance, marketing, purchasing and human resources functions. There can be no assurance given that the Company will be able to successfully integrate the business of the companies and/or product lines it acquires or to successfully centralize or standardize certain functions or policies or that such centralization or standardization will result in cost reductions or better service.

Competition

      The Company competes in the holiday decoration and novelty market as well as the stationery market with small, independent organizations, divisions of major consumer product companies, several large retail chains who contract manufacture products for their own private label and other non-seasonal manufacturers. The Company's principal competitors in the Easter,

Christmas and Halloween Product decorations markets are: Fun World (including its Easter Unlimited Division) Union Products, General Foam, Paas (a Division of Schering Plough), Empire of Carolina, Paper Magic & Burwick and Spearhead (all divisions of CSS) and Santa's Best. The Company's principal competitors in the stationery product line are Newell, Olympic and Rubbermaid.

      Some of the Company's major competitors, including large retail chains and divisions of major consumer product organizations, have substantially greater financial resources than those of the Company. In some instances, the Company also competes with large retail chains who contract manufacture their own merchandise and who may place their own label thereon. However, the Company believes that it has competed and can continue to do so effectively with such organizations because of the overall fragmented nature of the industry as well as the Company's creative product development capabilities and existing long-term relationships with its customers.

Insurance

      The Company maintains blanket product liability insurance in the amount of up to $1,000,000 per occurrence, $2,000,000 in the aggregate for any year and, in addition, it maintains a $2,000,000 general umbrella protection policy regarding all of its products. The Company also maintains general premises liability insurance for each of the properties leased by it directly. In addition, the Company maintains some credit risk insurance for certain of its accounts receivable. In order to obtain additional credit risk insurance to adequately protect the Company against most or all of its accounts receivable, the Company would be required to pay premiums which would be commercially unreasonable to the Company. While the Company otherwise believes its insurance policies to be sufficient in amount of coverage for its current operations, there can be no assurance that coverage will continue to be available in adequate amounts or at reasonable cost, and there can be no assurance that the insurance proceeds, if any, will adequately cover the full extent of loss resulting from any claims.


Employees

      The Company currently employs 24 individuals, of which 20 are full-time employees and 4 are part-time employees. Of these persons, 6 are in executive management, 8 have administrative responsibilities, 4 are salespersons and 6 are in product development. In addition, and during the peak periods when packing and shipping requirements are inordinately heavy, the Company hires part-time workers to meet the required demands of such periods.

      The Company is not a party to any collective bargaining agreement and the Company's employees are not represented by any labor union. The Company considers its relationship with its employees to be excellent.

Government Regulation

      In some instances, the Company's products are subject to federal and state labeling requirements regarding child safety and, in some instances, the Company's egg dye products (which are non-toxic) are registered with the state authorities. In addition, and although not required, certain of the Company's products which contain an electrical component are approved by Underwriters Laboratories Inc. and/or the Canadian Standards Association. The effect, if at all, of government regulations which may result from any legislative or administrative action in the future cannot be accurately predicted.

Environmental Protection Compliance

      The Company believes that it currently is in compliance with all federal and state environmental regulations pertaining to its product components. For example, the Company makes no use of lead-based paints and does not make any use of non-food grade dyes in connection with its products. The Company has no knowledge of any federal, state or local environmental regulations which affect its business activities with which it is not in compliance. The Company has not expended any capital to comply with environmental protection statutes and does not anticipate that such expenditures will be necessary.

Legal Proceedings

      In April 1995, the Company was sued in an action styled Richard Salem, Trustee for Janet Labor, and Arthur Thomas d/b/a Jan-Art Packaging v. Sun Hill Industries, Inc., which is currently pending in Connecticut Superior Court (the "Connecticut Action"). The Connecticut Action was brought to enforce an amended default judgment obtained against the Company on February 23, 1993 in the Superior Court for the Commonwealth of Massachusetts in the sum of $166,000.00 with interest thereon from November 13, 1989 in the sum of $29,381.93, and the costs of the action (the "Massachusetts Action"). In its complaint in the Massachusetts Action, plaintiffs had alleged that the Company's purported refusal to provide work to the plaintiffs constituted a breach of contract for their packaging services. At present, discovery is continuing and the Company is currently unable to assess the outcome of the matter. However, the Company is vigorously defending the action and believes it has meritorious defenses.

Currently, the Company has been advised that its counsel is considering a motion for summary judgment in the Connecticut Action on the grounds that the Massachusetts court lacked jurisdiction over the Company when it rendered its judgment. Prior to the engagement of its current counsel in such action, the Company was represented by another attorney. In a separate action against such attorney, the Company is seeking to recoup losses sustained by the Company, if any, arising out of his previous representation of the Company in this matter. The Connecticut Action has been set for trial on July 27, 1997.

      On August 14, 1996, the Company commenced an action in the United States District Court for the Eastern District of New York against two companies located in New York, Easter Unlimited, Inc. ("EUI"), C.R. Seasons, Ltd. ("CRS") and two Hong Kong based companies, JETMAX LIMITED ("JETMAX"), and Sun Wing Plastic Manufacturing, Ltd. ("Sun Wing"), as defendants for trademark and trade dress infringement in violation of the Lanham Act, 15 U.S.C. Sections 1116 and 1125 and for unfair competition under New York's General Business Law and its common law. The basis of the action was the manufacture and distribution by defendants of certain halloween decorations, which were copies of, or confusingly similar to, the Company's products, and which used the Company's name, trademark, and trade dress. The Company sought unspecified damages, and its costs and fees, and preliminary and permanent injunctive relief barring defendants from continuing to manufacture, distribute or sell the pirated Halloween decorations and requiring defendants to turn over any such products to the United States Marshall for the Eastern District of New York for destruction. On August 14, 1996, the court issued an ex parte temporary restraining order barring the continued manufacture, distribution and sale of certain specified pirated products and the use of the Company's name and trade dress by defendants and ordering the seizure of all such products in defendant EUI's or CRS's possession which bore the Company's name. A hearing was set on the Company's motion for a preliminary injunction for August 29, 1996. All defendants were then duly served with the summons, complaint, order to show cause and supporting papers.

      Prior to the hearing scheduled for August 29, 1996, defendant EUI and the Company entered into a stipulation settling the action against EUI, whereby EUI represented that it had never manufactured or sold any pirated Company products and that it would not manufacture or sell any such pirated products in the future. The action was discontinued without costs to either party and without prejudice to the Company's right to renew its action should EUI's representations prove false and without prejudice to EUI's right to contest any of the Company's claims. The stipulation settling the action as against EUI was so ordered by the court on August 29, 1996. Defendants CRS and JETMAX had appeared and at their counsel's request, the hearing on the Company's motion was then adjourned to September 20, 1996. The failure of defendant Sun Wing to appear or answer was noted, but the question of Sun Wing's default was reserved for the adjourned hearing.

      Prior to the adjourned hearing, the Company and defendants CRS and JETMAX entered into a stipulation with the Company settling the action as against CRS and JETMAX. Pursuant to the stipulation, CRS represented that it had never manufactured, distributed, or sold any pirated products and CRS agreed to promptly destroy any pirated Halloween products in its possession and to give proof of same to the Company. CRS and JETMAX also agreed to provide documents concerning any receipt of such products by CRS or any sales of such products in the United States by JETMAX in 1995 and 1996 and to refrain from any such sales in the future. The parties agreed that the stipulation was without prejudice to renewal of the Company's action if the defendants' representations were false or they breached the agreement and that the court would retain jurisdiction to enforce the stipulation against CRS and JETMAX, which consented to personal jurisdiction in the Eastern District of New York. The stipulation provided for the action to be discontinued as against CRS and JETMAX without costs and the stipulation was so ordered by the court on Setpember 20, 1996.

      Despite having been served with the summons, complaint, order to show cause and other papers in this action, and despite written notice of its default and of the rescheduling of the hearing on the Company's motion, defendant Sun Wing never appeared, answered or otherwise responded to this action. On September 20, 1996, the court granted the Company's oral motion for a default judgment against defendant Sun Wing as to liability. The court scheduled an inquest into the Company's damages for November 25, 1996. The court also granted the Company's application for the discharge of its previously filed undertaking and the return of the

$25,000.00 cash deposit the Company had posted as security for the temporary restraining order the court had issued.

      The Company has not yet determined the extent to which it has suffered damages as a result of Sun Wing's actions. Such a determination may prove to be difficult in view of the location of Sun Wing and its failure to appear before the court. At minimum, the Company presently intends to obtain a judgment against Sun Wing for permanent injunctive relief and for the Company's costs, including its reasonable attorney's fees.

Facilities

      Warehouse Facility. The Company leases on a "net-lease" basis approximately 120,000 square feet of rentable warehouse space at 804 Corporations Park, Scotia, New York 12303. Pursuant to the terms of the "net lease," the Company is responsible for the payment of allocable real property taxes, ground maintenance, insurance and utilities. The lease is for an initial term of five (5) years commencing on April 1, 1994 and expiring on March 31, 1999, subject to renewal for an additional five (5) year term on at least six months advance notice. The monthly rent varies and is currently approximately $13,000 per month (inclusive of the expenses) and, upon its renewal, is subject to adjustment based on the Consumer Price Index for "All Urban Consumers NY - NJ
- CT" as published by the U.S. Department of Labor.

      Executive Offices, Administration and Product Development Facility. The Company, pursuant to 3 separate lease agreements with Mr. Benson Zinbarg, the

Company's President, Chief Executive Officer and Chief Financial Officer, leases an aggregate of approximately 10,000 square feet of rentable space at 48 Union Street, Stamford, Connecticut 06906 for its principal executive offices, administration and product development facilities. See "Certain Transactions." The leases are for a term of 5 years, each commencing on September 1, 1996 and expiring on December 31, 2001 and provide for a cumulative annual rent of approximately $136,000 payable in monthly installments.

      Toy Fair Showroom Facility. For purposes of the Company's participation in the annual Toy Fair Convention in New York City, the Company leases showroom space comprised of approximately 1,000 square feet of space at The Toy Center, located at 200 Fifth Avenue, New York, New York. The term of the lease is for a 10 year initial period with an annual rent of approximately $27,000 for the first year (expiring November 30, 1996) and approximately $24,000 for each year thereafter.

      Hong Kong Showroom Facility. As part of its arrangement with its Asian supplier, the Company is entitled to use up to 1,000 square feet of showroom space in its Asian supplier's showroom for the purposes of promoting its products. The use of such space coincides with the term of its agreement with the Asian supplier which is for an initial term expiring on December 31, 1999, is on a "rent-free" basis and subject to automatic renewal unless the Company provides notice to the contrary at least thirty (30) days prior to the termination of the initial term or any renewal term.

      The Company considers its current facilities adequate for its operations. In the event that any of such leases are terminated or not otherwise renewed, management believes that the

Company would be able to lease adequate space elsewhere upon terms comparable to or as favorable as those set forth in the current leases.

      The Company does not intend to invest in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities for the foreseeable future.

                                 DIVIDEND POLICY

      The Company has not, to date, paid and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business. See "Description of Securities - Common Stock."

                                   MANAGEMENT

Directors and Executive Officers

      The directors and executive officers of the Company are as follows:


          Name                       Age            Position with the Company
          ----                       ---            -------------------------

          Benson Zinbarg...........  59             Chief Executive Officer,
                                                     President, Chief Financial
                                                    Officer and Director

          Saul Feit................  57             Vice President - Sales

          Anita Dembiczak..........  61             Vice President - Operations,
                                                    Secretary

          Nancy Mimoun.............  36             Vice President - Creative
                                                    Development, Assistant
                                                    Secretary, Treasurer

          Robert A. Breakstone.....  58             Director

          Ernest D. Fanwick........  70             Director

          Bernard Spear............  58             Director

      Benson Zinbarg founded the Company in 1974 and has, prior to September 1996, been its sole director. Mr. Zinbarg has continuously served as its President, Chief Executive Officer and Chief Financial Officer since inception. Mr. Zinbarg received a B.S. in Chemical Engineering from Columbia University in 1959 and a Masters degree in Industrial Management in 1963 from The New York Institute of Technology. Mr. Zinbarg is considered an expert in the field of plastics engineering.

      Saul Feit has been affiliated with the Company since 1989 and has been, during the past five (5) years been Vice President of Sales for the Company.

      Bernard Spear has been an advisor to the Company since 1991 and became a member of the Company's Board of Directors in October 1996. Mr. Spear has been affiliated with Kirschner & Pasternack, a firm of certified public accountants since 1992. Also, since July 1, 1992, Mr. Spear has been a member of each of the Board of Directors and Investment Committee of The Roosevelt Financial Group Inc., a registered investment advisory firm, and since July 1, 1992, a member of the Board of Directors of P.R. Services, Ltd., a record keeping firm for client portfolios. Since July 1, 1993, Mr. Spear has also been a member of the Board of Advisors to Earl Graves, Ltd., whose major businesses include publishing, soft-drink distribution and special event promotion. From 1970 through 1981, Mr. Spear was a partner in Reminick, Aarons & Company, a firm of certified public accountants. Mr. Spear received a Bachelors of Science degree in accounting from Brooklyn College in 1963.

      Ernest D. Fanwick has been an advisor to the Company since 1986 and became a member of the Company's Board of Directors in October 1996. From 1983 to 1989,

Mr. Fanwick served as Vice President, Secretary and General Counsel to Burndy Corporation, a New York Stock Exchange listed company. Since April 1989, Mr. Fanwick has been retired. Mr. Fanwick received a Bachelors of Science degree in Electrical Engineering from Pennsylvania State University in 1948 and a J.D. Degree in 1951 from Columbia University School of Law.

      Robert A. Breakstone has been an advisor to the Company since 1995 and became a member of the Company's Board of Directors in October 1996. From 1989 through 1995, Mr. Breakstone served as the Executive Vice President and Chief Operating Officer of GTECH Holdings Corporation ("GTECH"), a New York Stock Exchange listed company, and a provider of on-line, high speed, high security transaction processing systems to governments worldwide. Subsequent to his retirement from GTECH, Mr. Breakstone became the president of Landmark International Group, a privately held provider of business development, consulting and financial services. Prior to 1989, Mr. Breakstone has held the following positions with the following companies: (i) From 1985 to 1989 President and Chief Executive Officer of Healthtex, Inc., a manufacturer and distributor of branded childrens' wear; (ii) From 1974 to 1985, a Group Vice President and director of Chesebrough Ponds Inc., a consumer products organization, and (iii) From 1970 to 1974, a Vice President and Group Executive with Chase Manhattan Bank, N.A. Mr. Breakstone holds a B.S. in Mathematics and an M.B.A. in Finance from the City College of New York.

      Anita Dembiczak has been employed full time by the Company since 1978 and became Vice President of Operations and Secretary in 1990.

      Nancy Mimoun has, except for a 3-year leave of absence, been continuously employed by the Company in various capacities since 1975 and became Treasurer in 1994. In October 1996, Ms. Mimoun became Vice President, Creative Development and an Assistant Secretary for the Company. Ms. Mimoun received a Bachelor of General Studies degree from the University of Connecticut in 1993. Ms. Mimoun is the daughter of Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer.

      All officers of the Company are elected to serve in such capacities until the next annual meeting of the Board of Directors of the Company and until their successors are duly elected and qualified.

Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation law; or (iv) for any transaction from which the director derived an improper personal benefit.


      The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's bylaws, any agreement, vote of shareholders or otherwise.

      The Company's certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

      The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. See "Executive Compensation - Remuneration of Directors."

Employment Agreements

      The Company has entered into an employment agreement with Mr. Benson Zinbarg. See "Executive Compensation - Employment Agreement" for a more detailed description of the employment agreement. Pursuant to the provisions of this employment agreement, in the event that Mr. Zinbarg is not re-elected to serve as a member of the Board of Directors, he may terminate his employment with the Company and will, in such event, be entitled to receive his base salary as set forth in such employment agreement for the remainder of the term thereof as would otherwise be in effect had he not exercised his right to terminate his employment. See "Executive Compensation - Employment Agreements."

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the aggregate cash compensation paid for services rendered to the Company during each of the Company's last three fiscal years by all individuals who served as the Company's Chief Executive Officer during the last fiscal year and the Company's most highly compensated executive officers who served as such during the last fiscal year and were compensated at or greater than $100,000 per annum.


                                                                    Long Term Compensation
                     Annual Compensation                         Awards              Payouts
                 ------------------------------------------  --------------------   --------  (All
                                               Other Annual  Restricted                       Other
Name and                                       Compensation    Stock     Options/      LTIP   Compen-
Principal        Year     Salary($)   Bonus        ($)       Awards($)     SARs      Payouts  sation ($)
Position         ----     ---------   -----    ------------  ----------  --------    -------  ----------
---------
Benson
Zinbarg......    '95      $135,000   $200,000     ------     ------      ------      ------     ------
   Preisdent     '94      $135,000   $ 50,000     ------     ------      ------      ------     ------

   Chief         '93      $135,000   $ 41,500     -----       -----      ------      ------     ------
   Executive
   Officer

   Chief
   Financial
   Officer

Saul Feit        '95      $94,000     -------     ------     ------      ------      ------      -----
   V.P. - Sales  '94      $94,000     $ 8,000     ------     ------      ------      ------      -----
                 '93      $94,000    $ 20,000     ------     ------      ------      ------      -----

Employment Agreement

      In November 1996, the Company entered into an employment agreement with Mr. Benson Zinbarg, a stockholder and director of the Company (the "Zinbarg Employment Agreement') for Mr. Zinbarg to act as the Company's President, Chief Executive Officer and Chief Financial Officer for a term of five (5) years commencing as of January 1, 1997 and expiring on December 31, 2001. The Zinbarg Employment Agreement provides for a base salary of $125,000 per annum and also provides for annual incentive bonus compensation. The annual incentive bonus compensation payable to Mr. Zinbarg shall be equal to five percent (5%) of pre-tax income in excess of $500,000. Further, the Zinbarg Employment Agreement provides that Mr. Zinbarg may participate in the Company's 1996 Employee - Consultant Stock Option Plan. See "Executive Compensation - Stock Option Plans" below. Pursuant to the terms of the Zinbarg Employment Agreement, Mr. Zinbarg is to receive the employment benefits afforded other employees of the Company including health, disability, life and dental insurance coverage and is entitled to utilize a Company automobile.

      The Zinbarg Employment Agreement provides that his employment shall terminate upon his death or permanent disability and permits the Company to terminate his employment for "cause." Under the Zinbarg Employment Agreement, "cause" is defined to include (i) gross negligence or willful misconduct materially injurious to the Company; (ii) the conviction of Mr. Zinbarg of a felony; (iii) the incarceration of Mr. Zinbarg following any conviction which would restrict his ability to perform under his agreement and (iv) a material breach of the Zinbarg Employment Agreement which remains uncured after notice thereof. Further, in the event that Mr. Zinbarg is not nominated or re-elected to serve as a member of the Company's Board of Directors, he may terminate his employment with the Company and will, in such event, be entitled to continue to receive his base salary as set forth in the Zinbarg Employment Agreement for the remainder of the term thereof as would otherwise be in effect had he not exercised his right to terminate his employment. The Zinbarg Employment Agreement also contains certain confidentiality and non-competition provisions which are operative during its term and for a period of time after termination thereof.

Remuneration of Directors

      Employee directors receive no compensation for acting as directors or attending meetings of directors. Non-employee (or "outside") directors will receive $1,000 per meeting for each meeting which each such director attends and options to purchase 5,000 shares of Common Stock each year pursuant to a formula in the Company's 1996 Outside Director Stock Option Plan (as hereinafter defined), one-half of which vest and are immediately exercisable upon the grant and the balance vesting one (1) year thereafter. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of directors.

      Messrs. Spear, Breakstone and Fanwick who are the Company's current outside directors, previously received, as members of the Board of Advisors of Sun Hill - Connecticut, $500 per quarter for advising the Company on business and related issues.

Employee Benefit Plans

      The Company provides all full-time permanent employees, including executive officers, with group life, medical, and disability insurance on a non-discriminatory basis. The Company also maintains an Employee Profit Sharing Plan (the "Employee Profit Sharing Plan") which is designated as a "Top Heavy" plan under the Internal Revenue Code of 1986, as amended. In order to become eligible for the Company's Employee Profit Sharing Plan, an employee must have served the Company for at least 1 year and, thereafter, the employees interest becomes vested 20% per year for a period of five years, after which time the employee is fully vested. The Company's contributions to the Plan are discretionary and, historically, have never been greater than 15% of each employees salary. During the fiscal years 1993, 1994 and 1995, the Company made no contributions to the Profit Sharing Plan.

Stock Option Plans

      In November 1996, the Board of Directors adopted and the Company's stockholders approved the 1996 Employee - Consultant Stock Option Plan (the "1996 Employee - Consultant Stock Option Plan") and the 1996 Non-Employee Director Stock Option Plan (the "1996 Non-Employee Director Option Plan";

collectively, the 1996 Employee - Consultant Stock Option Plan and the 1996 Non-Employee Director Option Plan are hereinafter referred to as the "Stock Option Plans").

      The 1996 Employee - Consultant Stock Option Plan provides for the grant of options which qualify as incentive stock options ("Incentive Options") under the Internal Revenue Code of 1986, as amended, to be issued to officers and employees, as well as options which do not so qualify ("Non-Qualified Options") to be issued to the Company's officers, employees and consultants. The 1996 Employee - Consulant Stock Option Plan provides for the grant of options with respect to, in the aggregate, up to 950,000 shares of Common Stock (which number is subject to adjustment in the event of the Company's declaration of stock dividends, stock splits, reclassifications and the occurrence of other similar events). The Company has reserved 950,000 shares of Common Stock for issuance under the 1996 Employee - Consultant Stock Option Plan. On November , 1996, and pursuant to the 1996 Employee and Consultant Stock Option Plan, Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer was granted an aggregate of 750,000 options which, to the extent permitted by law, are to be Incentive Options exercisable at $4.40 per share and the balance, to be Non-Qualified Options exercisable at $4.00 per share, all of which are exercisable as follows: (i) 250,000 options if the Company realizes pre-tax income of at least $1,000,000 in any fiscal year, (ii) 250,000 options if the Company realizes pre-tax income of at least $2,000,000 in any fiscal year, and (iii) 250,000 options if the Company realizes at least $3,000,000 in any fiscal year. In the case of the Incentive Stock Options awarded to Mr. Zinbarg, they are for a term of five years and in the case of Non-Qualified Options, they are for a term of ten years.

      Non-employee directors of the Company may participate in the 1996 Non-Employee Director Option Plan pursuant to which they may only be granted Non-Qualified Options on a non-discretionary basis pursuant to a formula set forth therein. Pursuant to such formula, each non-employee director elected to office shall receive a ten-year Non-Qualified Option to purchase 5,000 shares of Common Stock at an exercise price equal to the "fair market value" (as such term is defined in the Stock Option Plan) of the Common Stock on the date of grant thereof. One-half of such options vest immediately and the balance vest one year thereafter. The 1996 Non-Employee Director Option Plan provides for the grant of options with respect to, in the aggregate, up to 100,000 shares of Common Stock (which number is subject to adjustment in the event of the Company's declaration of stock dividends, stock splits, reclassifications and the occurrence of other similar events). The Company has reserved 100,000 shares of Common Stock for issuance under the 1996 Non-Employee Director Option Plan.

      As a consequence of the adoption of the 1996 Non-Employee Director Option Plan on November __________, 1996 and, pursuant to the terms thereof, Messrs. Breakstone, Fanwick and Spear were each awarded 5,000 Non-Qualified Options exercisable at $4.00 per share, 2,500 of which options vested immediately and the balance of which will vest on the one-year anniversary of the award date.


      Pursuant to their terms, the Stock Option Plans are to be administered by a committee established by the Board of Directors comprised of at least two (2) non-employee directors (the "Compensation and Stock Option Committee"). The Compensation and Stock Option Committee, in the case of the Employee - Consultant Stock Option Plan, determines the persons to whom options are granted, the number of shares of stock subject to an option, the period during which options may be exercised and the exercise price thereof. The Stock Option Plans place restrictions on the grant of options to persons who are, at the time of grant, members of the Stock Option Committee and, if no such committee is established, on the grant of options to directors.

                              CERTAIN TRANSACTIONS

      Since the Company's inception, and from time to time on an as needed basis, Mr. Zinbarg has been lending money to the Company to enable it to sustain its operations. These loans have ranged up to $954,000 for any fiscal year and have borne interest at the then prevailing market rates. Traditionally, the Company has repaid these loans to Mr. Zinbarg close to the conclusion of each fiscal year together with accrued and unpaid interest thereon. For the fiscal years ended December 31, 1994 and December 31, 1995, Mr. Zinbarg loaned the Company the aggregate principal amounts of $470,000 and $954,000, respectively, at the interest rate of 9.5% per annum. These respective loans have been repaid to Mr. Zinbarg at the conclusion of each of 1994 and 1995 and the interest payments thereunder amounted to $36,112 and $67,658, respectively. From January 1, 1996 through the date hereof, Mr. Zinbarg has loaned the aggregate principal amount of $954,000 to the Company. Of this principal amount, $500,000 has been repaid and $450,000 is currently due and owing as of the date of this Prospectus. Approximately $56,700 in interest has accrued and remains unpaid with respect to the loans Mr. Zinbarg has made during 1996. It is the Company's intention to repay the principal amounts under such loans together with accrued and unpaid interest thereon to Mr. Zinbarg prior to the completion of the Offering.

      Since the Company's inception, and from time to time, several patents relating to some of the Company's products which have issued have previously been registered in the name of Mr.

Zinbarg. The Company has had the benefit of the use of all of such patents on a royalty-free basis. On November 1, 1996, and for no additional consideration, and as part of Mr. Zinbarg's employment agreement with the Company, Mr. Zinbarg agreed to assign to the Company all of his rights to his inventions relating to the Company's products as well as the patents which have issued and are registered in his name and all of his interests in and to any patent applications pending with respect to the Company's products.

      The Company, as a prime tenant, leases from Mr. Zinbarg three units in an industrial condominium building where the Company's principal executive offices and research and development facilities are located. Pursuant to 3 separate 5-year lease agreements all dated September 19, 1996, Mr. Zinbarg leases the Company an aggregate of approximately 10,000 square feet of rentable space at 48

Union Street, Stamford, Connecticut for a cumulative annual rent of approximately $136,000 payable to Mr. Zinbarg in monthly installments.

      In connection with the Company's credit facility with First Union, Mr. Zinbarg has (i) supplied First Union with his personal guarantee of repayment of the Company's indebtedness thereunder together with interest and penalties thereon and (ii) supplied First Union with mortgages on the condominium units he owns in the industrial building where the Company's principal executive offices are located as additional collateral.

      On January 29, 1993, Ms. Anita Dembiczak, the Company's Secretary, loaned $90,000 in principal amount to the Company at the rate of .75% above the applicable prime rate at the time. This loan is repayable on demand. While the loan is outstanding, interest accrues and is compounded to principal monthly. During the years ended December 31, 1993, 1994 and 1995, respectively, the following interest amounts accrued under the loan to Ms. Dembiczak - $6,504, $7,350, and $10,481. From January 1, 1996 through October 31, 1996, the amount of $9,563 in interest has accrued under this loan. Accordingly, since inception and through October 31, 1996, the Company owes $90,000 in principal and approximately $34,000.00 in interest to Ms. Dembiczak. It is the Company's intention to repay these amounts owing to Ms. Dembiczak prior to the completion of the Offering.

      After discussions with First Union in October 1996, with whom the Company has an existing credit facility, the Company has agreed to cause its officers to execute and deliver an agreement to subordinate any officer loans to First Union, and expressly permitting repayment of such loans.

                            PRINCIPAL SECURITYHOLDERS

      The following table sets forth, as of the date hereof, certain information with respect to stock ownership of: (i) all persons known by the Company to be beneficial owners of 5% or more of its outstanding Common Stock, (ii) each of the Company's executive officers and directors, and (iii) all directors and executive officers as a group (seven persons). Unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares of Common Stock listed below.

                                                                 % of Outstanding
                                                                    Shares of
                                                                    Common Stock
                                                                Beneficially Owned (1)
                                                                ----------------------
                                         Number of Shares
                                        Beneficially Owned      Prior to            After
Name and Address of Beneficial Owner     Prior to Offering      Offering          Offering
------------------------------------     -----------------      --------          --------
Mr. Benson Zinbarg(2)
  48 Union Street
  Stamford, CT 06906 .............          1,012,500             74.2%            21.7%(4)

The Kookeroonie Trust
  c/o Joan Zinbarg
  320 Chestnut Hill Road
  Stamford, CT 06906(3) ..........            337,500             24.8%            10.1%(5)

Mr. Robert A. Breakstone
  c/o Landmark International Group
  4 Landmark Square, Suite 300
  Stamford, CT 06906 .............              2,500               *              *

Mr. Ernest D. Fanwick
  1403 Newfield Avenue
  Stamford, Connecticut 06905 ....              2,500               *              *

Mr. Bernard Spear
  c/o P.R. Services, Ltd.
  63 Wall Street
  New York, New York(6) ..........              2,500               *              *

All Executive Officers& Directors
   as a Group (7 persons) ........          1,357,500(6)           100%            31.7%
                                            -----------            ---             ----

----------
*     Less than one percent (1%)
(1) Unless otherwise noted, all of such shares are owned of record by each individual named as beneficial owner and such individual has sole voting power and dispositive power with respect to the shares of Common Stock owned by each of them. Such person's percentage ownership is determined by assuming that the options or convertible securities held by such person are exercisable within 60 days from the date hereof have been exercised or converted, as the case may be. Does not give effect to the exercise of:
      (a) the Underwriter's Purchase Option; (b) the Over-Allotment Option; or
      (c) the Class A Warrants.
(2)   A director and officer of the Company.
(3) The Kookeroonie Trust (the "Trust") was established on December 30, 1993 by Mr. Benson Zinbarg, as grantor, for the benefit of Mr. Zinbarg's two daughters - Ms. Nancy Mimoun, a Vice President, Assistant Secretary and Treasurer of the Company, and Ms. Joyce Zinbarg. Both of Mr. Zinbarg's daughters are over the age of 18 and do not reside with Mr. Zinbarg. Pursuant to the terms of the Trust, Ms. Joan Zinbarg, Mr. Zinbarg's wife, is named as the trustee of the Trust and, in addition, Mr. Bernard Spear, a director of the Company, is named as the Trustee of any trust established under the Trust. The Trust, by its express terms, proscribes the voting by Mr. Zinbarg (if he were to become a trustee) or his spouse of any shares of any "controlled corporation" within the meaning of Section 2036(b) of the Internal Revenue Code. The Trust further proscribes Mr. Zinbarg and his spouse from participating in any decision regarding the discretionary accumulation, payment or allocation of principal or income to or for any beneficiary of the Trust. These two express proscriptions preclude the ability of Mr. or Mrs. Zinbarg in any way to vote or dispose of any shares of Common Stock of the Company held by and in the name of the Trust. In such an event, the power to vote or dispose of such shares would be in the discretion of Mr. Spear, as the other named trustee. Mr. Spear has no arrangement with Mr. Zinbarg or his spouse regarding the voting of or disposition of any shares of Common Stock held by the Trust and disclaims any beneficial ownership interest therein. However, Mr. Zinbarg does under the express provisions of the Trust, and in certain circumstances, have the right to reacquire the Trust's principal at any time (including any shares of the Company's Common Stock held by the Trust) by subsituting therefor property having an equivalent value at the time of such reacquisition. Both Mr. Zinbarg and his spouse herein expressly disclaim any beneficial ownership interest in the Trust.
(4) Includes 500,000 shares of Common Stock included in the Registration Statement of which this Prospectus forms a part and assumes the sale thereof upon effectiveness of such Registration Statement.
(5) Includes 100,000 shares of Common Stock included in the Registration Statement of which this Prospectus forms a part and assumes the sale thereof upon effectiveness of such Registration Statement.
(6) Includes all shares held in the Trust established partially for the benefit of Ms. Mimoun, an officer and director, as well as options for an aggregate of 7,500 shares granted to the Company's three (3) non-employee directors upon the adoption of the Company's 1996 Non-Employee Director Option Plan. See "Stock Option Plans."

      As of the date of this Prospectus, except as otherwise set forth herein, there are no agreements or other arrangements or understandings known to the Company concerning the voting of the Common Stock of the Company or otherwise concerning control of the Company. There are no preemptive rights applicable to any of the Company's securities. See "Description of Securities."

                         SHARES ELIGIBLE FOR FUTURE SALE

      All of the 1,350,000 shares of Common Stock outstanding prior to the Company's public offering are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or manner of sale restrictions of the rule. As of the date hereof, no shares of Common Stock are available for resale pursuant to Rule 144. However, 600,000 shares of the 1,350,000 shares of the Company's issued and outstanding Common Stock have been included in the Registration Statement of which this Prospectus forms a part. Of these shares, 100,000 shares are being purchased by the Underwriter from the Initial Selling Securityholder on a "firm commitment" basis and 500,000 shares are being offered by the Subsequent Selling Securityholder under an Alternate Prospectus. Pursuant to an agreement with the Underwriter, the officers, directors and holders of 5% or more of the Company's equity securities are restricted from selling their respective securities for a period of eighteen (18) months from the Effective Date, absent waiver of such restriction by the Underwriter. See "Underwriting." The Company expects that the Underwriter will waive such restriction during the three months following the Effective Date to the extent necessary to allow the 500,000 shares of the Subsequent Selling Securityholder to be sold. A sale of shares by the Company's current stockholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Common Stock in any market for the Company's securities that may develop. To the extent that these shares enter the market, the value of the Common Stock in the over-the-counter market may be reduced. See "Risk Factors," "Principal Securityholders" and "Description of Securities."

      In April 1990, the Commission adopted Rule 144A, which permits unlimited resales of restricted securities of any issuer provided that the purchaser is a Qualified Institutional Buyer (as that term is defined therein) that at the end of its most recent fiscal year has assets invested in securities that were purchased for a total of more than $100 million. Rule 144A allows holders of restricted shares of the Company to sell their shares of Common Stock to such institutions without regard to any volume or other restrictions.

      In the event that shares of Common Stock which are not currently saleable become saleable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such shares of Common Stock elect to sell such shares of Common Stock in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. No predictions can be made as to the effect, if any, that sales of the Shares and the Class A Warrants or the availability of the Common Stock and the Class A Warrants for sale will have on the market price of such securities prevailing from time to time. Nevertheless, the foregoing could adversely affect prevailing market prices. See "Risk Factors," "Principal Securityholders," "Certain Transactions" and "Description of Securities."

      Prior to the Company's public offering, there has been no public market for any of the securities of the Company. Sales of substantial amounts of shares of Common Stock, pursuant to Rule 144, Rule 144A or otherwise, could adversely affect the market price of the Common Stock, and/or the Class A Warrants, and may make it more difficult for the Company to sell equity securities in the future at a time and price that it deems appropriate. See "Risk Factors - Future Sales of Common Stock by the Company's Stockholders."

                            DESCRIPTION OF SECURITIES

Common Stock

      The Company is currently authorized to issue 25,000,000 shares of Common Stock, having a par value of $.001 per share. As of the date hereof, there are 1,350,000 shares of Common Stock issued and outstanding and there are two holders of record of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders of the Company for a vote thereon. The holders of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. The Company has not paid any dividends on its Common Stock to date. The Company anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, capital requirements and operating and financial conditions of the Company.

Preferred Stock

      The Certificate of Incorporation of the Company authorizes the issuance of up to 5,000,000 shares of Preferred Stock, $.001 par value per share. None of such Preferred Stock has been designated or issued. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of shares of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, the Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Class A Warrants

      Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.50 per share for a period of four years commencing one year after the Effective Date of the Registration Statement of which this Prospectus forms a part. The exercise price and/or the exercise date of each Class A Warrant is subject to adjustment under certain circumstances including, without limitation, the following: (i) the Company's issuance of Common Stock for less than its fair market value; (ii) the Company's issuance of a dividend in Common Stock; (iii) the subdivision of outstanding shares of Common Stock; (iv) the recapitalization or reorganization of the Company; (v) the merger or consolidation of the Company with or into another company; and
(vi) the sale of all or substantially all of the assets of the Company. Each Class A Warrant is redeemable upon 30 days prior written notice by the Company at a redemption price of $.01 per warrant at any time after _____ __, 19___, provided that the closing bid price of the Common Stock, as reported by NASDAQ (or such other principal exchange on which the Common Stock is then quoted), the NASD OTC Electronic Bulletin Board or the National Quotation Bureau, Inc., as the case may be, equals or exceeds $7.00 per share for 20 consecutive trading days ending within five days prior to the date of the Company's notice of redemption. Pursuant to the terms of the Class A Warrants, the Company has the right, upon 30 days prior written notice to all holders of the Class A Warrants and subject to compliance with Rule 13e-4 under the Exchange Act (including the filing of Schedule 13E-4), to reduce the exercise price and/or extend the term of the Class A Warrants.

      Prior to the Company's public offering as described herein, there has been no established trading market for any of the Company's securities. See "Risk Factors - No Assurance of Public Market or Continued NASDAQ Listing" and "Market for the Company's Securities and Related Stockholder Matters."

Transfer and Warrant Agent

      Continental Stock Transfer & Trust Company, New York, New York is the Registrar and Transfer Agent for the Common Stock and Warrant Agent for the Class A Warrants.


Business Combination Provisions

      The Company has expressly elected to be subject to Section 203 of the Delaware General Corporation Law regulating "business combinations" (defined to include a broad range of transactions) between Delaware corporations and "interested stockholders" (defined as persons who have acquired at least 15% of a corporation's stock). Under the law, a corporation subject to Section 203 may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. Section 203 contains provisions enabling a corporation to avoid the statute's restrictions.

Anti-Takeover Measures

      The Company's Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and prevent shareholders from changing the Company's management. The Certificate of Incorporation provides for the issuance of up to 5,000,000 shares of Preferred Stock having such rights and preferences as the Board of Directors shall determine. The Bylaws provide that certain vacancies on the Board of Directors shall be filled only by a majority of the remaining directors then in office. See "Management."

      In addition, the Company's Bylaws provide that no proposal by a shareholder shall be presented for vote at a special or annual meeting of shareholders unless such shareholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to shareholders, provide the Board of Directors or the Secretary of the Company with written notice of intention to present a proposal for action at the forthcoming meeting of shareholders, which notice shall include the name and address of such shareholder, the number of voting securities he or she holds of record and which he or she holds beneficially, the text of the proposal to be presented at the meeting and a statement in support of the proposal. Any shareholder may make any other proposal at an annual meeting or special meeting of shareholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 60 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business proposed by a shareholder (acting in such capacity) shall be acted upon at such annual meeting unless stated and filed as described above.

                       MARKET FOR THE COMPANY'S SECURITIES
                         AND RELATED STOCKHOLDER MATTERS

      Prior to the Company's public offering as described herein, there has been no public market for the Shares or the Class A Warrants and no assurance may be given that a regular trading market will develop following completion of the

Company's public offering or that, if any such market does develop, it will be sustained. In connection with the Company's public offering, the Company has applied for inclusion of the Shares and the Class A Warrants for quotation on NASDAQ under the symbols "SUNC" and "SUNW," respectively. No assurance can be given that, despite the Company's ability to comply with the financial requirements for listing, approval for the quotation of its securities on NASDAQ will be given. Even assuming that the Common Stock and the Class A Warrants are approved for quotation on NASDAQ, there can be no assurance given that the Company will be able to satisfy the requirements for continued quotation of such securities on NASDAQ or that such quotation will otherwise continue. See "Risk Factors - No Assurance of Public Market or Continued NASDAQ Listing." As of the date hereof, there are two holders of record of the Common Stock.

                                  UNDERWRITING

General

      Subject to the terms and conditions set forth in the Underwriting Agreement by and between the Company and the Underwriter (the "Underwriting Agreement"), the Company has agreed to sell to the Underwriter, on a "firm commitment" basis, an aggregate of 1,000,000 shares of Common Stock and 2,000,000 Class A Warrants. The Underwriter has also agreed to purchase on a "firm commitment" basis, an aggregate of 100,000 shares of Common Stock from the Initial Selling Securityholder.

      The Common Stock and Class A Warrants being offered to the public by the Company are being offered at a price of $4.00 per share and $.25 per warrant, respectively, as set forth on the cover page of this Prospectus. The shares of Common Stock and Class A Warrants are offered by the Underwriter subject to: (i) the Underwriter's receipt and acceptance; (ii) the Underwriter's right to reject any order in whole or in part ; (iii) approval of certain legal matters by counsel to the Underwriter; and (iv) to certain other conditions specified in the Underwriting Agreement.

      The Company has agreed to sell the Shares of Common Stock and Class A Warrants to the Underwriter at a discount of 10% of the public offering price thereof. The Company has also agreed to pay the Underwriter the Non-Accountable Expense Allowance (as previously defined) equal to 3% of the aggregate offering price of the Shares and the Class A Warrants ($25,000 of which was advanced to the Underwriter). Pursuant to the provisions of the Underwriting Agreement, in the event that the Company's public offering is terminated for any reason, the Underwriter shall be reimbursed for all accountable expenses incurred by it. Any amounts previously paid shall be credited against any amounts due.

      The Underwriter has advised the Company that sales to certain dealers may be made at the public offering price less a concession not in excess of $______ per Share or $______ per Class A Warrant. Upon completion of the Company's public offering, the public offering price and other selling terms may be changed by the Underwriter. The Underwriter does not intend to confirm sales of more than 1% of the Shares and Class A Warrants offered hereby to any accounts over which it exercises discretionary authority.

      Prior to the Company's public offering, there has been no public trading market for the Shares of Common Stock or the Class A Warrants. The offering price of the Shares and the exercise price of the Class A Warrants were determined by the Company and the Underwriter. The major factors considered by the Company and the Underwriter in determining the public offering price of the Shares of Common Stock, the Class A Warrants and the exercise price of the Class A Warrants, in addition to prevailing market conditions, were the Company's historical performance and growth, management's assessment of the Company's business potential and earning prospects, the prospects for growth in the industry in which the Company operates, and the foregoing factors in relation to market valuations of other similar companies. The public offering price may not bear any relationship to the Company's assets, book value, net worth or other criteria of value applicable to the Company.

The Over-Allotment Option

      The Company has granted to the Underwriter the Over-Allotment Option which is exercisable for a period of 30 days following the Effective Date of the Registration Statement of which this Prospectus forms a part to purchase up to 150,000 shares of Common Stock and 300,000 Class A Warrants (equal to an aggregate of up to 15% of the number of Shares of Common Stock and Class A Warrants being offered by the Company to the public) for the purpose of covering over-allotments. The Over-Allotment Option is exercisable upon the same terms and conditions as are applicable to the sale of the Shares and the Class A Warrants.

The Underwriter's Purchase Option

      As part of the consideration to the Underwriter for its services in connection with the public offering described herein, the Company has agreed to issue to the Underwriter, for nominal consideration, the Underwriter's Purchase Option to purchase up to 100,000 shares of Common Stock and 200,000 Class A Warrants (an aggregate of up to 10% of the number of the Shares and Class A Warrants being offered by the Company to the public). The Underwriter's Purchase Option will be exercisable commencing one year after the Effective Date and ending four years thereafter at an exercise price of $4.80 per share of Common Stock and $.30 per Warrant, respectively (120% of the public offering price, respectively, of the Common Stock and the Class A Warrants). The Underwriter's Purchase Option will be restricted from exercise, sale, transfer, assignment or hypothecation, except to officers of the Underwriter and members of the selling group and/or their officers or partners, for a period of one year from the Effective Date and will, thereafter, be exercisable for a period of four years. The exercise price of the Underwriter's Purchase Option was arbitrarily determined by the Company and the Underwriter and should not be deemed to reflect any estimate of the intrinsic value of either the Underwriter's Purchase Option, the Common Stock, the Class A Warrants and the Common Stock therein contained. The Underwriter's Purchase Option will also contain certain anti-dilution and adjustment provisions.


      During the period in which the Underwriter's Purchase Option is exercisable, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock and the Class A Warrants, which may result in a dilution of the interest of the stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise such Options and the underlying securities, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Underwriter's Purchase Option. Any profit realized on the sale of securities issuable upon the exercise of the Underwriter's Purchase Option may be deemed additional underwriting compensation.

Registration Rights

      In connection with the underwriting of the Company's public offering, the Company has granted to the Underwriter certain "piggy back" and "demand" registration rights. Pursuant to the terms of the Underwriting Agreement, the Company has granted to the Underwriter, for a period of seven years commencing one year from the Effective Date, the right to include for registration, the Underwriter's Purchase Option (including the underlying securities) in the event that the Company files a registration statement under the Securities Act relating to the public sale of any of its securities. Consequently, the "piggy back" registration rights are only operative if the Company otherwise files a registration statement. In addition, the Company has agreed, for a period of five years from the Effective Date, to register under the Securities Act: (i) on one occasion and at its expense, the Underwriter's Purchase Option (including the underlying securities) upon the request of the holders of 50% or more of the Underwriter's Purchase Option (including the underlying securities); and (ii) on one occasion and at the holder's expense, the Underwriter's Purchase Option (including the underlying securities) upon the request of any holder thereof.

Consulting Fees and Finder's Fees

      The Company has also agreed, pursuant to the provisions of a 2-year consulting agreement which was required pursuant to the Underwriting Agreement, to pay the Underwriter a consulting fee (the "Consulting Fee") in the amount of $200,000 for the Underwriter to act as an advisor to the Company with respect to mergers and acquisitions, and general business management. The Consulting Fee is payable upon the completion of the Offering.

      No finder has been associated with the Company's public offering as described herein; nor does the Company have any obligation to pay a finder's fee to anyone in connection with any pending transaction involving the Company.

Warrant Solicitation Fee


      Beginnning one year after the Effective Date, and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay to the Underwriter a warrant solicitation fee equal to 4% of the exercise price for each solicited Warrant exercised, payable upon exercise of the Warrant. However, no compensation will be paid to the Underwriter in connection with the exercise of the warrants if
(a) the market price of the underlying shares of Common Stock is lower than the exercise price of the Warrants, (b) the Warrants are held in a discretionary account, except where prior specific written approval for the exercise has been received, (c) the Warrants are exercised in an unsolicited transaction, (d) the Underwriter has not provided bona fide services in connection with the solicitation of the Warrant, (e) the holder of the Warrant has not in writing designated the Underwriter as the party to receive the solicitation fee, or (f) these compensation arrangements have not been disclosed at the time of the exercise. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the securities until the later of the termination of such solicitations activity or the termination by waiver or otherwise of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation.

Other Terms of the Underwriting

      The Company has agreed not to issue, sell, offer to sell, grant any option relating to the sale of or otherwise dispose of (directly or indirectly) any of the Company's equity securities (including securities convertible into, exercisable for or exchangeable into equity securities), without the Underwriter's prior written consent, except for issuances pursuant to: (i) the exercise of the Underwriter's Unit Purchase Option; (ii) the Company's public offering of securities described herein; (iii) a declaration of dividends, recapitalization, reorganization or similar transaction; (iv) acquisitions (in whole or in part), mergers, consolidations, joint ventures and other combinations or (v) a stock incentive or option plan, for 24 months from the Effective Date. In addition, each officer, director and stockholder who owns 5% or more of the Company's equity securities has agreed not to sell, transfer, convey, pledge, hypothecate or otherwise dispose of the respective securities of the Company owned by them for a period of 18 months from the Effective Date without the Underwriter's prior approval.

Indemnification

      The Company has agreed to indemnify the Underwriter and others against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable. The Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement or omission from the Registration Statement, the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus or any such amendment or supplement thereto.

Actions Involving the Underwriter

The Company has been advised by the Underwriter that on or about May 22, 1995, the Underwriter and Elliot Loewenstern and Richard Bronson, principals of the Underwriter, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Section 10(b) and 15(c) of the Securities Exchange Act of 1934, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three (3) IPOs in 1992 and 1993, the Underwriter engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by the Underwriter and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"), the Underwriter:

      - was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995;

      -     agreed to the appointment of an independent consultant
            ("Consultant").

      Such Consultant was obligated on or before November 1, 1996:

      - to review the Underwriter's policies, practices and procedures in six (6) areas relating to compliance and sales practices;

      - to formulate policies, practices and procedures for the Underwriter and that the Consultant deems necessary with respect to the Underwriter's compliance and sales practices;

      - to prepare a report devoted to and which details the aforementioned policies, practices and procedures (the "Report");

      - to deliver the Report to the President of the Underwriter and to the staff of the Southeast Regional office of the Commission;

      - to prepare, if necessary, a supervisory procedures and compliance manual for the Underwriter, or to amend the Underwriter's existing manual; and

      - to formulate policies, practices and procedures designed to provide mandatory on-going training to all existing and newly hired employees of the Underwriter. The Final Judgment further provides that, within thirty (30) days of the Underwriter's receipt of the Report, unless such time is extended, the Underwriter shall adopt, implement and maintain any and all policies, practices and procedures set forth in the Report.

      The Final Judgment also provides that an independent auditor (the "Auditor") shall conduct four (4) special reviews of the Underwriter's policies, practices and procedures, the first such review took place six (6) months after the Report was delivered to the Underwriter and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to the Underwriter, to certify that any persons associated with the Underwriter who have been suspended or barred by the Commission order are complying with the terms of such orders.

      On July 10, 1995, the action against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

      In the event that the requirements of the foregoing judgment adversely affect the Underwriter's ability to act as a market maker for the Company's stock, and additional brokers do not make a market in the Company's securities, the market for and liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. See "Underwriting." For additional information regarding the Underwriter, investors may call the National Association of Securities Dealers, Inc. at (800) 289-9999.

     Recent State Action Involving Underwriter - Possible Loss of Liquidity

      The State of Indiana has commenced an action seeking among other things to revoke the Underwriter's license to do business in such state. Such proceeding if ultimately successful may adversely affect the market for and liquidity of the Company's securities in the State of Indiana if additional broker dealers do not make a market in the Company's securities. Moreover, should Indiana investors purchase any of the securities sold in this offering from the Underwriter prior to the possible revocation of the Underwriter's license in Indiana, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker dealer firm for such purpose. The Company cannot ensure that other broker dealers will make a market in the Company's securities. In the event that the other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities. See "Underwriting."

                             SELLING SECURITYHOLDERS

      The Registration Statement of which this Prospectus forms a part also relates to the offer and sale of up to 600,000 shares of Common Stock previously issued to the Initial Selling Securityholder and the Subsequent Selling Securityholder. Such shares of Common Stock are to be offered and sold by the Initial Selling Securityholder and the Subsequent Selling Securityholder. A total of 100,000 of such shares are being purchased by the Underwriter from the Initial Selling Securityholder on a "firm commitment" basis. The other 500,000 shares of such securities are expected to become tradable on or about the date of this Prospectus. Sales of shares of Common Stock to be offered by the Subsequent Selling Securityholder, or even the potential of such sales, would likely have an adverse effect on the market prices of the securities being offered for sale by the Company. The freely tradable shares of the Common Stock (the public float), upon the Effective Date of the Registration Statement of which this prospectus forms a part and upon the consummation of the transactions contemplated herein, will be 1,600,000 shares of Common Stock, of which 500,000 shares may be sold by the Subsequent Selling Securityholder (assuming approval by the Underwriter).

                                  LEGAL MATTERS

      Certain legal matters in connection with the issuance of the securities being offered by the Company will be passed upon for the Company by Aieta & Greco, New York, New York. Certain legal matters relating to patents, trademarks and copyrights will be passed upon for the Company by the Law Offices of David Gordon, Stamford, Connecticut. Certain legal matters will be passed upon for the Underwriters by Bernstein & Wasserman, LLP, New York, New York.

                                     EXPERTS

      The Financial Statements of the Company included in this Prospectus to the extent and for the periods indicated in their report have been reported on by Moore Stephens, P.C., New York, New York, independent certified public accountants, as stated in their report appearing herein, and have been included herein in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement on Form SB-2 under the Securities Act with respect to the shares of Common Stock and the Class A Warrants offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits theret. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement and exhibits. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement. The registration statement, including the exhibits thereto, may be inspected wtihout charge at the Securities and Exchange Commission's principal office at judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed rates.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

INDEX
------------------------------------------------------------------------------

                                                                                     Page to Page
                                                                                     ------------

Independent Auditor's Report.................................................... F-1 .........

Balance Sheets as of August 31, 1996 [Unaudited] and December 31, 1995.......... F-2 .........  F-3

Statements of Operations for the eight months ended August 31, 1996 and
1995 [Unaudited] and for the years ended December 31, 1995 and 1994............. F-4 .........

Statements of Stockholders' Equity for the years ended December 31, 1995 and 1994 and the eight months ended August 31, 1996 [Unaudited]................. F-5 .........

Statements of Cash Flows for the eight months ended August 31, 1996 and 1995 [Unaudited] and for the years ended December 31, 1995 and 1994......... F-6 .........  F-7

Notes to Financial Statements................................................... F-8 .........  F-16

                         . . . . . . . . . . . . . . .

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders of
   Sun Hill Industries, Inc.
   Stamford, Connecticut



                  We have audited the accompanying balance sheet of Sun Hill Industries, Inc. as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Hill Industries, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                 MOORE STEPHENS, P.C.
                                                 Certified Public Accountants.


New York, New York
October 3, 1996,
except as to Note 5 for
which the date is
November 1, 1996.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

BALANCE SHEETS
------------------------------------------------------------------------------

                                               August 31,     December 31,
                                                1 9 9 6        1 9 9 5
                                               ----------     ----------
                                              [Unaudited]
Assets:
Current Assets:
   Cash                                        $  138,921     $  143,577
   Accounts Receivable - Net                    4,240,823      2,204,342
   Inventory                                    3,159,610      3,524,156
   Prepaid Expenses and Sundry Receivables         53,563        103,431
   Deferred Income Taxes                           51,600         47,901
                                               ----------     ----------

   Total Current Assets                         7,644,517      6,023,407

Property and Equipment - Net                      352,513        407,895

Other Asset:
   Security Deposits                                8,734         10,819
                                               ----------     ----------

   Total Assets                                $8,005,764     $6,442,121
                                               ==========     ==========

The Accompanying Notes are an Integral Part of These Financial Statements.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

BALANCE SHEETS
------------------------------------------------------------------------------

                                                           August 31,     December 31,
                                                            1 9 9 6        1 9 9 5
                                                           ----------     ----------
                                                          [Unaudited]
Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts Payable and Accrued Expenses                   $2,438,023     $2,278,141
   Line of Credit                                           2,900,000      2,900,000
   Equipment Notes Payable                                     11,049         19,372
   Loan Payable - Related Parties                             950,000         90,000
   Income Tax Payable                                          47,300             --
                                                           ----------     ----------
   Total Current Liabilities                                6,346,372      5,287,513

Long-Term Liability:
   Equipment Notes - Net of Current Portion                    10,874         18,093
                                                           ----------     ----------
   Total Liabilities                                        6,357,246      5,305,606
                                                           ----------     ----------
Commitments and Contingencies                                      --             --
                                                           ----------     ----------
Stockholders' Equity:
   Preferred Stock - $.001 Par Value, 5,000,000 Shares
     Authorized, No Stock Issued and Outstanding                   --             --

   Common Stock - $.001 Par Value, 25,000,000
     Shares Authorized; 1,350,000 Shares Issued and
     Outstanding at August 31, 1996 and December 31,
     1995, Respectively                                         1,350          1,350

   Additional Paid-in Capital                                   3,650          3,650

   Retained Earnings                                        1,643,518      1,131,515
                                                           ----------     ----------
   Total Stockholders' Equity                               1,648,518      1,136,515
                                                           ----------     ----------
   Total Liabilities and Stockholders' Equity              $8,005,764     $6,442,121
                                                           ==========     ==========

The Accompanying Notes are an Integral Part of These Financial Statements.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------

                                              Eight months ended                     Years ended
                                                  August 31,                         December 31,
                                          1 9 9 6           1 9 9 5           1 9 9 5           1 9 9 4
                                        ------------      ------------      ------------      ------------
                                         [Unaudited]       [Unaudited]
Sales                                   $  8,401,338      $  7,953,006      $ 11,372,979      $ 10,135,823

Cost of Sales                              5,164,463         5,023,061         7,088,024         5,984,666
                                        ------------      ------------      ------------      ------------

   Gross Profit                            3,236,875         2,929,945         4,284,955         4,151,157

Selling, General and Administrative
   Expenses                                2,471,926         2,401,357         3,892,729         3,729,899
                                        ------------      ------------      ------------      ------------

   Income from Operations                    764,949           528,588           392,226           421,258
                                        ------------      ------------      ------------      ------------

Other Income [Expense]:
   Interest Expense                         (215,197)         (223,425)         (334,714)         (223,335)
   Interest Income                                30                --             3,027             3,027
   Other                                          --                --                --           (17,029)
                                        ------------      ------------      ------------      ------------

   Other Income [Expense] - Net             (215,167)         (223,425)         (331,687)         (237,337)
                                        ------------      ------------      ------------      ------------

Income Before Provision for
   Income Tax                                549,782           305,163            60,539           183,921

[Provision For] Benefit of
   Income Tax                                (37,779)           42,850           113,402             6,440
                                        ------------      ------------      ------------      ------------

Net Income:  Historical                      512,003      $    348,013           173,941      $    190,361
                                                          ============                        ============

Charge in Lieu of Income
   Taxes                                     158,049                              60,496
                                        ------------                        ------------


   Pro Forma Net Income                 $    353,954                        $    113,445
                                        ============                        ============

   Pro Forma Earnings Per
     Share:  Net Income                 $        .26                        $        .08
                                        ============                        ============

   Weighted Average Number
     of Shares                             1,350,000                           1,350,000
                                        ============                        ============

The Accompanying Notes are an Integral Part of These Financial Statements.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------

                                 Common Stock            Additional                       Total
                            Number of       Amount        Paid-in        Retained     Stockholder's
                             Shares        [At Par]       Capital        Earnings        Equity
                           ----------     ----------     ----------     ----------     ----------
Balance - December 31,
   1994                     1,350,000     $    1,350     $    3,650     $  957,574     $  962,574

   Net Income                      --             --             --        173,941        173,941
                           ----------     ----------     ----------     ----------     ----------

Balance - December 31,
   1995                     1,350,000          1,350          3,650      1,131,515      1,136,515

   Net Income                      --             --             --        512,003        512,003
                           ----------     ----------     ----------     ----------     ----------

Balance - August 31,
   1996 [Unaudited]         1,350,000     $    1,350     $    3,650     $1,643,518     $1,648,518
                           ==========     ==========     ==========     ==========     ==========

The Accompanying Notes are an Integral Part of These Financial Statements.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------

                                                  Eight months ended                    Years ended
                                                       August 31,                       December 31,
                                                1 9 9 6          1 9 9 5          1 9 9 5          1 9 9 4
                                              -----------      -----------      -----------      -----------
                                              [Unaudited]      [Unaudited]
Operating Activities:
   Net Income                                 $   512,003      $   348,013      $   173,941      $   190,361
                                              -----------      -----------      -----------      -----------
   Adjustments to Reconcile Net Income to
     Net Cash [Used For] Provided by
     Operating Activities:
     Provision for Doubtful Accounts               82,707           50,451           75,676          104,973
     Deferred Taxes                                (3,699)           2,899            5,762           (9,585)
     Depreciation and Amortization                 73,361           62,824           80,338           90,498
     Inventory Allowance                          (75,085)         (37,830)         (37,830)          86,907

   Changes in Assets and Liabilities:
     [Increase] Decrease in:
       Accounts Receivable                     (2,119,188)      (2,205,016)           9,619       (1,370,854)
       Inventory                                  439,631          591,109          316,594         (749,696)
       Prepaid Expenses and Sundry
         Receivables                               49,868          (11,955)         (11,564)          16,262
       Security Deposits                            2,085               --           (3,247)          10,503

     Increase [Decrease] in:
       Accounts Payable and Accrued
         Expenses                                 159,882          319,127         (330,022)       1,071,168
       Income Taxes Payable                        47,300           74,600               --           (7,267)
       Profit-Sharing Plan Contribution
         Payable                                       --               --               --          (83,868)
                                              -----------      -----------      -----------      -----------

     Total Adjustments                         (1,343,138)      (1,153,791)         105,326         (840,959)
                                              -----------      -----------      -----------      -----------

   Net Cash - Operating Activities               (831,135)        (805,778)         279,267         (650,598)
                                              -----------      -----------      -----------      -----------

Investing Activities:
   Acquisition of Property and Equipment          (17,979)          (4,400)        (106,794)        (172,632)
                                              -----------      -----------      -----------      -----------


Financing Activities:
   Proceeds of Loan Payable                            --           35,000           35,000               --
   Repayment of Loans Payable                     (15,542)          (7,682)         (17,380)         (10,366)
   Proceeds of Short-Term Debt                  2,550,000        1,350,000        3,400,000        3,275,000
   Repayment of Short-Term Debt                (2,550,000)      (1,450,000)      (3,500,000)      (2,575,000)
   Proceeds from Related Parties                  860,000          854,000          954,000          750,000
   Repayment to Related Parties                        --               --         (954,000)        (750,000)
                                              -----------      -----------      -----------      -----------

   Net Cash - Financing Activities                844,458          781,318          (82,380)         689,634
                                              -----------      -----------      -----------      -----------

   Net [Decrease] Increase in Cash                 (4,656)         (28,860)          90,093         (133,596)

Cash - Beginning of Periods                       143,577           53,484           53,484          187,080
                                              -----------      -----------      -----------      -----------

   Cash - End of Periods                      $   138,921      $    24,624      $   143,577      $    53,484
                                              ===========      ===========      ===========      ===========

The Accompanying Notes are an Integral Part of These Financial Statements.

SUN HILL INDUSTRIES, INC.
------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------

                                                            Eight months ended               Years ended
                                                                 August 31,                  December 31,
                                                          1 9 9 6        1 9 9 5       1 9 9 5         1 9 9 4
                                                          -------        -------       -------         -------
                                                        [Unaudited]    [Unaudited]
Supplementary Disclosures of Cash Flow Information:
   Cash paid during the periods for:
     Interest                                           $  129,576     $  184,214     $  330,190     $  215,985
     Income Taxes                                       $    1,635     $    1,892     $    1,892     $   10,339
     Income Taxes Refunded                              $       --     $  122,239     $  122,239     $       --

The Accompanying Notes are an Integral Part of These Financial Statements.

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[1] Principles of Organization and Business

Sun Hill Industries, Inc., a Delaware corporation (the "Company"), was incorporated pursuant to the laws of the State of Delaware on October 9, 1996. The Company is the successor to Sun Hill Industries, Inc., a Connecticut corporation ("Sun Hill - Connecticut") which was incorporated pursuant to the laws of the State of Connecticut in 1974. The Company was organized to enable Sun Hill - Connecticut to merge with and into the Company in November 1996 in order to effectuate a reincorporation in the State of Delaware. Pursuant to the terms of the merger, an aggregate of 1,350,000 shares of Common Stock were issued to the two stockholders of Sun Hill - Connecticut by virtue of the automatic conversion of their shares of Sun Hill - Connecticut to shares of the Company. These financial statements have been prepared giving retroactive effect to the merger.

The Company manufactures plastic home-decor products for Easter, Halloween and Christmas. In addition, the Company produces a full line of egg coloring kits for Easter and produces novelty stationery products.

[2] Summary of Significant Accounting Policies

[A] Risk Concentrations - Financial investments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivables.

At December 31, 1995, the Company had deposits in financial institutions which exceeded the $100,000 federally insured limit. The excess of the institution's deposit liability to the Company over the federally insured limit amounted to $284,972. In addition, the Company had $128,922 on deposit in a Canadian Bank account which is insured in the amount of $60,000. The Company has not experienced any losses with either financial institution.

Accounts receivable arise from the sale of products to mass merchandisers, drugstores, supermarkets, distributors, mail order catalog houses and specialty retailers throughout the United States and Canada. In the normal course of business, the Company provides credit to customers under standard terms without requiring collateral.

At December 31, 1995 and during the year ended December 31, 1995, the Company purchased accounts receivable credit insurance ["credit insurance"] for selected major accounts whose balance exceeds certain criteria in order to limit its exposure to losses from uncollectible accounts. In addition, the Company continually reviews accounts receivable and provides an allowance for doubtful accounts for accounts receivable deemed uncollectible and not covered by the credit insurance. The Company does believe that its accounts receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near term.

The Company has 13 licensing agreements with a company in the entertainment industry. As of December 31, 1995, revenues attributable to these agreements were approximately 20% of total revenue. A cross-termination provision exists in each of the licensing agreements whereby if one of the licensing agreements were terminated for cause, any one, several or all of such licensing agreements could also be terminated. The Company may not be able to replace these licensing rights. The loss of several or all of these agreements could have a material effect on the Company's operations.

[B] Revenue Recognition - The Company's policy is to record revenues when inventory is shipped to customers.

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[2] Summary of Significant Accounting Policies [Continued]

[C] Foreign Currency Exchange - International sales, which are denominated in a foreign currency totaled less than 10 percent of total sales for the years ended December 31, 1995 and 1994. The Company records gains and losses from such foreign currency sales if there is a difference in the foreign exchange rate of the U.S. dollar and foreign currency when the sale is made and the accounts receivable are collected. For the years ended December 31, 1995 and 1994, foreign gains or losses were immaterial. In addition, accounts receivable totaling approximately $300,000 are subject to possible loss from future foreign currency exchange fluctuations. In addition, the Company does maintain a cash account in Canada [See Note 2A] which is subject to possible loss from future currency exchange fluctuations. No transaction adjustment was required at December 31, 1995 since the fluctuation of the foreign currency was not significant during 1995. However, foreign currency exchange rate fluctuations may be significant in the near term.

[D] Accounts Receivable - The Company records accounts receivable net of an allowance for doubtful accounts of approximately $174,000 and an allowance for future returns of approximately $178,000 at December 31, 1995 [See Note 2A]

[E] Inventory - Inventory is stated at the lower of moving average cost or market.

[F] Property and Equipment and Depreciation - Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets, using the straight-line and accelerated methods (declining balance), as follows:


      Asset                                             Estimated Life
      -----                                             --------------
Furniture and Fixtures                                        7 years
Equipment, Molds and Autos                                    5 years
Leasehold Improvements                                     5 -7 years

[G] Income Taxes - The Company elected S corporation status under the Internal Revenue Code in 1992. Income is passed through to the stockholders who are liable for income taxes on this income. A provision for Connecticut and New York State corporate income taxes has been made based on statutory rates. Pro forma net income and earnings per share are presented as if the corporation were a C corporation and subject to federal income taxes at statutory rates.

[H] Pro Forma Earnings Per Share - Pro forma earnings per share are based on 1,350,000 shares issued [See Notes 1 and 12A] for all periods presented. Shares or equivalents issued within a one year period prior to the initial filing of the initial public offering of the registration statement are treated as outstanding for all periods presented. Common stock issued, based on the use of the treasury stock method, had no dilutive or anti-dilutive effect on pro forma earnings per share.

[I] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[2] Summary of Significant Accounting Policies [Continued]

[J] Advertising - Advertising expense is primarily composed of shared print advertising with various customers which is expensed in the period incurred. Advertising expense amounted to $182,007 and $177,939 for the years ended December 31, 1995 and 1994, respectively.

[K] Stock Options and Similar Equity Instruments Issued to Employees - The Company uses the intrinsic value method to recognize compensation, which is based on the difference between the fair market value of the common stock and the exercise price at the grant date.


[3] Inventory

Inventory consists of the following at December 31, 1995:

Raw Materials                                                $     1,832,561
Finished Goods                                                     1,691,595
                                                             ---------------

   Total                                                     $     3,524,156
   -----                                                     ===============

[4] Property and Equipment

Property and equipment consist of the following at December 31, 1995:

Molds                                                        $       493,788
Machinery and Equipment                                               49,230
Automobiles and Trucks                                               113,887
Computer Equipment                                                    33,571
Furniture and Fixtures                                                98,212
Leasehold Improvements                                                75,311
                                                             ---------------

Total                                                                863,999
Less:  Accumulated Depreciation and Amortization                     456,104
                                                             ---------------
   Total                                                     $       407,895
   -----                                                     ===============

Depreciation and amortization expense for the years ended December 31, 1995 and 1994 totaled $80,338 and $90,498, respectively.

[5] Short-Term Debt - Line of Credit

At December 31, 1995, the Company owed $2,900,000 to a commercial bank representing borrowings against a credit line of $3,000,000 pursuant to a line of credit agreement [credit agreement]. The loan bears interest at prime plus 3/4 percent. This line of credit expires on October 31, 1996. Due to the seasonal nature of the Company's business, the range of outstanding borrowings against the line of credit in 1995 was $1,550,000 to $3,000,000. Interest expense incurred on the loan was $248,655 and $177,279 for the years ended December 31, 1995 and 1994, respectively [See Note 12G].

Substantially all of the Company's assets are pledged as collateral for this line of credit, and the Company is required to be in compliance with various financial and nonfinancial covenants of this credit line agreement. In addition, the loan is personally guaranteed by one of the Company's stockholders.

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[5] Short-Term Debt - Line of Credit [Continued]

At December 31, 1995, the Company was in technical violation of several financial and nonfinancial covenants of this credit agreement. At November 1, 1996, the bank waived, indefinitely, its rights with respect to any covenant violations occurring prior to November 30, 1996.

The weighted average interest rate on this short term debt was 9.375% and 8.125% for the years ended December 31, 1995 and 1994, respectively. The prime rate at December 31, 1995 was 8.75% [See Note 12G].

[6] Related Party Transactions

During 1995, the Company borrowed and repaid in full $954,000 of loans from one of its stockholders, who is also an officer of the Company. Interest on the loans at prime plus 3/4 percent amounted to $67,658 in 1995. During 1994, interest incurred on loans from the stockholder amounted to $36,112. In addition, at December 31, 1995 and 1994, the Company owed $90,000 to an officer of the Company. The loan bears interest at prime plus 3/4 percent and is payable on demand. Interest expense accrued on this loan amounted to $10,481 and $7,350 in 1995 and 1994, respectively. The weighted average interest rate on this short-term debt was 9.5% for the years ended December 31, 1995 and 1994. In addition, the Company incurred and paid $136,148 to one of its stockholders for each of the years ending December 31, 1995 and 1994 for the rental of its facilities, located in Connecticut.

[7] Equipment Notes Payable

At December 31, 1995 equipment notes payable consist of the following:

Note payable to a finance company bearing interest at 12 percent per annum, payable in 36 monthly installments of $1,162
   [including principal and interest] maturing on May 1998 and
   collateralized by equipment.                                    $    29,142

Note payable to a commercial bank bearing interest at 9.9 percent per annum, payable in 36 monthly installments of $1,076
   [including principal and interest], maturing on September 1,
   1996 and collateralized by an automobile.                             8,323
                                                                   -----------
Total Loans Payable                                                     37,465
Less:  Current Portion                                                 (19,372)
                                                                   -----------
   Long-Term Portion                                               $    18,093
   -----------------                                               ===========


The maturity of the loans payable at December 31, 1995 is as follows:

Years Ending
December 31,
------------
     1996                                            $    19,372
     1997                                                 12,447
     1998                                                  5,646
                                                     -----------
     Total                                           $    37,465
     -----                                           ===========

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[8] Fair Value of Financial Instruments

For certain financial statements, including cash and cash equivalents, trade receivables and trade payables, related party debt and short-term debt, it was estimated that the carrying amount approximated fair value of these instruments because of their short maturities. The fair value of the Company's long-term equipment notes are estimated based on current rates at which the Company could borrow funds with similar maturities. The Company estimates that the carrying amount of long-term debt approximates fair value.

[9] Profit-Sharing Plan

The Company has a profit-sharing plan covering substantially all of its employees. The benefits are based on years of service and eligible compensation. The Company's funding policy is to contribute, based on profitability, a discretionary amount determined by management. The Company incurred no expense of the plan for the years ended December 31, 1995 and 1994.

[10] Income Taxes

Deferred tax assets are determined based on the difference between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Historical income tax provision/benefit consists of the following:

                                                 December 31,
                                          1 9 9 5           1 9 9 4
                                         ---------         ---------
Current Tax [Provision] Benefit:
   Federal                               $      --         $      --

   State - Refund                          122,239                --
                                         ---------         ---------

   Totals                                  122,239                --
                                         ---------         ---------

Deferred Tax [Provision] Benefit:
   Federal                                      --                --
   State                                    (8,837)            6,440
                                         ---------         ---------

   Totals                                   (8,837)            6,440
                                         ---------         ---------

   Income Tax Benefit                    $ 113,402         $   6,440
   ------------------                    =========         =========

Charges in lieu of income taxes consists of the following for the year ended December 31, 1995:

Current Provision                        $ 35,378
Deferred Provision                         25,118
                                         --------

   Income Tax Provision                  $ 60,496
   --------------------                  ========

Temporary differences between the financial reporting and tax basis of assets consisted of the following at December 31, 1995:

State Income Taxes:
Deferred Tax Assets:
   Accounts Receivable                   $  8,634
   Inventory                               39,267
                                         --------

   Total                                 $ 47,901
   -----                                 ========

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #6
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[10] Income Taxes [Continued]

The differences between the historical provision/benefit for income taxes and income taxes computed using the U.S. federal income tax rate were as follows:


                                                     December 31,
                                                1 9 9 5       1 9 9 4
                                                -------       -------

Federal Statutory Rate                             34.0%         34.0%
State Income Taxes                                  7.9           4.0
State Income Tax Refund                          (194.9)         --
Benefit of S Corporation Status                   (34.0)        (34.0)
                                                -------       -------

   Actual Rate                                   (187.0)%         4.0%
   -----------                                  =======       =======

The charge in lieu of income taxes was calculated using the federal statutory rates currently in effect.

During the year ended December 31, 1995, the Company received and recorded refunds of state income taxes paid and recorded in prior years. They did not provide a benefit in prior years because such refunds were a result of a successful action brought by the Company against the State of Connecticut which was approved in 1995.

[11] Commitments and Contingencies

[A] Leases - The Company has cancelable and noncancelable operating lease agreements for its office, showrooms and warehouse facilities which include contingent rentals as defined and renewal options. The Company's minimum future lease payments under noncancelable operating leases are as follows:

                                            Premises -         Premises -
Years Ended                                  Related            Unrelated
December 31,               Total              Party              Parties
------------           ------------        ------------        ------------

 1996                  $    162,490        $    136,148        $     26,342
 1997                       160,592             136,148              24,444
 1998                       160,592             136,148              24,444
 1999                       160,592             136,148              24,444
 2000                       160,592             136,148              24,444
 Thereafter                 221,133              90,765             130,368
                       ------------        ------------        ------------

   Totals              $101,025,991        $    771,505        $    254,486
   ------              ============        ============        ============

Total rental expense was $336,431 in 1995 and $386,966 in 1994 including contingent rental and amounts due under a cancelable lease.

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #7
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[11] Commitments and Contingencies [Continued]

[B] Litigation - The Company is a defendant in a case, currently pending in Connecticut Superior Court [the "Connecticut Action"]. The Connecticut Action was brought to enforce an amended default judgment obtained against the Company on February 23, 1993 in the Superior Court for the Commonwealth of Massachusetts in the sum of $166,000 with interest thereon from November 13, 1989 in the sum of $29,382, and the costs of the action [the "Massachusetts Action"]. In their complaint in the Massachusetts Action, plaintiffs had alleged that the Company's purported refusal to ship work to the plaintiffs constituted a breach of contract for their packaging services. At present, discovery is continuing, and the Company is currently unable to assess the outcome of the matter. However, the Company is vigorously defending the action and believes it has meritorious defenses. Currently, the Company is considering a motion for summary judgment in the Connecticut Action on the grounds that the Massachusetts court lacked jurisdiction over the Company when it rendered its judgment. Prior to the engagement of its current counsel in such action, the Company was represented by another attorney. In a separate action against such attorney, the Company is seeking to recoup losses sustained by the Company, if any, arising out of his previous representation of the Company in this matter. Plaintiffs in the Connecticut Action began the deposition of the prior attorney on June 20, 1996, with additional time reserved for its continuation. Finally, the Connecticut Action has been set for trial on July 27, 1997. No amounts have been accrued in the financial statements regarding this case. However, due to the uncertainties in the legal process, it is at least reasonably possible that management's view of the outcome could change in the near term.

[C] The Company has several licensing agreements with an entertainment company with a minimum contract guarantee. At December 31, 1995, the Company was obligated for approximately 125,000 in royalty guarantees that expire at various times through March 1998.

[12] Subsequent Events [Unaudited]

[A] Proposed Initial Public Offering - The Company is offering for public sale 1,000,000 shares of common stock at an exercise price of $4.00 per share and 2,000,000 Class A Redeemable Common Stock Purchase Warrants at $0.25 per warrant, with an exercise price of $4.50 per warrant subject to adjustment. Although no assurance can be given that the proposed initial public offering will be successful, the Company intends to utilize the net proceeds from the proposed initial public offering of approximately $3,440,000 for the partial repayment of current debt, expansion of product development and acquisitions and working capital purposes [See Notes 12D and 12F].

[B] The 1996 Employee - Consultant Stock Option Plan - This Plan provides for the grant of options which qualify as incentive stock options ["Incentive Options"] under the Internal Revenue Code of 1986, as amended, to be issued to officers and employees, as well as options which do not so qualify ["Non-Qualified Options"] to be issued to the Company's officers, employees and consultants. The 1996 Employee - Consultant Stock Option Plan provides for the grant of options with respect to, in the aggregate, up to 950,000 shares of common stock [which number is subject to adjustment in the event of the Company's declaration of stock dividends, stock splits, reclassifications and the occurrence of other similar events]. The Company has reserved 950,000 shares of common stock for issuance under the 1996 Employee - Consultant Stock Option Plan. In November 1996, an executive employee of the Company was granted options to purchase up to an aggregate of 750,000 shares which are exercisable based upon the Company achieving certain specified pre-tax income earning levels as follows:

               Earnings Before Taxes         Shares to be Issued
               ---------------------         -------------------
                    $  1,000,000                    250,000
                    $  2,000,000                    250,000
                    $  3,000,000                    250,000

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[12] Subsequent Events [Unaudited] [Continued]

[B] The 1996 Employee - Consultant Stock Option Plan [Continued] - When it is probable that the above earnings will be achieved, Sun Hill will recognize compensation expense equal to the difference between the fair market value of the underlying common stock and the exercise price at the time performance conditions are achieved. Issuance of the shares could result in substantial compensation expense to Sun Hill in future years.

[C] Non-Employee Directors Option Plan ["NQO Plan"] - Non-employee directors of the Company may participate in the NQO Plan for outside directors pursuant to which they may only be granted Non- Qualified Options on a non discretionary basis pursuant to a formula set forth therein. Pursuant to such formula, each nonemployee director elected to office shall receive a ten year non-qualified option to purchase 5,000 shares of common stock at an exercise price equal to the "fair market value" [as such term is defined in the Stock Option Plan] of the common stock on the date of grant thereof. One-half of such options vest immediately and the balance vest one year thereafter. The NQO Plan for outside directors provides for the grant of options with respect to, in the aggregate, up to 100,000 shares of common stock. The Company has reserved 100,000 shares of common stock for issuance under the NQO Plan for outside directors.. In November 1996, the Company's three outside directors were each granted options to purchase an aggregate of 5,000 shares pursuant to the formula provisions of the NQO Plan for outside directors, 2,500 of which are immediately exercisable by each of them. In November, the Company recognized $13,200 of compensation expense based upon the issuance of these options.

[D] Underwriter's Purchase Options - As a part of consideration of its services in connection with the Company's proposed initial public offering described herein [See Note 12A], the Company has agreed to issue to the Underwriter, for nominal consideration, an option to purchase up to 100,000 shares of common stock and 200,000 Class A Warrants at an exercise price of 120% of the public offering price of such shares and warrants for a four year period commencing one year after the effective date of the proposed initial public offering. The non-cash cost of such options, representing a cost of raising capital, will be approximately $264,000 and will be recorded as a charge and credit to stockholders' equity when options are issued.

[E] Consulting Agreement - Pursuant to the proposed underwriting agreement, the Company anticipates entering into a two year consulting agreement with the underwriter to provide services with its mergers and acquisitions and general business management. The fee for such services will be $100,000 and is payable upon the completion of proposed initial public offering.

[F] Employment Agreement - In November 1996, the Company entered into an employment agreement with the President, Chief Executive Officer and Chief Financial Officer for an initial term of five years commencing on January 1, 1997 and terminating on December 31, 2001 providing for a salary of $125,000 per annum with a cash bonus equal to five percent [5%] of the Company's pre-tax income in excess of $500,000.

[G] Line of Credit - On October 4, 1996, the Company extended the line of credit with the financial institution to October 31, 1997. The available line of credit is $4,500,000 at an interest rate of prime plus 3/4%. All collateral and guarantees remain the same [See Note 5].

SUN HILL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #9
[Information as of and for the eight months ended August 31, 1996 and
1995 are Unaudited]
------------------------------------------------------------------------------


[13] Authoritative Pronouncements

The Financial Accounting Standards Board ["FASB"] issued the Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March of 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.


The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of recognition for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The Company will adopt the disclosure requirements on January 1, 1996. SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.

[14] Unaudited Interim Statements

The financial statements for the eight months ended August 31, 1996 and 1995 are unaudited; however, in the opinion of management, all adjustments which are necessary in order to make the interim financial statements not misleading have been made. The results for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.


                         . . . . . . . . . . . . . . .

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated October 3, 1996 [Except for Note 5 as to which the date is November 1, 1996], accompanying the financial statements of Sun Hill Industries, Inc. and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.



                                                MOORE STEPHENS, P.C.
                                                Certified Public Accountants.


New York, New York
November 11, 1996

================================================================================

      No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Undrwriters. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof, or that there has been no change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY ...................................................
RISK FACTORS .........................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS .........................................................
CAPITALIZATION .......................................................
DILUTION .............................................................
USE OF PROCEEDS ......................................................
THE COMPANY...........................................................
BUSINESS..............................................................
DIVIDEND POLICY.......................................................
MANAGEMENT............................................................
EXECUTIVE COMPENSATION................................................
CERTAIN TRANSACTIONS..................................................
PRINCIPAL SECURITYHOLDERS.............................................
SHARES ELIGIBLE FOR FUTURE SALE.......................................
DESCRIPTION OF SECURITIES.............................................
MARKET FOR THE COMPANY'S SECURITIES
  AND RELATED STOCKHOLDER MATTERS.....................................
UNDERWRITING..........................................................
SELLING SECURITYHOLDERS...............................................
LEGAL MATTERS.........................................................
EXPERTS...............................................................
ADDITIONAL INFORMATION................................................
FINANCIAL STATEMENTS..................................................

      Until , 1997, (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. this is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to unsold allotments and subscriptions.

================================================================================

                        1,100,000 Shares of Common Stock

                           2,000,000 Class A Warrants


                            SUN HILL INDUSTRIES, INC.


                                 --------------
                                   PROSPECTUS
                                 --------------

                           BILTMORE SECURITIES, INC.

                                _______ ___, 199

================================================================================

PROSPECTUS
                                 500,000 Shares

                            SUN HILL INDUSTRIES, INC.

      This Prospectus relates to the offering of 500,000 shares of common stock ("Common Stock" or "Shares"), par value $.001 per share, of Sun Hill Industries, Inc., a Delaware corporation (the "Company"). All of the 500,000 shares of Common Stock being offered are owned by Mr. Benson Zinbarg, President, Chief Executive Officer and Chief Financial Officer of the Company (hereinafter referred to as the "Subsequent Selling Securityholder"). The Shares offered hereby may not be transferred for eighteen (18) months from the date hereof, subject to earlier release at the sole discretion of Biltmore Securities, Inc., which is acting as the underwriter in connection with a public offering of the Company's securities (the "Underwriter"). The certificates evidencing such securities include a legend with such restrictions. The Underwriter may release the Shares held by the Subsequent Selling Securityholder at any time after all securities subject to the Over-Allotment Option have been sold or such option has expired. The Over-Allotment Option will expire thirty (30) days from the date of this Prospectus. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling stockholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. See "Description of Securities" and "Selling Securityholders."

      The Securities offered by this Prospectus may be sold from time to time by the Subsequent Selling Securityholder or its transferees. No underwriting arrangements have been entered into by the Subsequent Selling Securityholder. The distribution of the securities by the Subsequent Selling Securityholder may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Subsequent Selling Securityholder in connection with sales of the Shares. Transfers of the securities may also be made pursuant to applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"), including but not limited to sales under Rule 144 under the Securities Act.

      The Subsequent Selling Securityholder and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Shares offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Subsequent Selling Securityholder against certain liabilities, including liabilities under the Securities Act.

      AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" AND "RISK FACTORS".


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is          , 1996

                                     Alt-1

      On the date hereof, the Company commenced pursuant to the Registration Statement of which this Prospectus is a part a public offering of 1,100,000 shares of Common Stock and 2,000,000 Class A Warrants. See "Initial Public Offering." Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed, on a "firm commitment" basis, to purchase 1,000,000 shares from the Company, if any are purchased, and an aggregate of 100,000 Shares from the Kookeroonie Trust, a trust established for the benefit of the family of Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer. The Underwriter has advised the Company that it proposed to offer the shares of Common Stock and Class A Warrants to the public at $4.00 per share and $.25 per warrant, respectively and the shares of Common Stock of the Initial Selling Securityholder at $4.00 per share and that they may allow to certain dealers who are NASD members, and such
dealers may reallow, concessions not to exceed $     per share. After the
initial public offering, the public offering price, concessions and reallowance may be changed by the Underwriter.

      The Company will not receive any of the proceeds from the sale of the Shares by the Subsequent Selling Securityholder. All costs incurred in the registration of the Shares of the Subsequent Selling Securityholder are being borne by the Company. See "Selling Securityholders."

      The Company intends to furnish its security holders with annual reports containing audited financial statements and the audited report of the independent certified public accountants and such interim reports as it deems appropriate or as may be required by law. The Company's fiscal year ends December 31st.

                                     Alt-2

                                  The Offering

Securities Offered by Company(1)(4)
   Common Stock...............................................  1,000,000 Shares
   Class A Common Stock Purchase Warrants.....................  2,000,000 Warrants
Securities Offered by Initial Selling Securityholder(2)
   Common Stock...............................................  100,000 Shares
Securities Offered by Subsequent Selling Securityholder
   Common Stock...............................................  500,000 Shares
Common Stock Outstanding Prior to Offering(3).................  1,350,000 Shares
Common Stock Outstanding After the Offering (4)...............  2,350,000 Shares
Comparative Common Stock Ownership Upon Completion of Offering
   Present Shareholders (1,350,000)(3)(5)(6)..................  ____%
   Public Shareholders (1,100,000)(4)(5)(6)...................  ____%
Use of Proceeds...............................................  General Working Capital, Repayment of Bank Indebtedness and
                                                                Business Acquisitions
Proposed NASDAQ SmallCap Market(SM) Symbols
   Common Stock...............................................  SUNC
   Class A Common Stock Purchase Warrants.....................  SUNW

(1) The Company is offering 1,000,000 Shares and 2,000,000 Class A Common Stock Purchase Warrants, on a "firm commitment" basis at a price of $4.00 per Share and $.25 per warrant, respectively. See "Description of Securities."

(2) The Initial Selling Securityholder is offering 100,000 shares of Common Stock on a "firm commitment" basis, at a price of $4.00 per share.

(3) See "Principal Securityholders."

(4) Assumes the issuance of 1,000,000 shares of Common Stock as part of the offering. Does not include shares of Common Stock issuable upon the exercise of (i) the Underwriter's Over-Allotment Option to purchase up to 150,000 shares of Common Stock and 300,000 Class A Warrants and 300,000 additional shares issuable upon the exercise thereof, and (iii) the Underwriter's Purchase Option to purchase up to 100,000 additional shares of Common Stock and 200,000 Class A Warrants and 200,000 additional shares issuable upon the exercise thereof.

(5) See "Dilution."

(6) Assumes the sale of (i) 1,000,000 shares of Common Stock by the Company in the Initial Public Offering and (ii) 100,000 shares of Common Stock by the Initial Selling Securityholder. Does not assume the sale of the Subsequent Selling Securityholders' shares of Common Stock.

(7) The Company's intended use of net proceeds from the sale of the shares in the Initial Public Offering.

                                     Alt-3

                             INITIAL PUBLIC OFFERING

      On the date of this Prospectus, a registration statement under the Securities Act with respect to the Initial Public Offering of 1,000,000 Shares by the Company and 100,000 shares of Common Stock by the Initial Selling Securityholder was declared effective by the Securities and Exchange Commission ("Commission"), Washington, D.C. 20549, and the Company commenced the sale of shares offered thereby. Sales of Securities under this Prospectus by the Subsequent Selling Securityholder or even the potential of such sales may have an adverse effect on the market price of the Company's securities.

                                     Alt-4

                             SELLING SECURITYHOLDER

         The registration statement of which this Prospectus is a part also covers the registration of an additional 500,000 shares of Common Stock. These shares of Common Stock are being offered by Mr. Benson Zinbarg, the Company's President, Chief Executive Officer and Chief Financial Officer. Assuming that
(i) the Company sells the 1,000,000 shares of Common Stock offered in the Initial Public Offering, (ii) the Initial Selling Securityholder sells 100,000 shares of Common Stock in the Initial Public Offering and (iii) Mr. Zinbarg, as the Subsequent Selling Securityholder, sells all 500,000 shares of Common Stock offered hereby, then Mr. Zinbarg will own 512,500 shares or 21.8% of the Company's issued and outstanding shares of Common Stock.

         The 500,000 shares of Common Stock described above may be sold commencing eighteen (18) months from the date of this Prospectus subject to earlier release at the sole discretion of the Underwriter. The Underwriter may release the securities held by the Subsequent Selling Securityholder at any time after all securities subject to the Over-allotment Option have been sold or such option has expired. The Over-Allotment Option will expire 30 days from the date of this Prospectus. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling stockholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. The resale of the securities of the Subsequent Selling Securityholder is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

      The Company is paying for the benefit of the Subsequent Selling Securityholder certain of his expenses in connection with this offering. These
expenses consist of $        (nonaccountable expense allowance attributable to
the shares being sold by the Subsequent Selling Securityholder); $       (SEC
filing fee attributable to the Subsequent Selling Securityholders' securities);
$       (based on a pro rata share of blue sky legal expenses and filing fees);
$       (based upon a pro rata portion of accounting fees and expenses) for a
total of $      .

      The securities offered hereby may be sold from time to time directly by the Subsequent Selling Securityholder. Alternatively, the Subsequent Selling

Securityholder may from time to time offer such securities through underwriters, dealers and agents. The distribution of securities by the Subsequent Selling Securityholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Subsequent Selling Securityholder in connection with such sales of securities. The Subsequent Selling Securityholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the

                                     Alt-5
meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Subsequent Selling Securityholder may also elect to sell such securities pursuant to one or more exemptions from registration under the Act, including but not limited to sales under Rule 144.

      At the time of a particular offer of securities is made by or on behalf of the Subsequent Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the numbers of shares of Common Stock being offered and the terms of the offering, including the name or names of the underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Subsequent Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

      Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling-off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Subsequent Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Subsequent Selling Securityholder.

                              PLAN OF DISTRIBUTION

      The Securities offered hereby may be sold from time to time directly by the Subsequent Selling Securityholder. Alternatively, the Subsequent Selling Securityholder may from time to time offer such Securities through underwriters, dealers or agents. The distribution of the Securities by the Subsequent Selling Securityholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, including the Underwriter, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Subsequent Selling Securityholder in connection with such sales of Securities. The Subsequent Selling Securityholder and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Subsequent Selling Securityholder may also transfer the Securities pursuant to applicable exemptions from registration under the Securities Act including Rule 144 under such Act.

      At the time a particular offer of Securities is made by or on behalf of the Subsequent Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the numbers of shares of Common Stock being offered and the terms of the offering, including the name or names of the underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Subsequent Selling Securityholder and

                                     Alt-6
any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

      Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling-off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Subsequent Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Subsequent Selling Securityholder.

                                     Alt-7

================================================================================
No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof, or that there has been no change in the affairs Company since the date hereof.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY...................................................
RISK FACTORS.........................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...............................................
CAPITALIZATION.......................................................
DILUTION.............................................................
USE OF PROCEEDS......................................................
THE COMPANY..........................................................
BUSINESS.............................................................
DIVIDEND POLICY......................................................
MANAGEMENT...........................................................
EXECUTIVE COMPENSATION...............................................
CERTAIN TRANSACTIONS.................................................
PRINCIPAL SECURITYHOLDERS............................................
SHARES ELIGIBLE FOR FUTURE SALE......................................
DESCRIPTION OF SECURITIES............................................
MARKET FOR THE COMPANY'S SECURITIES AND RELATED STOCKHOLDER MATTERS..
UNDERWRITING.........................................................
SELLING SECURITYHOLDERS..............................................
LEGAL MATTERS........................................................
EXPERTS..............................................................
ADDITIONAL INFORMATION...............................................
FINANCIAL STATEMENTS.................................................

      Until           , 1997, (25 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to unsold allotments and subscriptions.

================================================================================

                                 500,000 Shares

                           SUN HILL INDUSTRIES, INC.

                                ---------------
                                   PROSPECTUS
                                ---------------

                           BILTMORE SECURITIES, INC.

                              __________ __, 199_

================================================================================

                                     Alt-8

                                     PART II

Item 24. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Certificate of incorporation and By-Laws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the Company's estimate of the expenses to be incurred by it in connection with the offering, excluding underwriter discounts and commissions. Although this registration statement includes shares of the Company's Common Stock to be sold by the Initial Selling Securityholder and the Subsequent Selling Securityholder, no portion of the below enumerated expenses will be paid by such individuals, but rather shall be borne by the Company.

                  Item                                     Amount
                  ----                                     ------
        Securities and Exchange Commission/
             Registration fee and other documents....  $  7,000.00
        NASD Filing Fee .............................  $  3,000.00
        "Blue-Sky"  expenses and counsel fees........  $ 40,000.00 *
        NASDAQ Stock Market Listing Fee .............  $ 10,000.00
        Printing and Engraving Fees .................  $ 60,000.00 *
        Fees and  Expenses of Company's counsel......  $ 65,000.00 *
        Accounting Fees .............................  $ 45,000.00 *
        Transfer Agent/Warrant Agent, Registrar
             Fees ...................................  $  5,000.00 *
        Miscellaneous ...............................  $ 15,000.00 *
                                                       -------------
                           TOTAL:                      $250,000.00*
----------
    *Estimate

Item 26.  Recent Sales of Unregistered Securities.

      Other than the issuance of an aggregate of 1,350,000 shares of Common Stock to the Initial Selling Securityholder and the Subsequent Selling Securityholder on November 7, 1996 that resulted from the conversion of their shares of common stock of Sun Hill - Connecticut (in connection with the Company's redomestication to Delaware), there have been no other sales of unregistered securities for the past three (3) years. This issuance was made in reliance upon the exemption available under Section 4(2) of the Securities Act of 1933, as amended as a transaction not involving any "public offering."

Item 27.  Exhibits.

        Exhibit           Description

         1.1      Form of Underwriting Agreement
         1.2      Form of Selected Dealers Agreement
         2.1*     Certificates of Merger of the Registrant
         3.1      Articles of Incorporation of the Company dated October 9, 1996
         3.2      By-Laws of the Company
         4.1***   Specimen Common Stock Certificate
         4.2*     Specimen Class A Common Stock Purchase Warrant
         4.3      Form of Warrant Agreement
         4.4      Form of Underwriter's Purchase Option
         5.1*     Opinion of Aieta & Greco concerning legality of securities being registered pursuant to this Registration Statement
         9.1***   Kookeroonie Trust Agreement dated December 30, 1993
        10.1      1996 Non-Employee Director Stock Option Plan
        10.2      1996 Employee and Consultant Stock Option Plan

        10.3***   The Company's "Top Heavy" Profit Sharing Plan and Trust
        10.4***   The Company's Profit Sharing Plan and Trust Summary Plan
                  Description
        10.5      Executive Employment Agreement between the Company and Mr.
                  Benson Zinbarg dated as of November 1, 1996
        10.6***   Modification Agreement dated as of October 4, 1996 between the Company and First Union Bank of Connecticut f/k/a "First
                  Fidelity Bank"
        10.7***   Revolving Credit Agreement dated February 27, 1995 between the Company and First Union Bank of Connecticut f/k/a "First
                  Fidelity Bank"
       10.8***    Letter of Credit Agreement dated February 27, 1995 between the Company and First Union Bank of Connecticut f/k/a "First
                  Fidelity Bank"
       10.9***    Guaranty and Suretyship Agreement dated February 27, 1995
                  between Mr. Benson Zinbarg and First Union Bank of
                  Connecticut f/k/a "First Fidelity Bank"
       10.10***   General Security Agreement dated February 27, 1995 between the Company and First Union Bank of Connecticut f/k/a "First
                  Fidelity Bank"
       10.11***   Revolving Credit Amendment dated December 1, 1995 by and
                  among Mr. Benson Zinbarg, the Company and First Union Bank of
                  Connecticut f/k/a "First Fidelity Bank"
       10.12***   Letter of Credit Agreement Amendment by and among the
                  Company, Mr. Benson Zinbarg and First Union Bank of
                  Connecticut f/k/a "First Fidelity Bank"
       10.13***   Replacement Commercial Revolving Promissory Note dated
                  October 4, 1996 in the principal amount of $3,500,000 having the Company as Maker
       10.14***   Letter Agreement between Sun Hill Industries, Inc. and First
                  Union dated November 1, 1996 re: waiver of breaches, consent to IPO and redomestication merger transaction.
       10.15***   Lease Agreement dated April 1, 1996 between The Latham Four
                  Partnership and Sun Hill Industries, Inc., as amended, re:
                  Warehouse Facilities
       10.16      Lease Agreement dated September 19, 1996 between Benson
                  Zinbarg and Sun Hill Industries, Inc., as amended re: Unit 1B at 48 Union Street, Stamford, CT
       10.17      Lease Agreement dated September 19, 1996 between Benson
                  Zinbarg and Sun Hill Industries, Inc. re: Unit 4 at 48 Union
                  Street, Stamford, CT
       10.18      Lease Agreement dated June 19, 1995 between Benson Zinbarg and Sun Hill Industries, Inc. re: Unit 3 at 48 Union Street,
                  Stamford, CT
       10.19***   Lease Agreement dated November 6, 1995 between Sun Hill
                  Industries, Inc. and 200 Fifth Avenue Associates re: Toy
                  Building Space
       10.20***   Promissory Note of the Company dated January 5, 1996 to Mr.
                  Benson Zinbarg in the principal amount of $50,000 bearing interest at the rate of .75% over the Union Trust Company prime rate.
       10.21***   Promissory Note of the Company dated January 23, 1996 to Mr.
                  Benson Zinbarg in the principal amount of $200,000 bearing interest at the rate of .75% over the Union Trust Company prime rate.
       10.22*** Promissory Note of the Company dated February 1, 1996 to Mr. Benson Zinbarg in the principal amount of $200,000 bearing interest at the rate of .75% over the Union Trust Company prime rate.

       10.23***   Promissory Note of the Company dated February 21, 1996 to Mr.
                  Benson Zinbarg in the principal amount of $175,000 bearing interest at the rate of .75% over the Union Trust Company
                  prime rate.
       10.24***   Promissory Note of the Company dated March 18, 1996 to Mr.
                  Benson Zinbarg in the principal amount of $25,000 bearing
                  interest at the rate of .75% over the Union Trust Company
                  prime rate.
       10.25***   Promissory Note of the Company dated April 16, 1996 to Mr.
                  Benson Zinbarg in the principal amount of $85,000 bearing
                  interest at the rate of .75% over the Union Trust Company
                  prime rate.
       10.26***   Form of Confidentiality Agreement between the Company and its
                  Employees.
       10.27***   Equipment Lease Agreement dated July 7, 1995 between the
                  Company and Vanguard Financial Service Corp. re: Sale lease back of Blow Molds
       10.28***   Rental Agreement between the Company and Working Capital
                  Technologies of America re: computer hardware work stations and related software.
       10.29**    Agency and Sales Agreement between the Company and its
                  principal Asian Supplier re: Exclusive Sales Arrangement for
                  North America
       10.30**    Requirements Agreement dated the 12th day of January 1994
                  between the Company and its Blow Molded Plastics Supplier
       21         Subsidiaries of the Company.
       23.1       Consent of Moore Stephens P.C.
       23.2       Consent of Law Offices of David Gordon
       23.3*      Consent of Aieta & Greco (to be filed by amendment in Exhibit
                  5.1)
----------
*        To be filed by Amendment.
** The confidential portions of such exhibits have been purposefully omitted and made the subject of an application for confidential treatment of even date herewith pursuant to Rule 406 of Regulation C as promulgated under the Securities Act of 1933, as amended.
*** Pursuant to a continuing hardship exemption granted to the Company by the Commission on November 21, 1996 under Rule 202 of Regulation S-T, these exhibits are being filed initially and contemporaneously herewith in paper format.


Item 28.  Undertakings.

      1. The Company hereby undertakes to file, during any period in which offers and sales of its securities are being made, a post-effective amendment to this registration statement to:


      (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (c) Include any additional or changed material information on the plan of distribution.

      2. The Company hereby further undertakes, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. The Company hereby further undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      4. The Company hereby further undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      6. Because the Company will rely on Rule 430A under the Securities Act, the Company hereby further undertakes that:

            (a) For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declares it effective.


            (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Stamford, State of Connecticut on November 21, 1996.

                                        SUN HILL INDUSTRIES, INC.


                                        By /s/ Benson Zinbarg
                                           ---------------------------------
                                           Mr. Benson Zinbarg, President and
                                                Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

          Signature                  Title                      Date
          ---------                  -----                      ----
                           President, Chief Executive
                           Officer, Chief Financial
                           Officer, Principal Account-
/s/ Benson Zinbarg         ing Officer and Director       November 21, 1996
-----------------------
    Benson Zinbarg


/s/ Bernard Spear                                         November 21, 1996
-----------------------
    Bernard Spear          Director


/s/ Ernest D. Fanwick                                     November 21, 1996
-----------------------
    Ernest D. Fanwick      Director


                                                          November 21, 1996
-----------------------
    Robert A. Breakstone   Director